Exhibit 99.7

LETTER OF OFFER

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

This Letter of Offer is being sent to you as an Eligible Shareholder of Wipro Limited (the “Company”) in accordance with the Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, as amended (as defined below). If you require any clarifications about the action to be taken, you should consult your Stock Broker (as defined below) or your investment consultant or the Manager to the Buyback i.e. JM Financial Limited or the Registrar to the Buyback, i.e., KFIN Technologies Limited.

Please refer to the “Definitions” section of this Letter of Offer for the definitions of capitalized terms used herein.

WIPRO LIMITED

Registered Office and Correspondence Address: Doddakannelli, Sarjapur Road, Bengaluru - 560 035, India.

Tel. No.: +91 80 2844 0011

E-mail: corp-secretarial@wipro.com; Website: www.wipro.com

Corporate Identification Number (CIN): L32102KA1945PLC020800

Contact Person: Mr. M Sanaulla Khan, Company Secretary;

Tel. No.: +91 80 2844 0011

E-mail: sanaulla.khan@wipro.com

OFFER TO BUYBACK UP TO 26,96,62,921 (TWENTY SIX CRORE NINETY SIX LAKH SIXTY TWO THOUSAND NINE HUNDRED AND TWENTY ONE ONLY) FULLY PAID-UP EQUITY SHARES OF THE FACE VALUE OF ₹ 2/- (RUPEES TWO ONLY) EACH OF THE COMPANY (“EQUITY SHARES”), REPRESENTING 4.91% OF THE TOTAL NUMBER OF EQUITY SHARES IN THE PAID-UP EQUITY SHARE CAPITAL OF THE COMPANY, FROM ALL THE ELIGIBLE SHAREHOLDERS (AS DEFINED BELOW) OF THE COMPANY AS ON THE RECORD DATE I.E. FRIDAY, JUNE 16, 2023 ON A PROPORTIONATE BASIS, THROUGH THE TENDER OFFER (AS DEFINED BELOW) ROUTE, AT A PRICE OF ₹ 445/- (RUPEES FOUR HUNDRED AND FORTY-FIVE ONLY) PER EQUITY SHARE PAYABLE IN CASH FOR AN AGGREGATE CONSIDERATION OF ₹ 120,00,00,00,000/- (RUPEES TWELVE THOUSAND CRORES ONLY) (THE “BUYBACK”).

1.

The Buyback is in accordance with Article 8.2 of the Articles (as defined below), Sections 68, 69, 70 and 110 and all other applicable provisions, if any, of the Companies Act (as defined below), the SCD Rules (as defined below), Rule 22 of the Management Rules (as defined below), to the extent applicable, and in compliance with the Buyback Regulations and subject to such other approvals, permissions, consents, exemptions and sanctions, as may be necessary, and subject to any modifications and conditions, if any, as may be prescribed by statutory, regulatory or governmental authorities as may be required under applicable laws.

2.

The Buyback Size (as defined below) represents 20.95% and 17.86% of the aggregate of the fully paid-up equity share capital and free reserves as per the latest audited standalone and consolidated financial statements of the Company as of March 31, 2023, respectively, and is within the statutory limit of 25% of the aggregate total paid-up capital and free reserves of the Company, based on both standalone and consolidated audited financial statements of the Company, as per applicable provisions of the Companies Act and Buyback Regulations.

3.

A copy of the Public Announcement (as defined below), and this Letter of Offer (including the Tender Form) will also be available on the websites of the Company, the Securities and Exchange Board of India, the Registrar to the Buyback, the Stock Exchanges and the Manager at https://www.wipro.com/investors/buy-back/, https://www.sebi.gov.in, https://karisma.kfintech.com, www.bseindia.com, www.nseindia.com and www.jmfl.com, respectively.

4.

The Letter of Offer is electronically sent to the registered equity shareholders of the Company as on the Record Date, i.e. Friday, June 16, 2023 (the “Eligible Shareholders”) in accordance with the Buyback Regulations and such other circulars or notifications, as may be applicable. Further, in terms of Regulation 9(ii) of the Buyback Regulations, if the Company receives a request from any Eligible Shareholder to dispatch a copy of the Letter of Offer in physical form, the same shall be provided.

5.

The procedure for tendering and settlement is set out in paragraph 21 on page 51 of this Letter of Offer. The Form of Acceptance-cum-Acknowledgement (the Tender Form) is enclosed together with this Letter of Offer.

6.	For mode of payment of consideration to the Eligible Shareholders, please refer to paragraph 21.23 on page 58 of this Letter of Offer.

7.

Eligible Shareholders are advised to refer to “Details of the Statutory Approvals” (paragraph 18 of page 43) and “Note on Taxation” (paragraph 22 of page 60) before tendering their Equity Shares in the Buyback.

MANAGER TO THE BUYBACK	REGISTRAR TO THE BUYBACK

JM Financial Limited	KFIN Technologies Limited

7th Floor, Cnergy,

Appasaheb Marathe Marg, Prabhadevi,

Mumbai – 400025, Maharashtra, India

Tel.: +91 22 6630 3030; +91 22 6630 3262

Fax: +91 22 6630 3330

Email: wipro.buyback2023@jmfl.com

Website: www.jmfl.com

Contact Person: Ms. Prachee Dhuri

SEBI Regn. No.: INM000010361

Validity Period: Permanent

Corporate Identification Number: L67120MH1986PLC038784

Selenium, Tower- B, Plot No 31 & 32, Financial district, Nanakramguda, Serilingampally, Hyderabad Rangareddy, Telangana State, 500032, India. Tel No: +91 40 67162222
Email: wipro.buyback2023@kfintech.com
Contact Person: Mr. M. Murali Krishna
Fax No.: +91 40 6716 1563
Toll Free No.: 18003094001
Investor Grievance Email: einward.ris@kfintch.com
Website: www.kfintech.com
SEBI Regn. No.: INR000000221
Validity Period: Permanent
Corporate Identification Number: L72400TG2017PLC117649

BUYBACK PROGRAMME

BUYBACK OPENS ON	THURSDAY, JUNE 22, 2023

BUYBACK CLOSES ON	THURSDAY, JUNE 29, 2023

LAST DATE AND TIME FOR RECEIPT OF COMPLETED TENDER FORMS AND OTHER SPECIFIC DOCUMENTS BY THE REGISTRAR TO THE BUYBACK	THURSDAY, JUNE 29, 2023

BUYBACK ENTITLEMENT

CATEGORY OF ELIGIBLE SHAREHOLDERS	Ratio of Buyback (i.e. Buyback Entitlement)*

RESERVED CATEGORY FOR SMALL SHAREHOLDERS	62 Equity Share for every 265 Equity Shares held on the Record Date

GENERAL CATEGORY FOR ALL OTHER ELIGIBLE SHAREHOLDERS	26 Equity Share for every 603 Equity Shares held on the Record Date

*	For further information on Ratio of Buyback as per the Buyback Entitlement in each Category, please refer paragraph 20.5 on page 46 of the Letter of Offer.

ELIGIBLE SHAREHOLDERS CAN ALSO CHECK THEIR ENTITLEMENT ON THE WEBSITE OF THE REGISTRAR TO THE BUYBACK BY FOLLOWING THE STEPS GIVEN BELOW:

1)	Click on https://kosmic.kfintech.com/karisma/buybackofferv2.aspx

2)	Select the name of the Company – ‘Wipro Limited – Buyback 2023’

3)	Select holding type - “Physical” or “NSDL” or “CDSL”

4)	Based on the option selected above, enter your “Folio Number” or “NSDL DPID/Client ID” or “CDSL Client ID”

5)	Enter the Security code and click on Submit

6)	The entitlement will be provided in the pre-filled ‘FORM OF ACCEPTANCE-CUM ACKNOWLEDGEMENT’

TABLE OF CONTENTS

1.	SCHEDULE OF ACTIVITIES	5

2.	DEFINITION OF KEY TERMS	5

3.	DISCLAIMER CLAUSE	9

4.	TEXT OF THE RESOLUTION PASSED AT THE MEETING OF THE BOARD OF DIRECTORS	11

5.	DETAILS OF THE PUBLIC ANNOUNCEMENT	18

6.	DETAILS OF THE BUYBACK	19

7.	INTENTION OF THE PROMOTER AND PROMOTER GROUP AND PERSONS IN CONTROL OF THE COMPANY TO PARTICIPATE IN BUYBACK	21

8.	AUTHORITY FOR THE BUYBACK	25

9.	NECESSITY OF THE BUYBACK	26

10.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE COMPANY	26

11.	BASIS OF CALCULATING THE BUYBACK PRICE	28

12.	SOURCES OF FUNDS FOR THE BUYBACK	29

13.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT DEPOSITED THEREIN	29

14.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN	30

15.	BRIEF INFORMATION OF THE COMPANY	33

16.	FINANCIAL INFORMATION ABOUT THE COMPANY	39

17.	STOCK MARKET DATA	41

18.	DETAILS OF THE STATUTORY APPROVALS	43

19.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES	44

20.	PROCESS AND METHODOLOGY FOR THE BUYBACK	45

21.	PROCEDURE FOR TENDER OFFER AND SETTLEMENT	51

22.	NOTE ON TAXATION	60

23.	DECLARATION BY THE BOARD OF DIRECTORS	66

24.	AUDITORS CERTIFICATE	67

25.	DOCUMENTS FOR INSPECTION	70

26.	DETAILS OF THE COMPLIANCE OFFICER	70

27.	DETAILS OF THE REMEDIES AVAILABLE TO THE EQUITY SHAREHOLDERS/ BENEFICIAL OWNERS	71

28.	DETAILS OF INVESTOR SERVICE CENTRE	71

29.	DETAILS OF THE MANAGER TO THE BUYBACK	72

30.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THIS LETTER OF OFFER	72

31.	OFFER FORM	72

Summary of the Buyback Process for Eligible Shareholders

•   The Letter of Offer and Tender Form, outlining the terms of the Buyback as well as the detailed disclosures as specified in the Buyback Regulations, will be sent through electronic means to Eligible Shareholders who have registered their email IDs with the Depositories/the Company. Further, if the Company receives a request from any Eligible Shareholders, who have not registered their email IDs with the Depositories/ the Company, to dispatch a copy of the Letter of Offer/Tender Form in physical form, the same shall be provided by registered post / speed post/ courier.

Receipt of Tender form	• If the Eligible Shareholder does not receive the Tender Form for any reason, then the same can be downloaded from the link https://www.wipro.com/investors/buy-back/.

•   The Eligible Shareholder may also approach and request KFIN Technologies Limited, the Registrar to the Buyback for a duplicate Tender Form. The contact details of the Registrar are on page 44, of this Letter of Offer.

Tendering Period	• Eligible Shareholders can tender their Equity Shares in the Buyback only during the Tendering Period, which commences on Thursday, June 22, 2023 and ends on Thursday, June 29, 2023.

• Eligible Shareholders can only participate in the Buyback by placing a bid through a Stock Broker registered either with the BSE or the NSE.

• Eligible Shareholders are required to instruct their respective Stock Broker of the details of the Equity Shares intended to be tendered under the Buyback.

Tendering Equity Shares in the Buyback

•   Please note instructions can be provided through delivery instruction slip/phone/online depending on the facility provided by your Stock Broker. We urge you to contact your Stock Broker in advance to understand the requirements of placing a bid.

•   In accordance with applicable law, a lien shall be marked by the Stock Broker in the demat account of the Eligible Shareholder for the shares tendered in Tender Offer. Details of such lien marked shares in the demat account of the Eligible Shareholder shall be provided by the Depositories to the Clearing Corporation.

• Upon placing the bid, the Stock Broker will provide the TRS (as defined below) generated by the stock exchange bidding system to the Eligible Shareholder.

Confirmation by Stock Broker	• On receipt of TRS, the Eligible Shareholder has successfully tendered Equity Shares in the Buyback.

• Please note that an Eligible Shareholder participating through online website platform of the Stock Broker may receive an acknowledgement in place of a TRS.

Submission of Tender Form

•   In addition to placing the bid through the Stock Broker, Eligible Shareholder’s holding Equity Shares in physical form should submit the duly filled in and signed Tender Form, TRS and requisite documents to the Registrar to the Buyback before 5pm on Thursday, June 29, 2023.

• Eligible Shareholders tendering dematerialized Equity Shares under the Buyback are not required to submit the Tender Form and the TRS to the Registrar.

•   The Acceptance (as defined below) of Equity Shares tendered by an Eligible Shareholder in the Buyback is subject to the provisions of the Buyback Regulations and the terms and conditions contained in this Letter of Offer.

•   Eligible Shareholders must ensure that their demat account(s) is active and unblocked for release of unaccepted shares and that their bank account is linked with their demat account for credit of remittance on Acceptance of Equity Shares under the Buyback.

Receipt of Buyback consideration & return of unaccepted shares	• Post completion of the Buyback, the Company will inform the Eligible Shareholders of payment of Buyback consideration and release of unaccepted shares through the Public Announcement.

•   As per the provisions of the Buyback Regulations, the Company will pay gross amount i.e. number of Equity Shares Accepted multiplied by the Buyback Price (₹ 445/- per Equity Share) for the Accepted Equity Shares to the Clearing Corporation of the Stock Exchanges (as defined below).

• Eligible Shareholder(s) whose Equity Shares have been Accepted under the Buyback will directly receive the consideration from the Clearing Corporation/Stock Broker.

•   Eligible Shareholder(s) should consult their respective Stock Broker for any cost, applicable taxes, charges and expenses (including brokerage, securities transaction tax and stamp duty) etc., that may be levied by the Stock Broker for tendering Equity Shares in the Buyback. Such additional costs, charges and expenses (including brokerage, securities transaction tax and stamp duty) are to be borne solely by the Eligible Shareholder and the Company will not be responsible to bear or pay the same.

Please refer to section 2 for defined terms and section 21 of this Letter of Offer for detailed procedure to be followed by Eligible Shareholders for tendering in the Buyback Offer

The above is not an exhaustive description of the buyback process or of the terms and conditions thereof and is only intended to assist the Eligible Shareholders by serving as a high level summary. The above is not intended to be and cannot be a substitute for the detailed terms and conditions contained in this Letter of Offer. All shareholders of the Company are requested to read the entire Letter of Offer and Notice to Holders of Wipro Limited American Depository Shares for an understanding of the Buyback process (including the taxation provisions as also provisions relating to Non-Resident shareholders) and terms and conditions of the Buyback. Please consult your respective legal/tax/other advisors prior to participation in the Buyback. If you require any clarifications about actions to be taken, you should consult your Stock Broker or your investment consultant or the Manager to the Buyback i.e. JM Financial Limited or the Registrar to the Buyback i.e. KFIN Technologies Limited.

1.	SCHEDULE OF ACTIVITIES

Activity	Date	Day
Date of the Board Meeting to approve the proposal for Buyback of Equity Shares	April 27, 2023	Thursday
Date of declaration of results of the postal ballot through remote e-voting for special resolution by the Equity Shareholders, approving the Buyback	June 02, 2023	Friday
Date of publication of Public Announcement for the Buyback	June 05, 2023	Monday
Record Date for determining the Buyback Entitlement and the names of Eligible Shareholders	June 16, 2023	Friday
Last date for dispatch of Letter of Offer	June 20, 2023	Tuesday
Buyback Opening Date	June 22, 2023	Thursday
Buyback Closing Date	June 29, 2023	Thursday
Last date for the receipt of completed Tender Forms and other specified documents including physical share certificates (as applicable) by the Registrar to the Buyback	June 29, 2023	Thursday
Last date of verification by the Registrar to the Buyback	July 03, 2023	Monday
Last date for providing Acceptance/non-Acceptance of tendered Equity Shares to the Stock Exchanges by the Registrar to the Buyback	July 05, 2023	Wednesday
Last date for settlement of bids on the Stock Exchanges	July 06, 2023	Thursday
Last date for return of unaccepted Equity Shares by Stock Exchanges to Eligible Shareholders/Stock Brokers	July 06, 2023	Thursday
Last date for payment of consideration to Eligible Shareholders who participated in the Buyback	July 06, 2023	Thursday
Last date for extinguishment of Equity Shares	July 17, 2023	Monday

Note: Where last dates are mentioned for certain activities, such activities may happen on or before the respective last dates.

2.	DEFINITION OF KEY TERMS

This Letter of Offer uses certain definitions and abbreviations which, unless the context otherwise indicates, implies or specifies otherwise, shall have the meaning as provided below. References to any legislation, act, regulations, rules, guidelines or policies shall be to such legislation, act, regulations, rules, guidelines or policies as amended, supplemented, or re-enacted from time to time and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision.

“Acceptance/Accept/ Accepted”	Acceptance of fully paid-up Equity Shares tendered by Eligible Shareholders in the Buyback.

“Additional Equity Shares”	Additional Equity Shares tendered by an Eligible Shareholder over and above the Buyback Entitlement of such Eligible Shareholder not exceeding the Equity Shares held by such Eligible Shareholder as on the Record Date.

“ADRs”	American Depositary Receipts.

“ADSs”	American Depositary Shares.

“Articles”	Articles of Association of the Company.

“Board”/ “Board of Directors”	Board of Directors of the Company (which term shall include any committee constituted and authorized by the Board pursuant to its resolution dated April 27, 2023 to exercise its powers, in connection with the Buyback).

“Board Meeting”	Meeting of the Board of Directors held on April 27, 2023.

“BSE”	BSE Limited.

“Buyback/Offer”	Offer by the Company to buyback up to a maximum of 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fully paid-up Equity Shares at the Buyback Price from Eligible Shareholders, through the Tender Offer route through the stock exchange mechanism in terms of the Buyback Regulations read with the SEBI Circulars, on a proportionate basis.

“Buyback Closing Date”	Thursday, June 29, 2023

“Buyback Committee”	The Buyback Committee comprising Mr. Deepak M Satwalekar, Independent Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. Dipak Kumar Bohra, Senior Vice President- Finance, and Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, constituted and authorized for the purposes of the Buyback by the resolution dated April 27, 2023 of the Board of Directors.

“Buyback Entitlement”	The number of Equity Shares that an Eligible Shareholder is entitled to tender in the Buyback, based on the number of Equity Shares held by such Eligible Shareholder, on the Record Date and the ratio of Buyback applicable to the category, to which such Eligible Shareholder belongs.

“Buyback Opening Date”	Thursday, June 22, 2023

“Buyback Period”	The period between the date of declaration of results of the postal ballot through remote e-voting to authorize the Buyback i.e. June 02, 2023 and the date on which the payment of consideration to the shareholders, whose Equity Shares have been Accepted under the Buyback, will be made, i.e. on or before July 06, 2023

“Buyback Price”	Price at which Equity Shares will be bought back from the Eligible Shareholders i.e. ₹ 445/- (Rupees Four Hundred and Forty-Five only) per fully paid up Equity Share, payable in cash.

“Buyback Regulations”	The Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018 including any statutory modifications or re- enactments thereof.

“Buyback Size”	Maximum number of Equity Shares proposed to be bought back (i.e. 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) Equity Shares) multiplied by the Buyback Price (i.e. ₹ 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share) payable in cash for an aggregate consideration of ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only).

“CDSL”	Central Depository Services (India) Limited.

“Clearing Corporation”	Indian Clearing Corporation Limited or the NSE Clearing Limited (formerly known as National Securities Clearing Corporation Limited), as applicable.

“Companies Act”	The Companies Act, 2013, together with the Rules, as amended.

“Company’s Broker”	JM Financial Services Limited.

“Company Demat Account”	Demat account of the Company designated for the Buyback.

“Depositories”	Collectively, the CDSL and NSDL.

“Designated Stock Exchange”	The designated stock exchange for the Buyback, being the BSE.

“DP”	Depository Participant.

“Eligible Shareholder(s)”	Equity Shareholders eligible to participate in the Buyback as on the Record Date

“Equity Shares”	Fully paid-up equity shares of face value of ₹ 2/- (Rupees Two only) each of the Company.

“Equity Shareholder(s)”	Holder(s) of the fully paid-up Equity Shares including beneficial owner(s) thereof.

“Escrow Account”	The Escrow Account titled “WIPRO – BUYBACK 2023 – ESCROW ACCOUNT” bearing account number 57500001240596 opened with the Escrow Agent, in accordance with the Escrow Agreement.

“Escrow Agent”	HDFC Bank Limited

“Escrow Agreement”	The escrow agreement dated June 05, 2023 entered into amongst the Company, the Escrow Agent and the Manager.

“FII(s)”	Foreign Institutional Investor(s)

“FPI(s)”	Foreign Portfolio Investor(s)

“GST”	Goods and Services Tax.

“HUF”	Hindu Undivided Family.

“Income Tax Act”	Indian Income-tax Act, 1961, as amended.

“Letter of Offer”	This letter of offer dated June 20, 2023, filed with SEBI in accordance with the Buyback Regulations.

“LODR Regulations”	SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended from time to time.

“Management Rules”	Companies (Management and Administration) Rules, 2014.

“Manager to the Buyback/Manager”	JM Financial Limited.

“Non-Resident Shareholders”	Includes NRIs, Foreign Institutional Investors (FIIs), Foreign Portfolio Investors (FPIs), OCB and Foreign Nationals.

“NRI”	Non Resident Indian.

“NSDL”	National Securities Depository Limited.

“NSE”	National Stock Exchange of India Limited.

“NYSE”	New York Stock Exchange.

“OCB”	Erstwhile Overseas Corporate Bodies.

“PAN”	Permanent Account Number.

“Postal Ballot Notice”	Notice of postal ballot dated April 27, 2023 for obtaining approval for the Buyback from the shareholders of the Company.

“Promoter and Promoter Group”	Promoter and promoter group as have been disclosed under the filings made by the Company under the LODR Regulations, and the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, as amended.

“Public Announcement”	Public announcement dated June 02, 2023 regarding the Buyback, published in accordance with Regulation 7(1) of the Buyback Regulations on June 05, 2023 in Business Standard, an English national daily, Business Standard, a Hindi national daily, and Hosa Digantha, a Regional language daily.

“RBI”	Reserve Bank of India.

“Record Date”	Friday, June 16, 2023, being the date for the purpose of determining the Buyback Entitlement and the names of the Eligible Shareholders to whom the Letter of Offer and Tender Form will be sent electronically, and who are eligible to participate in the proposed Buyback in accordance with the Buyback Regulations.

“Registrar”	KFIN Technologies Limited, registrar to the Buyback.

“Rules”	Rules notified under Companies Act, 2013, as amended.

“SCD Rules”	The Companies (Share Capital and Debenture) Rules, 2014.

“SEBI”	The Securities and Exchange Board of India.

“SEBI Circulars”	SEBI circular bearing number CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016 and SEBI circular SEBI/HO/CFD/DCR- III/CIR/P/2021/615 dated August 13, 2021, and circular bearing number SEBI/HO/CFD/PoD-2/P/CIR/2023/35 dated March 08, 2023 as may be amended from time to time.

“Small Shareholder”	An Eligible Shareholder, who holds Equity Shares of market value not more than ₹ 2,00,000/- (Rupees Two Lakhs only), on the basis of closing price on the recognized stock exchange registering the highest trading volume, as on the Record Date.

“Stock Broker(s)”	A stock broker (who is a member of the BSE and/or NSE) of an Eligible Shareholder, through whom such Eligible Shareholder can participate in the Buyback.

“Stock Exchanges”	BSE and NSE, being the stock exchanges where the Equity Shares of the Company are listed.

“STT”	Securities transaction tax.

“Tender Form/ Form(s)”	Form of Acceptance–cum–Acknowledgement, enclosed with this Letter of Offer on page 72.

“Tender Offer”	Method of buyback as defined in Regulation 4(iv) of the Buyback Regulations.

“Tendering Period”	Period of 5 (Five) Working Days from the Buyback Opening Date till the Buyback Closing Date (both days inclusive).

“TRS”	Transaction Registration Slip.

“Working Day”	Working Day as defined under the Buyback Regulations.

3.	DISCLAIMER CLAUSE

As required, a copy of this Letter of Offer has been submitted to SEBI. It is to be distinctly understood that submission of this Letter of Offer to SEBI should not, in any way, be deemed or construed that the same has been cleared or approved by SEBI. SEBI does not take any responsibility either for the financial soundness of the Company to meet the Buyback commitments or for the correctness of the statements made or opinions expressed in this Letter of Offer. The Manager to the Buyback has, by certificate issued to SEBI dated June 20, 2023, certified that the Buyback is in compliance with the Buyback Regulations and this Letter of Offer contains the disclosures under the Buyback Regulations.

It should also be clearly understood that while the Company is primarily responsible for the correctness, adequacy and disclosure of all relevant information in this Letter of Offer, the Manager to the Buyback is expected to exercise due diligence to ensure that the Company discharges its duty adequately in this behalf and towards this purpose. Pursuant to this requirement, the Manager to the Buyback, JM Financial Limited, has furnished to SEBI a due diligence certificate dated June 20, 2023 in accordance with Buyback Regulations, which reads as follows:

“We have examined various documents and materials relevant to the Buyback as part of the due diligence carried out by us in connection with the finalization of the Public Announcement and the Letter of Offer dated June 20, 2023. On the basis of such examination and the discussions with the Company, we hereby state that:

•	The Public Announcement and the Letter of Offer are in conformity with the documents, materials and papers relevant to the Buyback;

•	All the legal requirements connected with the said offer including the SEBI (Buy-Back of Securities) Regulations, 2018, as amended, have been duly complied with.

•

The disclosures in the Public Announcement and the Letter of Offer are, to the best of our knowledge, true, fair and adequate in all material respects for the shareholders of the Company to make a well informed decision in respect of the Buyback.

•	Funds used for Buyback shall be as per the provisions of the Companies Act.”

The filing of this Letter of Offer with SEBI, does not, however, absolve the Company from any liabilities under the provisions of the Companies Act, or from the requirement of obtaining such statutory or other clearances as may be required for the purpose of the proposed Buyback.

The Promoter and Promoter Group/Board of Directors declare and confirm that no information/ material likely to have a bearing on the decision of Eligible Shareholders has been suppressed/withheld and/or incorporated in the manner that would amount to mis-statement/misrepresentation and in the event of it transpiring at any point of time that any information/material has been suppressed/withheld and/or amounts to a mis-statement/misrepresentation, the Promoter and Promoter Group/Board of Directors and the Company shall be liable for penalty in terms of the provisions of the Companies Act and the Buyback Regulations.

The Promoter and Promoter Group/Board of Directors also declare and confirm that funds borrowed from banks and financial institutions will not be used for the Buyback.

Special Notice to Security Holder of the Company in the United States of America

The Buyback is being made for securities of an Indian company and is subject to the laws of India. It is important for U.S. securities holders to be aware that the Buyback is subject to the Tender Offer laws and regulations in India that are different from those in the U.S. and documents related to the Buyback will be prepared in accordance with Indian format and style, which differs from customary U.S. format and style. Certain of the U.S. federal securities laws apply to the Buyback as there are U.S. holders of Equity Shares and ADSs. The Buyback is being treated in the U.S. as one to which the “Tier I” exemption mentioned in Rule 13e-4(h)(8) under the Securities Exchange Act of 1934, as amended, is applicable.

Disclaimer for Persons in Other Foreign Countries other than the United States

This Letter of Offer does not in any way constitute an offer to sell, or an invitation to sell, any securities in any jurisdiction in which such offer or invitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation would subject the Company or the Manager to the offer to make any new or additional requirements or registration.

This Letter of Offer together with the Public Announcement that was published on June 05, 2023 in connection with this Buyback, were prepared for the purposes of compliance with applicable Indian laws and regulations. Accordingly, the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of India. The Company and the Manager to the Buyback are under no obligation to update the information contained herein at any time after the date of this Letter of Offer. This Letter of Offer does not and will not in any way constitute an offer in any form, or an invitation in any form to subscribe/purchase/sell, any securities of the Company in any jurisdiction, or as a solicitation or an invitation in any form to subscribe/purchase/sell any securities including the Equity Shares of the Company.

No action has been or will be taken to permit the Buyback in any jurisdiction where action would be required for that purpose. This Letter of Offer has been dispatched electronically to all shareholders whose names appeared on the records of the depository, as of the Record Date. However, receipt of the Letter of Offer by any Eligible Shareholder in a jurisdiction in which it would be illegal to make this offer, or where making this offer would require any action to be taken (including, but not restricted to, registration of this Letter of Offer under any local securities laws), shall not be treated by such Eligible Shareholder as an offer being made to them and shall be construed by them as being sent for information purposes only.

Persons in possession of this Letter of Offer are required to inform themselves of any relevant restrictions in their respective jurisdictions. Any Eligible Shareholder who tenders his, her or its Equity Shares in the Buyback shall be deemed to have declared, represented, warranted and agreed that he, she or it is authorized under the provisions of any applicable local laws, rules, regulations and statutes to participate in the Buyback.

Forward-Looking Statements

This Letter of Offer contains certain forward-looking statements. These forward-looking statements generally can be identified by words or phrases such as ‘aim’, ‘anticipate’, ‘believe’, ‘expect’, ‘estimate’, ‘intend’, ’objective’, ‘plan’, ‘project’, ‘will’, ‘will continue’, ‘will pursue’, or other words or phrases of similar import. Similarly, statements that describe the Company’s strategies, objectives, plans or goals expectations regarding stock price, the ability to participate in the Buyback and expectations regarding repurchases are also forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions about the Company that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

Actual results may differ materially from those suggested by forward-looking statements due to risks or uncertainties associated with expectations relating to, inter alia, regulatory changes pertaining to the industries in which the Company operates and its ability to respond to them, the ability to successfully implement strategies, growth and expansion, technological changes, exposure to market risks, general economic and political conditions in India or other key markets where the Company operates which have an impact on business activities or investments, the monetary and fiscal policies, inflation, deflation, unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices, the performance of the financial markets in India or globally, changes in domestic laws, regulations and taxes and changes in competition in the industries in which the Company operates.

Certain figures contained in this Letter of Offer, including financial information, have been subject to rounding-off adjustments. All decimals have been rounded off to two decimal points. In certain instances, (i) the sum or percentage change of such numbers may not conform exactly to the total figure given; and (ii) the sum of the numbers in a column or row in certain tables may not conform exactly to the total figure given for that column or row.

4.	TEXT OF THE RESOLUTION PASSED AT THE MEETING OF THE BOARD OF DIRECTORS

The Buyback through Tender Offer has been authorised and approved by the Board of Directors at the Board Meeting. The extracts of the Board resolution are as follows:

“RESOLVED THAT pursuant to the provisions of Article 8.2 of the Articles of Association of Wipro Limited (the “Company”) and the provisions of Sections 68, 69 and 70 and all other applicable provisions, if any, of the Companies Act, 2013, as amended (the “Companies Act”), the Companies (Share Capital and Debentures) Rules, 2014 to the extent applicable, and in compliance with the Securities and Exchange Board of India (Buy-Back of Securities) Regulations, 2018, (the “Buyback Regulations”), including any amendments, statutory modifications or re-enactments for the time being in force, and subject to such other approvals, permissions and sanctions as may be necessary and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board of Directors of the Company (hereinafter referred to as the “Board”, which expression shall include any committee constituted by the Board to exercise its powers, including the powers conferred by this resolution), and subject to the approval of the shareholders of the Company by way of a special resolution through a postal ballot, the Board hereby approves the buyback by the Company of up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fully paid-up equity shares of Rs. 2/- (Rupees Two only) each of the Company (“Equity Shares”) representing up to 4.91% of the total paid-up Equity Share capital of the Company at a price of 445/- (Rupees Four Hundred and Forty Five only) per Equity Share (“Buyback Price”) payable in cash for an aggregate amount of up to Rs. 120,00,00,00,000 (Rupees Twelve Thousand Crores only) (“Buyback Size”), which is 20.95% and 17.86% respectively of the fully paid-up Equity Share capital and free reserves as per the latest audited standalone and consolidated financial statements of the

Company as at March 31, 2023, on a proportionate basis through the “tender offer” route as prescribed under the Buyback Regulations, to all of the shareholders of the Company who hold Equity Shares as of the record date (the “Record Date”) (“Buyback”) and the Buyback Size does not include transaction costs viz. brokerage, applicable taxes such as Buyback tax, securities transaction tax, GST, stamp duty, expenses incurred or to be incurred for the Buyback like filing fees payable to the Securities and Exchange Board of India (“SEBI”), advisors/legal fees, public announcement publication expenses, printing and dispatch expenses and other incidental and related expenses, etc.

RESOLVED FURTHER THAT all of the shareholders of the Company will be eligible to participate in the Buyback including: (i) promoters and promoter group of the Company (including members thereof) and their associates who hold Equity Shares as of the Record Date, persons in control (including such persons acting in concert) who hold Equity Shares as of the Record Date; and (ii) holders of American Depositary Receipts of the Company (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing Equity Shares of the Company who cancel any of their ADSs and withdraw the underlying Equity Shares prior to the Record Date such that they become shareholders of the Company and hold Equity Shares as of the Record Date.

RESOLVED FURTHER THAT the Buyback shall have reservation for small shareholders in accordance with the provisions of the Buyback Regulations.

RESOLVED FURTHER THAT the Company shall implement the Buyback using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI vide circular CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016, read with SEBI Circular SEBI/HO/CFD/DCR-III/CIR/P/2021/615 dated August 13, 2021 including any amendments or statutory modifications for the time being in force.

RESOLVED FURTHER THAT the Buyback from the shareholders who are residents outside India including Foreign Corporate Bodies (including erstwhile Overseas Corporate Bodies), Foreign Institutional Investors/Foreign Portfolio Investors, Non-Resident Indians, shareholders of foreign nationality and holders of ADRs, shall be subject to such approvals, if any and to the extent required from the concerned authorities including approvals from the Reserve Bank of India (“RBI”) under the Foreign Exchange Management Act, 1999 and the rules and regulations framed thereunder, and that such approvals shall be required to be taken by such non-resident shareholders.

RESOLVED FURTHER THAT the Buyback would be subject to the condition of maintaining minimum public shareholding requirements as specified in Regulation 38 of the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements), Regulations 2015 (“Listing Regulations”).

RESOLVED FURTHER THAT the amount required by the Company for the Buyback is intended to be met out of the Company’s current balances of cash and cash equivalents and/or internal accruals of the Company (and not from any borrowed funds) and on such terms and conditions as the Board may decide from time to time at its absolute discretion.

RESOLVED FURTHER THAT in terms of the Buyback Regulations, in the event of non-fulfilment of the obligations under the Buyback Regulations by the Company, the escrow account in full or in part shall be forfeited and distributed pro rata amongst the security-holders who accepted the offer and balance if any shall be utilized for investor protection in accordance with Buyback Regulations.

RESOLVED FURTHER THAT the Board hereby confirms that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion:

a)

that immediately following the date on which the meeting of the Board is convened, i.e. April 27, 2023, or following the date which the results of the shareholders’ resolution will be declared (“Postal Ballot Resolution”), approving the Buyback, there will be no grounds on which the Company could be found unable to pay its debts;

b)

that as regards the Company’s prospects for the year immediately following the date on which the meeting of the Board is convened, i.e. April 27, 2023, or the Postal Ballot Resolution that, having regard to the Board’s intentions with respect to the management of the Company’s business during that year and to the amount and character of the financial resources which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the Board Meeting, i.e. April 27, 2023, or the Postal Ballot Resolution; and

c)

that in forming an opinion for the above purposes, the Board has taken into account the liabilities as if the Company were being wound up under the provisions of the Companies Act 1956, the Companies Act, 2013 or the Insolvency and Bankruptcy Code, 2016 (including prospective and contingent liabilities).

RESOLVED FURTHER THAT draft auditors certificate is hereby noted and Declaration of Solvency prepared in the prescribed form and supporting affidavit and other documents, placed before the meeting be and is hereby approved and Mr. Rishad Premji, Chairman, and Mr. Thierry Delaporte, CEO and Managing Director, be and are hereby authorized to sign the same, for and on behalf of the Board and file the same with the Registrar of Companies and the Securities and Exchange Board of India in accordance with applicable law.

RESOLVED FURTHER THAT the Board hereby confirms that:

a)	all the Equity Shares of the Company are fully paid-up;

b)

the Company shall not issue any Equity Shares or specified securities including by way of bonus, from the date of Postal Ballot Resolution for special resolution passed by the shareholders approving the proposed Buyback until the date of expiry of the Buyback period;

c)	except in discharge of its subsisting obligations, the Company shall not raise further capital for a period of six months or one year from the expiry of the Buyback period, as per applicable laws;

d)	the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares until the pendency of the lock-in or till the Equity Shares become transferable;

e)

the Company shall not buyback its Equity Shares from any person through negotiated deal whether on or off the stock exchanges or through spot transactions or through any private arrangement in the implementation of the Buyback;

f)

there are no defaults subsisting in the repayment of any deposits (including interest payable thereon), redemption of debentures or preference shares, payment of dividend or repayment of any term loans to any financial institution or banks (including interest payable thereon);

g)	that the Company has been in compliance with Sections 92, 123, 127 and 129 of the Companies Act;

h)

the aggregate amount of the Buyback, i.e. up to Rs. 120,00,00,00,000 (Rupees Twelve Thousand Crores only), does not exceed 25% of the aggregate of the total paid-up capital and free reserves of the Company as per the latest audited standalone or consolidated financial statement of the Company respectively as at March 31, 2023, whichever sets out a lower amount;

i)

the maximum number of Equity Shares proposed to be purchased under the Buyback, up to 26,96,62,921 Equity Shares (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only), does not exceed 25% of the total number of Equity Shares in the paid-up Equity Share capital as per the latest audited standalone or consolidated financial statement of the Company as at March 31, 2023, whichever sets out a lower amount;

j)	the Company shall not make any offer of buyback within a period of one year reckoned from the date of expiry of the Buyback period;

k)	there is no pendency of any scheme of amalgamation or compromise or arrangement pursuant to the provisions of the Companies Act, as on date;

l)	the Company shall not undertake the Buyback unless it has obtained the prior consent of its lenders in case of a breach of any covenant with such lenders;

m)

the ratio of the aggregate of secured and unsecured debts owed by the Company shall not be more than twice the paid-up Equity Share capital and free reserves, after the Buyback, based on both standalone or consolidated financial statements of the Company, whichever sets out a lower amount;

n)

the Company shall not directly or indirectly purchase its Equity Shares through any subsidiary company including its own subsidiary companies or through any investment company or group of investment companies.

o)	the Company shall not use borrowed funds from banks or financial institutions in fulfilling its obligations under the Buyback; and

p)	the Company shall not withdraw the Buyback offer after the public announcement of the Buyback is made.

RESOLVED FURTHER THAT no information and material that is likely to have a bearing on the decision of investors has been suppressed or withheld and/or incorporated in the manner that would amount to a mis-statement or misrepresentation and in the event of it transpiring at any point of time that any information/material has been suppressed or withheld and/or amounts to a mis-statement or misrepresentation, the Board and the Company shall be liable for penalty in terms of the provisions of the Companies Act and the Buyback Regulations.

RESOLVED FURTHER THAT JM Financial Limited (the “Merchant Banker”) be and is hereby appointed as the merchant banker for the purposes of the Buyback in accordance with the terms of the Buyback Regulations, on such terms and conditions as may be mutually agreed between the Merchant Banker and the Company.

RESOLVED FURTHER THAT JM Financial Services Limited (the “Broker”) be and is hereby appointed as the registered broker to the Company to facilitate the process of tendering of Equity Shares through the Stock Exchange mechanism for the Buyback in accordance with and to undertake the Buyback using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI vide circular CIR/CFD/POLICYCELL/1/2015 dated April 13, 2015 read with SEBI circular CFD/DCR2/CIR/P/2016/131 dated December 9, 2016, read with SEBI Circular SEBI/HO/CFD/DCR-III/CIR/P/2021/615 dated August 13, 2021 on such terms and conditions as may be mutually agreed between the Broker and the Company, and the Company do hereby open a broking account and depository account with the Broker for the purposes of the Buyback.

RESOLVED FURTHER THAT KFIN Technologies Limited (“Registrar”) be and is hereby appointed as the Registrar and Share Transfer Agent for the purposes of the Buyback, on such terms and conditions as may be mutually agreed between the Registrar and the Company.

RESOLVED FURTHER THAT Cyril Amarchand Mangaldas, Advocates and Solicitors, be and is hereby appointed as the Company’s legal counsel to the Buyback (“Indian Legal Counsel”), on such terms and conditions as may be mutually agreed between the Indian Legal Counsel and the Company.

RESOLVED FURTHER THAT Wilson Sonsini Goodrich & Rosati, P.C., be and is hereby appointed as the Company’s international legal counsel to the Buyback (“International Legal Counsel”), on such terms and conditions as may be mutually agreed between the International Legal Counsel and the Company.

RESOLVED FURTHER THAT the Company shall in accordance with the provisions of the Buyback Regulations, open an escrow account (“Escrow Account”) and special account (“Special Bank Account”) with a bank and deposit therein, such sums as required under the Buyback Regulations, and to make up the entire sums due and payable as consideration for the Buyback.

RESOLVED FURTHER THAT Mr. Rishad Premji, Chairman, Mr. Thierry Delaporte, CEO and Managing Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. Dipak Kumar Bohra, Senior Vice President- Finance, and Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, be and are hereby severally authorized to finalize the terms and conditions of appointment and engagement (including settling their remuneration/payment of commission, brokerage fees and charges) of the Merchant Banker, Broker, Indian Legal Counsel, International Legal Counsel, escrow agent, Registrar, Special Bank Account and stock exchange(s) for availing its tendering mechanism, and execute, negotiate, finalize, amongst other things account opening forms, agreements (including escrow agreements) and perform/execute such acts, deeds, documents, letters and things in the name of and on behalf of the Company, in connection with the foregoing (including making deposits with the escrow agent and permitting the Merchant Banker to operate the escrow accounts opened for the purposes of the Buyback), and appoint and finalize the terms of appointment of advertising agencies, media agencies, printers, consultants or representatives or entities as may be required and deciding and settling their remuneration including by the payment of commission brokerage, fee and charges and entering into agreements and letters in respect thereof and open and close all necessary accounts such as broking account(s), depository account(s), escrow account(s) and bank account(s) as per applicable laws and Buyback Regulations;

RESOLVED FURTHER THAT Mr. Rishad Premji, Chairman, Mr. Thierry Delaporte, CEO and Managing Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. Dipak Kumar Bohra, Senior Vice President- Finance and Mr. M Sanaulla Khan, Senior Vice President and Company Secretary be and are hereby severally authorized to approve, execute, file and issue all necessary applications, resolutions, confirmations, forms (including e-forms), intimations, disclosures, announcements, documents, declarations, undertakings, forms and reports with the appropriate authorities or any third parties as may be relevant in the context of the Buyback including the supplemental disclosures to holders of ADRs/ADSs (the “Supplemental Letter”) and provide all necessary information and documents to, and representing the Company before, SEBI, stock exchanges, Registrar of Companies and other relevant regulatory authorities and/or third parties, including, statutory auditors, in relation to the Buyback and take all actions for obtaining all necessary certificates and reports from statutory auditors and other third parties as required under applicable law and generally to do all such acts, deeds, matters and things that may be required in connection with the Buyback or for matters incidental thereto.

RESOLVED FURTHER THAT a committee (the “Buyback Committee”) comprising Mr. Deepak M Satwalekar, Independent Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. Dipak Kumar Bohra, Senior Vice President- Finance, and Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, be constituted for the purposes of the Buyback to do all such acts, deeds, matters and things, as it may, in its absolute discretion, deem necessary, expedient, usual or proper, in the best interest of the Company and its shareholders in connection with the Buyback, including but not limited to:

a)	seeking all regulatory approvals, if any, including of SEBI and the RBI for implementing the Buyback;

b)	deciding and announcing the Record Date for the purpose of Buyback;

c)	appointing, authorizing, entering into agreements with and issuing necessary instructions to the investor service centre and escrow agent;

d)	opening one or more bank accounts, including an escrow account and special account as required, and entering into agreements with and to give instructions to the bankers in connection therewith;

e)

finalizing the terms and timeline of the Buyback including the entitlement ratio, opening date and closing date of the offer period and the timeframe for completing the Buyback and re-affirming declaration of solvency as and when required;

f)	deciding and appointing the BSE Limited and/or the National Stock Exchange of India Limited as designated stock exchange(s) for the Buyback;

g)

taking such actions or measures as may then be deemed desirable to provide each holder of ADSs with an opportunity to cancel and withdraw the underlying Equity Shares of any such ADSs prior to the Record Date to enable such holder to participate in the Buyback. Such actions or measures may include, but are not limited to: (i) preparing and delivering information to each such holder or representative(s) thereof to enable such holder of ADSs to determine whether to cancel and withdraw the underlying Equity Shares in light of the Buyback, including any modifications, amendments or supplements to the Supplemental Letter; (ii) informing holders of ADSs that they will need to establish a Brokerage Account in India to take delivery of the Equity Shares, and (iii) informing holders of ADRs that they must submit the desired ADSs to the ADR depositary for cancellation and withdraw the Equity Shares no later than 3 (three) New York business days prior to the record date;

h)

depositing and/or instructing the deposit of the requisite amount into escrow and finalizing the composition/combination of such deposit into escrow in accordance with the provisions of Regulation 9 of the Buyback Regulations (including cash deposit or arranging for bank guarantee including the amounts of the cash deposit and the bank guarantee) and the escrow agreement entered into with the escrow agent;

i)

preparing, finalizing, dating, approving, modifying, signing (in accordance with applicable law), issuing, re-issuing and filing with the appropriate statutory/other authorities the public announcement, letter of offer and all other documents, resolutions, advertisements, confirmations, intimations and declarations, and the certificate for extinguishment and physical destruction of shares certificates, if any, and other documents required in connection with the Buyback upon receiving the requisite shareholder approval for the Buyback, and causing the declaration of solvency and supporting affidavit to be executed in accordance with applicable law and such alterations, additions, omissions, variations, amendments or corrections will be deemed to have been approved by the Board of Directors;

j)

taking all actions to verify offers and acceptances received, finalize the basis of acceptance, pay the shareholders consideration for shares bought back, approve split of physical share certificates and transfer of shares, extinguish dematerialised shares and ensure the physical destruction of the share certificates with respect to the Equity Shares bought back by the Company;

k)	uploading all required information such as details of the Equity Shares bought back on the website and filing the same with the stock exchanges as required under applicable law;

l)	settling and resolving any queries raised by SEBI, stock exchanges, Registrar of Companies and any other authorities whatsoever in connection to any matter incidental to and ancillary of the Buyback;

m)	creating and maintaining requisite statutory registers and records as required under the Companies Act and to furnish appropriate returns to the appropriate authorities;

n)	closing the Buyback and completing all the required formalities as specified under the Companies Act, Buyback Regulations and the Listing Regulations and other applicable laws;

o)

altering, modifying, amending the appointment/engagement and terms and conditions (including terms pertaining to remuneration/payment of commission, brokerage fees and charges) of the intermediaries and other third parties appointed for the Buyback;

p)

doing such other acts, deeds, matters or things, and executing such documents, forms, letters, confirmations, including the execution of documents under common seal of the Company as may be required, and taking all steps as may be necessary to sign, submit and file all necessary forms, letters, applications, e-forms and other documents as may be necessary or desirable in connection with or incidental to the Buyback or as they may in their absolute discretion, deem necessary, expedient, usual or proper or are necessary, expedient, usual or proper with regard to the implementation in connection with or in furtherance of the Buyback; and

q)	delegating all or any of the authorities conferred above to any other Director(s) or Executive(s) or Officer(s) of the Company as may be necessary to give effect to the aforesaid resolutions.

RESOLVED FURTHER THAT any two members of the Buyback Committee mentioned above shall form the quorum of the meeting of the Buyback Committee and the Buyback Committee may approve the above by passing appropriate resolutions (including by way of circular resolution) in connection with the above.

RESOLVED FURTHER THAT nothing contained herein shall confer any right on any shareholder to offer and/or any obligation on the Company or the Board to buyback any Equity Shares, and/or impair any power of the Company or the Board to terminate any process in relation to such buyback, if so permissible by law.

RESOLVD FURTHER THAT Mr. M Sanaulla Khan, Senior Vice President and Company Secretary be and is hereby nominated as compliance officer and Mr. Dipak Kumar Bohra, Senior Vice President- Finance, Mr. Abhishek Kumar Jain, General Manager, Finance, Mr. G Kothandaraman, General Manager, Finance be and are hereby nominated for investors service centre for compliance with the buy-back regulations and to redress the grievances of the investors.

RESOLVED FURTHER THAT the common seal of the Company, if necessary, may be affixed in terms of the Articles of Association of the Company to such documents as are required to be so affixed for the purpose of the Buyback.

RESOLVED FURTHER THAT a copy of the foregoing resolution certified by any one Director or Chief Financial Officer or Company Secretary of the Company, be forwarded to concerned persons/authority as may be required from time to time.

RESOLVED THAT pursuant to Section 110 and other applicable provisions, if any, of the Companies Act, 2013, Rule 22 of the Companies (Management and Administration) Rules, 2014 and circulars/guidelines issued by the Ministry of Corporate Affairs from time to time, approval of the Board be and is hereby accorded to conduct a postal ballot (including e-voting) to seek the approval of the shareholders of the Company, including registered holders of ADRs and beneficial holders of ADSs, for the Buyback, and that Mr. Rishad Premji, Chairman, Mr. Thierry Delaporte, CEO and Managing Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, Mr. Dipak Kumar Bohra, Senior Vice President- Finance and Mr. G Kothandaraman, General Manager- Finance, be and are hereby severally authorized to finalize, execute and issue to the shareholders of the Company, the draft of the notice of the postal ballot together with the explanatory statement annexed thereto (the “Notice”), as placed before the Board.

RESOLVED FURTHER THAT the draft calendar of events for implementing the postal ballot as placed before the Board be and is hereby noted and Mr. Rishad Premji, Chairman, Mr. Thierry Delaporte, CEO and Managing Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, Mr. Dipak Kumar Bohra, Senior Vice President- Finance and Mr. G Kothandaraman, General Manager- Finance, be and are hereby severally authorized to alter, modify, extend and finalize the calendar of events, if necessary, for implementation of the resolution.

RESOLVED FURHER THAT Mr. V. Sreedharan/Ms. Devika Sathyanarayana/Mr. Pradeep B. Kulkarni, partners of V. Sreedharan & Associates, Practicing Company Secretaries, who have given consent to act as Scrutinizer, be and is hereby appointed as Scrutinizer to conduct the postal ballot (including e-voting) at such remuneration and out of pocket expenses, as may be determined by Mr. M Sanaulla Khan, Senior Vice President and Company Secretary.

RESOLVED FURTHER THAT Mr. V. Sreedharan/Ms. Devika Sathyanarayana/Mr. Pradeep B. Kulkarni, partners of V. Sreedharan & Associates, Practicing Company Secretaries, be and is hereby authorized to do all such acts, deeds, matters and things as may be necessary to conduct the postal ballot (including e-voting) in a fair and transparent manner, and to submit the final report, ballot papers and other related papers and registers to the Board of Directors of the Company within the specified time period and Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, be and is hereby authorized to retain custody of the same.

RESOLVED FURTHER THAT Mr. Rishad Premji, Chairman of the Company, be and is hereby authorized to declare the results of the postal ballot process.

RESOLVED FURTHER THAT Mr. Rishad Premji, Chairman, Mr. Thierry Delaporte, CEO and Managing Director, Mr. Jatin P Dalal, President and Chief Financial Officer, Mr. M Sanaulla Khan, Senior Vice President and Company Secretary, Mr. Dipak Kumar Bohra, Senior Vice President- Finance, and Mr. G Kothandaraman, General Manager- Finance, be made responsible for the entire postal ballot process and that they are hereby severally authorized to do the following:

a)

submission of the postal ballot notice to the stock exchanges and publication of an advertisement in the newspaper specifying the date of completion of dispatch of postal ballots and to do all acts, deeds and things as may be required in connection therewith;

b)	take all necessary steps including sending of the Notice to all shareholders of the Company and conducting the said postal ballot process for and on behalf of the Company;

c)	prepare, sign and file necessary forms and documents with the Registrar of Companies and other statutory authorities; and

d)

to deal with all questions or difficulties that may arise in the course of implementing the postal ballot and generally to do all such acts, deeds, matters and things as may be required to give effect to the above resolutions.”

5.	DETAILS OF THE PUBLIC ANNOUNCEMENT

5.1.

In accordance with Regulation 7(i) of the Buyback Regulations, the Company has made the Public Announcement dated June 02, 2023 for the Buyback of Equity Shares which was published on June 05, 2023 in the following newspapers:

Sr. No.	Name of the Newspaper	Language	Editions
1.	Business Standard	English	All

2.	Business Standard	Hindi	All

3.	Hosa Digantha	Kannada	Bengaluru

5.2.

The shareholders of the Company approved the Buyback, by way of a special resolution, through a postal ballot by remote e-voting on June 01, 2023 and the results of which were announced on June 02, 2023. Pursuant thereto, the Public Announcement in compliance with Regulation 7(i) of the Buyback Regulations was made by the Company within 2 (two) Working Days from the date of declaration of the results of such postal ballot.

5.3.	The Company will publish further notices or corrigenda to or relating to the Public Announcement, if any, in the abovementioned newspapers.

5.4.

A copy of the Public Announcement is available on the website of the Company, i.e., https://www.wipro.com/investors/buy-back/, the Manager to the Buyback, i.e., www.jmfl.com, the website of SEBI, i.e., www.sebi.gov.in and on the websites of the Stock Exchanges at www.bseindia.com and www.nseindia.com.

6.	DETAILS OF THE BUYBACK

6.1.

At the Board Meeting, the Board has subject to the approval of the shareholders of the Company by way of a special resolution through a postal ballot by remote e-voting, pursuant to the provisions of Article 8.2 of the Articles and the provisions of Sections 68, 69, 70 and 110 and all other applicable provisions, if any, of the Companies Act, the SCD Rules, and Rule 22 of the Management Rules, to the extent applicable, and in compliance with the Buyback Regulations and subject to such approvals, permissions, consents, exemptions and sanctions, as may be necessary and subject to any modifications and conditions, if any, as may be prescribed by statutory, regulatory or governmental authorities as may be required under applicable laws, approved the Buyback by the Company of up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fully paid-up Equity Shares representing up to 4.91% of the total number of Equity Shares in the paid-up Equity Share capital of the Company at a price of ₹ 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share payable in cash for an aggregate consideration of up to ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only), which is 20.95% and 17.86% of the aggregate of the fully paid-up Equity Share capital and free reserves of the Company as per the latest audited standalone and consolidated financial statements, respectively, as at March 31, 2023, on a proportionate basis through the “tender offer” route as prescribed under the Buyback Regulations, from all of the Eligible Shareholders.

6.2.

The Buyback is more than 10% of the total paid-up equity capital and free reserves of the Company based on both standalone and consolidated financial statements of the Company as per its latest audited financial statements as of March 31, 2023. Accordingly, the Company sought approval of its shareholders for the Buyback, by way of special resolution through the Postal Ballot Notice dated April 27, 2023, in accordance with first proviso to Section 68(2)(b) of the Companies Act and first proviso to Regulation 5(1)(b) of the Buyback Regulations. The shareholders of the Company approved the Buyback, by way of a special resolution, through a postal ballot by remote e-voting on June 01,2023 and the results of which were announced on June 02, 2023.

6.3.

The Buyback Size does not include any transaction costs viz. brokerage, applicable taxes such as buyback tax (“Buyback Tax”), STT, GST, stamp duty, expenses incurred or to be incurred for the Buyback like filing fees payable to SEBI, advisors/legal fees, the Public Announcement publication expenses and other incidental and related expenses, etc.

6.4.	The Equity Shares are listed on the NSE and the BSE. The Company’s ADSs, as evidenced by ADRs, are traded in the U.S. on the NYSE.

6.5.

The Buyback is being undertaken on a proportionate basis from all Eligible Shareholders, including the Promoters and Promoter Group of the Company (including members thereof) and their associates who hold Equity Shares or persons in control (including such persons acting in concert) who hold Equity Shares as on the Record Date through the Tender Offer route prescribed under Regulation 4(iv)(a) of the Buyback Regulations. Additionally, the Buyback is being implemented by tendering of Equity Shares by Eligible Shareholders and settlement of the same through the stock exchange mechanism as specified in SEBI Circulars. In this regard, the Company will request the BSE and NSE to provide the acquisition window for facilitating tendering of Equity Shares under the Buyback. For the purposes of this Buyback, the BSE will be the Designated Stock Exchange.

6.6.

The maximum amount proposed to be utilized for the Buyback, does not exceed ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only) and is therefore within the limit of 25% of the aggregate total paid-up share capital and free reserves of the Company, based on both standalone and consolidated financial statements of the Company as of March 31, 2023.

6.7.

The aggregate shareholding in the Company of the (i) Promoter and Promoter Group and persons in control, and (ii) directors/ trustees/ partners of the Promoter and Promoter Group companies/ entities as on the date of the Public Announcement, i.e., June 02, 2023, are as follows:

6.7.1.	Aggregate shareholding of the Promoter and Promoter Group and persons who are in control as on the date of the Public Announcement, i.e., June 02, 2023:

Sl. No.	Name of Shareholder	No. of Equity Shares	% Shareholding
1.	Azim H Premji	23,68,15,234	4.32
2.	Yasmeen A Premji	26,89,770	0.05
3.	Rishad Azim Premji	17,38,057	0.03
4.	Tariq Azim Premji	15,80,755	0.03
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	92,89,46,043	16.93
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	1,11,98,92,315	20.40
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	1,13,56,18,360	20.69
8.	Hasham Investment & Trading Co. Private Limited	14,25,034	0.02
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	1,45,68,663	0.27
10.	Azim Premji Trust (2)	55,86,76,017	10.18

Total		4,00,19,50,248	72.92

Note:

1.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Trust.

6.7.2.	Aggregate shareholding of the Directors of companies which are a part of the Promoter and Promoter Group, as on the date of the Public Announcement, i.e., June 02, 2023:

Sl. No.	Name	No. of Equity Shares	% Shareholding
1.	Azim H Premji	23,68,15,234	4.32
2.	Yasmeen A Premji	26,89,770	0.05
3.	Rishad Azim Premji	17,38,057	0.03
4.	Tariq Azim Premji	15,80,755	0.03
5.	Pagalthivarthi Srinivasan	89,796	0.00
6.	Lakshminarayana Ramanathan Kollengode	18,400	0.00
7.	Vadapally Ravi Kiran	6,653	0.00

Sl. No.	Name	No. of Equity Shares	% Shareholding
8.	Bhoopalam Chandrashekharaiah Prabhakar	10,400	0.00
9.	Ayyagari Lakshmanarao	40,070	0.00
10.	Tekkethalakal K Kurien	8,46,999	0.02
11.	Deepak Jain	1,40,483	0.00
12.	Manoj Jaiswal	4	0.00

Total		24,39,76,621	4.45

6.8.

Aggregate shares purchased or sold by the Promoter and Promoter Group, persons in control, Directors of companies which are a part of the Promoter and Promoter Group during a period of six months preceding the date of the Board Meeting at which the Buyback was approved and the date of the Postal Ballot Notice, i.e., April 27, 2023:

(a)	Aggregate of shares purchased or sold by the Promoter and Promoter Group and persons who are in control: NIL

(b)	Aggregate shares purchased or sold by the Directors of companies which are part of the Promoter and Promoter Group: NIL

7.	INTENTION OF THE PROMOTER AND PROMOTER GROUP AND PERSONS IN CONTROL OF THE COMPANY TO PARTICIPATE IN BUYBACK

7.1.

In terms of the Buyback Regulations, under the Tender Offer route, the Promoters and Promoter Group have the option of participating in the Buyback. In this regard, the Promoter and Promoter Group entities and persons in control of the Company have expressed their intention to participate in the Buyback vide their letters dated April 27, 2023 and may tender up to an aggregate maximum number of 3,91,74,17,716 Equity Shares or such lower number of Equity Shares in accordance with the provisions of the Buyback Regulations. Please see below the maximum number of Equity Shares to be tendered by each of the Promoter and Promoter Group as well as persons in control of the Company:

Sl. No.	Name of the Promoter and Promoter Group entity	Maximum No. of Equity Shares intended to be offered
1.	Azim H Premji	15,22,82,702
2.	Yasmeen A Premji	26,89,770
3.	Rishad Azim Premji	17,38,057
4.	Tariq Azim Premji	15,80,755
5.	Mr. Azim Hasham Premji Partner Representing Hasham Traders	92,89,46,043
6.	Mr. Azim Hasham Premji Partner Representing Prazim Traders	1,11,98,92,315
7.	Mr. Azim Hasham Premji Partner Representing Zash Traders	1,13,56,18,360
8.	Hasham Investment and Trading Co. Private Limited	14,25,034
9.	Azim Premji Philanthropic Initiatives Private Limited (1)	1,45,68,663
10.	Azim Premji Trust (2)	55,86,76,017

Total		3,91,74,17,716

Note:

1.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited.
2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Trust.

7.2.

The Buyback will not result in any benefit to the Promoter and Promoter Group or any Directors of the Company except to the extent of the cash consideration received by them from the Company pursuant to their respective participation in the Buyback in their capacity as Equity Shareholders of the Company, and the change in their shareholding as per the response received in the Buyback, as a result of the extinguishment of Equity Shares which will lead to reduction in the equity share capital of the Company post Buyback.

7.3.	The details of the date and price of acquisition of the Equity Shares that the Promoter and Promoter Group intend to tender are set-out below:

(i)	Azim H Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	62,46,589	(1)	2	—	—
August 24, 2005	Bonus	1,85,11,620		2	—	—
June 17, 2010	Bonus	2,46,82,160		2	—	—
June 15, 2017	Bonus	6,17,05,400		2	—	—
March 8, 2019	Bonus	4,11,36,933		2	—	—

Total		15,22,82,702

Note:

1.

Out of originally allotted 1,23,41,080 equity shares of Rs. 2/- each as bonus, an aggregate of 60,94,491 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. Additionally, out of the originally allotted 12,34,108 equity shares of Rs. 10/- each as bonus on January 22, 1998 and subsequently adjusted for split into shares of face value of Rs. 2/- each as on the record date on October 14, 1999, an aggregate of 61,70,540 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share.

(ii)	Yasmeen A Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	1,64,794	(1)	2	—	—
August 24, 2005	Bonus	3,28,800		2	—	—
June 17, 2010	Bonus	4,25,066		2	—	—
June 15, 2017	Bonus	10,62,666		2	—	—
March 8, 2019	Bonus	7,08,444		2	—	—

Total		26,89,770

Note:

1.

Originally allotted 2,19,200 equity shares of Rs. 2/- each as bonus. An aggregate of 1,44,006 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share, of which 54,406 equity shares were part of this allotment.

(iii)	Rishad Azim Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
August 24, 2005	Bonus	2,14,948	(1)	2	—	—
June 17, 2010	Bonus	3,78,666		2	—	—
June 15, 2017	Bonus	6,86,666		2	—	—
March 8, 2019	Bonus	4,57,777		2	—	—

Total		17,38,057				—

Note:

1.

Originally allotted 3,08,000 equity shares of Rs. 2/- each as bonus, out of which an aggregate of 93,052 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share.

(iv)	Tariq Azim Premji

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	43,589	(1)	2	—	—
August 24, 2005	Bonus	79,500		2	—	—
June 17, 2010	Bonus	1,06,000		2	—	—
June 15, 2017	Bonus	2,65,000		2	—	—
March 8, 2019	Bonus	1,76,666		2	—	—
September 13, 2021	Market Purchase	9,10,000		2	667.76	—

Total		15,80,755

Note:

1.

Originally allotted 53,000 equity shares of Rs. 2/- each as bonus. An aggregate of 35,911 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share, of which 9,411 equity shares were part of this allotment.

(v)	Mr. Azim Hasham Premji Partner Representing Hasham Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
August 24, 2005	Bonus	9,31,80,044	(1)	2	—	—
June 17, 2010	Bonus	21,75,06,000		2	—	—
June 15, 2017	Bonus	37,09,56,000		2	—	—
March 8, 2019	Bonus	24,73,03,999		2	—	—

Total		92,89,46,043

Note:

1.

Out of originally allotted 15,34,50,000 equity shares of Rs. 2/- each as bonus as of August 24, 2005, an aggregate of 5,02,69,956 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share. Further, an aggregate of 1,00,00,000 equity shares were tendered and accepted on January 15, 2021 pursuant to the buyback by the Company at a price of Rs. 400/- per equity share.

(vi)	Mr. Azim Hasham Premji Partner Representing Prazim Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	2,97,00,305	(1)	2	—	—
August 24, 2005	Bonus	11,52,65,878	(2)	2	—	—
June 17, 2010	Bonus	21,66,78,000		2	—	—
March 19, 2013	Block Trade inter-se purchase from Hasham Traders	84,03,482	(3)	2	440.05	Cash

Date of Transaction	Nature of Transaction	No. of Equity Shares	Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 15, 2017	Bonus	45,29,06,791	2	—	—
March 8, 2019	Bonus	29,69,37,859	2	—	—

Total		1,11,98,92,315

Note:

1.

Out of originally allotted 4,89,99,500 equity shares of Rs. 2/- each as bonus as of June 29, 2004, 1,92,99,195 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,03,59,126 equity shares tendered and accepted on September 9, 2019 pursuant to buyback by the Company at a price of Rs. 325/- per equity share.

2.

Out of originally allotted 16,25,08,500 equity shares of Rs. 2/- each as bonus, 3,97,42,622 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,03,59,126 equity shares tendered and accepted on September 9, 2019 pursuant to buyback by the Company at a price of Rs. 325/- per equity share. Further, an additional 75,00,000 equity shares were tendered and accepted pursuant to the buyback by the Company on January 15, 2021, at a price of ₹ 400/- per equity share.

3.

Out of originally acquired 97,20,791 equity shares of Rs.2/- each through inter-se purchase from Hasham Traders, 13,17,309 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,03,59,126 equity shares tendered and accepted on September 9, 2019 pursuant to buyback by the Company at a price of Rs. 325/- per equity share.

(vii)	Mr. Azim Hasham Premji Partner Representing Zash Traders

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 29, 2004	Bonus	2,96,29,741	(1)	2	—	—
August 24, 2005	Bonus	12,87,22,290	(2)	2	—	—
June 17, 2010	Bonus	21,61,63,200		2	—	—
March 19, 2013	Block Trade inter-se purchase from Hasham Traders	84,03,481	(3)	2	440.05	Cash
June 15, 2017	Bonus	45,16,19,790		2	—	—
March 8, 2019	Bonus	30,10,79,858		2	—	—

Total		1,13,56,18,360

Note:

1.

Out of originally allotted 6,36,13,400 equity shares of Rs. 2/- each as bonus as of June 29, 2004, 3,39,83,659 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,12,01,078, equity shares tendered and accepted pursuant to buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share.

2.

Out of originally allotted 16,21,22,400 equity shares of Rs. 2/- each as bonus, 2,59,00,110 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,12,01,078 equity shares tendered and accepted pursuant to buyback by the Company on September 9, 2019 at a price of Rs.325/- per equity share. Further, an additional 75,00,000 equity shares were tendered and accepted pursuant to the buyback by the Company on January 15, 2021, at a price of Rs. 400/- per equity share.

3.

Out of originally acquired 97,20,790 equity shares of Rs.2/- each through inter-se purchase from Hasham Traders, 13,17,309 equity shares were tendered and accepted pursuant to the buyback by the Company on September 9, 2019 at a price of Rs. 325/- per equity share. This is part of the aggregate of 6,12,01,078 equity shares tendered and accepted pursuant to buyback by the Company on September 9, 2019 at a price of Rs.325/- per equity share.

(viii)	Hasham Investment and Trading Co. Private Limited

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
July 7, 2015	Shares received under court approved scheme of amalgamation	486,704	(1)	2	—	—
June 15, 2017	Bonus	5,62,998		2	—	—
March 8, 2019	Bonus	3,75,332		2	—	—

Total		14,25,034

Note:

1.

Originally received 5,62,998 equity shares of Rs. 2/- each under court approved scheme of amalgamation, out of which an aggregate of 76,294 equity shares were tendered and accepted on September 9, 2019 pursuant to the buyback by the Company at a price of Rs. 325/- per equity share.

(ix)	Azim Premji Philanthropic Initiatives Private Limited

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 15, 2017	Bonus	93,66,611	(1)	2	—	—
March 8, 2019	Bonus	52,02,052		2	—	—

Total		1,45,68,663	(2)

Note:

1.

Out of originally allotted 1,00,69,955 equity shares of Rs. 2/- each as bonus, out of which an aggregate of 51,82,115 equity shares were accepted on January 15, 2021 pursuant to the buyback by the Company at a price of Rs. 400/- per equity share of which 7,03,344 was part of this allotment.

2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Philanthropic Initiatives Private Limited.

(x)	Azim Premji Trust

Date of Transaction	Nature of Transaction	No. of Equity Shares		Face Value (Rs.)	Issue/ Acquisition Price (Rs.)	Consideration (Cash, other than cash etc.)
June 15, 2017	Bonus	35,25,22,142	(1)	2	—	—
March 8, 2019	Bonus	20,61,53,875		2	—	—

Total		55,86,76,017	(2)

Note:

1.

Originally received 39,90,65,641 equity shares of Rs. 2/- each as bonus. An aggregate of 19,87,22,670 equity shares were accepted pursuant to the buyback by the Company on January 15, 2021 at a price of Rs. 400/- per equity share, out of which 4,65,43,499 was part of this allotment

2.	Mr. Azim H Premji has disclaimed the beneficial ownership of equity shares held by Azim Premji Trust.

8.	AUTHORITY FOR THE BUYBACK

8.1.

The Buyback is in accordance with Article 8.2 of the Articles, Sections 68, 69, 70 and 110 and all other applicable provisions of the Companies Act, the SCD Rules, the Management Rules, LODR Regulations and the Buyback Regulations. The Buyback is subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board.

8.2.

The Buyback has been duly authorised by a resolution of the Board of Directors dated April 27, 2023. The Equity Shareholders have approved the Buyback by a special resolution passed by postal ballot through remote e-voting in accordance with the provisions of Section 110 of the Companies Act and Rule 22 of the Management Rules, the results of which were declared on June 02, 2023.

9.	NECESSITY OF THE BUYBACK

The Buyback is being undertaken by the Company to return surplus funds to its Equity Shareholders, which are over and above its ordinary capital requirements and in excess of any current investment plans, in an expedient, effective and cost-efficient manner. The Buyback is being undertaken for the following reasons:

9.1.	The Buyback will help the Company to distribute surplus cash to the Equity Shareholders broadly in proportion to their shareholding, thereby enhancing the overall returns to shareholders;

9.2.

The Buyback, which is being implemented through the Tender Offer route as prescribed under the Buyback Regulations, would involve a reservation of up to 15% of the Buyback Size for “Small Shareholders”. The Company believes that this reservation of up to 15% for Small Shareholders would benefit a large number of the Company’s public shareholders, who would be classified as Small Shareholders for the purposes of the Buyback;

9.3.	The Buyback would help in improving financial ratios like earnings per share and return on equity, by reducing the equity base of the Company; and

9.4.

The Buyback gives the Eligible Shareholders the choice to either (A) participate in the Buyback and receive cash in lieu of their Equity Shares which are accepted under the Buyback, or (B) not to participate in the Buyback and get a resultant increase in their percentage shareholding in the Company post the Buyback, without additional investment.

10.	MANAGEMENT DISCUSSION AND ANALYSIS OF THE LIKELY IMPACT OF THE BUYBACK ON THE COMPANY

10.1.

The Buyback is not likely to cause any material impact on the profitability/earnings of the Company, except a reduction in the amount available for investment, which the Company could have otherwise deployed towards generating investment income. Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the funds deployed by the Company towards the Buyback would be ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only) excluding transaction costs.

10.2.

Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the Promoter and Promoter Group post completion of the Buyback may increase from 72.91% to 73.37%. Also, if none of the public shareholders participate and only the Promoter and Promoter Group participate to the extent of the Buyback Entitlement, their shareholding may reduce from 72.91% to 72.03% of the total equity share capital of the Company.

10.3.

Assuming that the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement, the aggregate shareholding of the public and others post Buyback may decrease from 27.09% to 26.63%.

10.4.	The Buyback shall not result in a change in control or otherwise affect the existing management structure of the Company.

10.5.

Consequent to the Buyback and based on the number of Equity Shares bought back from Non-Resident Shareholders, Indian financial institutions, banks, mutual funds and the public including other bodies corporate, the shareholding of each such person shall undergo a change.

10.6.

The debt-equity ratio following the Buyback, both on standalone and consolidated basis, shall be compliant with the permissible limit of 2:1 prescribed by the Companies Act even if the response to the Buyback is to the extent of 100% (full Acceptance) from all the Eligible Shareholders up to their Buyback Entitlement.

10.7.	The Buyback is not expected to impact growth opportunities for the Company.

10.8.

The Promoter and Promoter Group or their associates shall not deal in the Equity Shares of the Company on the Stock Exchanges or off market, including by way of inter-se transfer(s) of Equity Shares among the Promoter and Promoter Group, during the period from the date of passing the special resolution by the shareholders of the Company till the closing of the offer.

10.9.

Except in discharge of its subsisting obligations, the Company shall not raise further capital for a period of six months or one year from the expiry of the Buyback Period, as may be applicable in accordance with the Buyback Regulations or any circulars or notifications issued by the SEBI in connection therewith.

10.10.

The Company shall not issue any Equity Shares or other specified securities, including by way of bonus, from the date of declaration of results of the postal ballot through remote e-voting for special resolution passed by the shareholders approving the Buyback until the date of expiry of the Buyback Period.

10.11.	The Company is not undertaking the Buyback so as to delist its shares from the Stock Exchanges.

10.12.	Salient financial parameters consequent to the Buyback based on the standalone audited financial statements as on March 31, 2023 are as under:

Parameters (based on audited standalone financial statements for the period ended March 31, 2023)	Pre-Buyback	Post-Buyback
Net Worth (₹ in millions) (1)	6,27,623	5,07,623
Return on Net Worth (%) (2)	14.62%	18.08%
Earnings Per Share – Basic (in ₹) (3) (4)	16.75	17.62
Earnings Per Share – Diluted (in ₹) (3) (4)	16.72	17.58
Book Value per Equity Share (in ₹) (5)	114.36	97.28
P/E as per latest audited financial results (6) (7)	21.97	20.89
Total Debt/Equity Ratio (in times) (8)	0.08	0.10

Note:

(1)	Net Worth is excluding revaluation reserves and miscellaneous expenditure to the extent not written off. The post Buyback Net Worth is only adjusted for the Buyback Size of ₹ 12,000 crores.
(2)	Return on Net Worth = Profit After Tax attributable to equity holders of the Company / Net Worth (excluding revaluation reserves).
(3)	Earnings per Share = Profit After Tax attributable to equity holders of the Company / Weighted Average Number of shares outstanding for the period.
(4)	Earnings per Share post buyback is computed after reducing proposed buyback shares from weighted average number of shares outstanding for the period.
(5)	Book value per Share = Net Worth (excluding Revaluation Reserves)/Number of shares at the end of the period.
(6)	P/E as per latest audited financial results = Market Value per share / Earnings per share

(7)

Market value has been taken as Rs. 368.05 (price on NSE as of April 21,2023 for both pre and post buyback) for P/E ratio as the date of intimation of the Board Meeting for considering the Buyback was April 21,2023.

(8)	Total Debt/ Equity Ratio = Total Debt / Net Worth (excluding revaluation reserves)

•	Total Debt includes non-current borrowings (including current maturities) and current borrowings (including working capital loans)

(9)

The post-Buyback numbers are calculated by reducing the net worth by the proposed Buyback amount (assuming full acceptance), without factoring in any impact in the statement of profit & loss due to reduction in cash.

10.13.	Salient financial parameters consequent to the Buyback based on the consolidated audited financial statements as on March 31, 2023 are as under:

Parameters (based on audited consolidated financial statements for the period ended March 31, 2023)	Pre Buyback	Post Buyback
Net Worth (₹ in millions) (1)	7,76,679	6,56,679
Return on Net Worth (%) (2)	14.61%	17.28%
Earnings Per Share – Basic (in ₹) (3) (4)	20.73	21.79
Earnings Per Share – Diluted (in ₹) (3) (4)	20.68	21.75
Book Value per Equity Share (in ₹) (5)	141.53	125.84
P/E as per latest audited financial results (6) (7)	17.75	16.89
Total Debt/Equity Ratio (in times) (8)	0.19	0.23

Note:

(1)	Net Worth is excluding revaluation reserves and miscellaneous expenditure to the extent not written off. The post Buyback Net Worth is only adjusted for the Buyback Size of ₹ 12,000 crores.
(2)	Return on Net Worth = Profit After Tax attributable to equity holders of the Company / Net Worth (excluding revaluation reserves).
(3)	Earnings per Share = Profit After Tax attributable to equity holders of the Company / Weighted Average Number of shares outstanding for the period
(4)	Earnings per Share post buyback is computed after reducing proposed buyback shares from weighted average number of shares outstanding for the period
(5)	Book value per Share = Net Worth (excluding Revaluation Reserves) / Number of shares at the end of the period
(6)	P/E as per latest audited financial results = Market Value per Share / Earnings per Share
(7)

Market value has been taken as Rs. 368.05 (price on NSE as of April 21,2023 for both pre and post buyback) for P/E ratio as the date of intimation of the Board Meeting for considering the Buyback was April 21,2023.

(8)	Total Debt/ Equity Ratio = Total Debt / Net Worth (excluding revaluation reserves)

•	Total Debt includes non-current borrowings (including current maturities) and current borrowings (including working capital loans)

(9)

The post-Buyback numbers are calculated by reducing the net worth by the proposed Buyback amount (assuming full acceptance), without factoring in any impact in the statement of profit & loss due to reduction in cash.

11.	BASIS OF CALCULATING THE BUYBACK PRICE

11.1.	The Equity Shares of the Company are proposed to be bought back at the Buyback Price, i.e., ₹ 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share.

11.2.

The Buyback Price of ₹ 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share has been arrived at after considering various factors such as (i) the share price benchmarks on the NSE, the stock exchange where the maximum volume of trading in the Equity Shares is recorded, (ii) the net worth of the Company, and (iii) the impact on the earnings per Equity Share.

11.3.

The Buyback Price represents a premium of 15.38% over the volume weighted average market price of the Equity Shares on the NSE for the 60 (sixty) trading days preceding the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback and 21.80% over the volume weighted average market price of the Equity Shares on the NSE for the 10 (ten) trading days preceding the date of intimation to the Stock Exchanges of the Board Meeting to consider the proposal of the Buyback. The closing market price of the Equity Shares as on the date of intimation of the Board Meeting for considering the Buyback, being April 21, 2023, was ₹ 368.05 on NSE and ₹ 368.00 on BSE.

11.4.

The Buyback Price is at a premium of 289.11% of the book value per Equity Share of the Company, which as of March 31, 2023 was ₹ 114.36 (Rupees One Hundred Fourteen and Thirty-Six Paisa only) per Equity Share, on a standalone basis.

11.5.

The basic and diluted earnings per Equity Share of the Company prior to the Buyback, for the one year ended March 31, 2023 was ₹ 16.75 and ₹ 16.72 per Equity Share, respectively on a standalone basis. Assuming full acceptance under the Buyback, the basic and diluted earnings per Equity Share of the Company will be ₹ 17.62 and ₹ 17.58 per Equity Share post the Buyback, respectively on a standalone basis.

11.6.

The annualized return on net worth of the Company was 14.62% for the one year ended March 31, 2023 on a standalone basis, which will increase to 18.08% post Buyback, on a standalone basis, assuming full acceptance of the Buyback.

12.	SOURCES OF FUNDS FOR THE BUYBACK

12.1.

Assuming that the response to the Buyback is to the extent of 100% (full Acceptance), the funds that would be utilized by the Company for the purpose of the Buyback would be ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only).

12.2.

The funds for the Buyback will be sourced from current balances of cash and cash equivalents and/or internal accruals of the Company. The Company does not intend to raise additional debt for the explicit purposes of the Buyback. Borrowed funds will not be used for the Buyback.

12.3.

This Buyback is not likely to cause any material impact on the earnings of the Company, except for the cost of financing the Buyback, being a reduction in the treasury income that the Company could have otherwise earned on the funds deployed.

12.4.

The Company shall transfer from its free reserves or securities premium account, a sum equal to the nominal value of the Equity Shares bought back to the capital redemption reserve account, and details of such transfer shall be disclosed in its subsequent audited financial statements. The funds borrowed, if any, from banks and financial institutions will not be used for the Buyback.

13.	DETAILS OF THE ESCROW ACCOUNT AND THE AMOUNT DEPOSITED THEREIN

13.1.

In accordance with Regulation 9(xi) of the Buyback Regulations, the Company has appointed HDFC Bank Limited, having its registered office at HDFC Bank House, Senapati Bapat Marg, Lower Parel, Mumbai – 400013 and acting through its branch, situated at Richmond Road, Bengaluru, as the Escrow Agent. The Company, the Manager to the Buyback and the Escrow Agent have entered into an Escrow Agreement dated June 5, 2023 pursuant to which the Escrow Account in the name and style “WIPRO – BUYBACK 2023 – ESCROW ACCOUNT” bearing account number 57500001240596 has been opened with the Escrow Agent. The Manager is empowered to operate the Escrow Account in accordance with the Buyback Regulations. In order to satisfy the obligations under Regulations 9(xi) of the Buyback Regulations, a bank guarantee of amount of ₹ 12,150,000,000/- (Rupees Twelve Hundred Fifteen Crores Only) on June 06, 2023 has been issued in favour of the Manager to the Buyback. Accordingly, the Company has also deposited 2.5% of the Buyback Size i.e. an amount of ₹ 300,00,00,000/- (Three Hundred Crores only) on June 06, 2023 into the Escrow Account.

13.2.	In accordance with Regulation 10 of the Buyback Regulations, the Company shall immediately after the closure of the Tendering Period deposit the amount of consideration payable to Eligible Shareholders in a special escrow account with the Escrow Agent. Such consideration would be the aggregate of 90% of the amount lying in the Escrow Account and the balance amount payable to the Eligible Shareholders, and will constitute the entire sum due and payable as consideration for the Buyback in terms of the Buyback Regulations.

13.3.

The Company has adequate and firm financial resources to fulfil the obligations under the Buyback and the same has been certified by M/s. D. Prasanna & Co., Chartered Accountants, having its office at 192, S.C. Road, Basavanagudi, Bangalore –560004,India (Telephone: 080 26671315; Membership No.: 211367; Firm Registration No.: 009619S), vide a certificate dated June 01, 2023.

13.4.

Based on the aforementioned certificate, the Manager to the Buyback confirms that it is satisfied that firm arrangements for fulfilling the obligations under the Buyback are in place and that the Company has the ability to implement the Buyback in accordance with the Buyback Regulations.

14.	CAPITAL STRUCTURE AND SHAREHOLDING PATTERN

14.1.	The present capital structure of the Company is as follows:

		(₹ In Lakhs)
Sr. No.	Particulars	Pre Buyback
1	Authorized Share Capital:
	12,504,500,000 Equity Shares of ₹ 2 each	2,50,090
	25,000,000 Preference Shares of ₹ 10 each	2,500
	150,000 10% Optionally Convertible Cumulative Preference Shares of ₹ 100 each	150

	Total	2,52,740

2	Issued, Subscribed and Paid-up Capital:
	5,488,841,993 Equity Shares of ₹ 2 each (1)	1,09,777

	Total	1,09,777

Note:

1.	13,20,13,768 (Thirteen Crores Twenty Lakhs Thirteen Thousand Seven Hundred and Sixty Eight) Equity Shares represent underlying Equity Shares against ADRs outstanding as at June 2, 2023.

14.2.	Assuming full Acceptance in the Buyback, the capital structure of the Company post Buyback would be as follows:

		(₹ In Lakhs)
Sr. No.	Particulars	Post Buyback
1	Authorized Share Capital:
	12,504,500,000 Equity Shares of ₹ 2 each	2,50,090
	25,000,000 Preference Shares of ₹ 10 each	2,500
	150,000 10% Optionally Convertible Cumulative Preference Shares of ₹ 100 each	150

	Total	2,52,740

2	Issued, Subscribed and Paid-up Capital:
	5,21,91,79,072 Equity Shares of ₹ 2 each	1,04,384

	Total	1,04,384

14.3.	Details of buyback programmes undertaken by the Company in the last three years are given below:

Sr. No.	Opening Date	Closing Date	Method of Buyback	Equity Shares Bought Back
1	December 29, 2020	January 11, 2021	Tender Offer	23,75,00,000

14.4.	The Company confirms that:

(i)	All the Equity Shares for Buyback are fully paid-up and there are no partly-up shares or calls-in-arrears;

(ii)

Except in discharge of its subsisting obligations, the Company shall not raise further capital for a period of six months or one year from the expiry of the Buyback Period, as may be applicable in accordance with applicable law;

(iii)	It shall not buyback locked-in Equity Shares and non-transferable Equity Shares until the pendency of the lock-in or till the Equity Shares become transferable;

(iv)

It shall not buyback its Equity Shares from any person through a negotiated deal whether on or off the Stock Exchanges or through spot transactions or through any private arrangement in the implementation of the Buyback;

(v)

There are no defaults subsisting in the repayment of any deposits (including interest payable thereon), redemption of debentures or preference shares, payment of dividend or repayment of any term loans to any financial institution or banks (including interest payable thereon);

(vi)	The Company has been in compliance with Section 92, 123, 127 and 129 of the Companies Act;

(vii)

The aggregate amount of the Buyback i.e. ₹ 120,00,00,00,000 /- (Rupees Twelve Thousand Crores Only) does not exceed 25% of the aggregate of the total paid-up capital and free reserves of the Company as per the latest audited standalone and consolidated balance sheet of the Company as at March 31, 2023;

(viii)

The maximum number of Equity Shares proposed to be purchased under the Buyback, i.e., (up to 26,96,62,921 Equity Shares), does not exceed 25% of the total number of Equity Shares in the paid-up Equity Share capital as per the latest audited standalone and consolidated balance sheet of the Company as at March 31, 2023;

(ix)	There is no pendency of any scheme of amalgamation or compromise or arrangement pursuant to the provisions of the Companies Act;

(x)	It is in compliance with Section 68(2)(g) of the Companies Act and Regulation 4(vii) of the Buyback Regulations;

(xi)

The ratio of the aggregate of secured and unsecured debts owed by the Company shall not be more than twice the paid-up Equity Share capital and free reserves after the Buyback based on both standalone and consolidated financial statements of the Company, whichever sets out the lower amount;

(xii)	It shall not directly or indirectly purchase its Equity Shares through any subsidiary company including its own subsidiary companies or through any investment company or group of investment companies;

(xiii)	Covenants with lenders are not being breached pursuant to the Buyback;

(xiv)	It shall not use borrowed funds from banks or financial institutions in fulfilling its obligations under the Buyback;

(xv)	It shall not withdraw the Buyback offer after the Public Announcement of the Buyback is made; and

(xvi)

It shall not issue, including through a bonus issue, Equity Shares or any other specified securities, until the expiry of the Buyback period in accordance with Regulation 24(i)(b) of the Buyback Regulations.

14.5.	The pre and post Buyback shareholding pattern of the Company is as follows:

	Pre Buyback		Post Buyback (1)
Category of Shareholder	No. of Shares	% to the existing Equity Share capital	No. of Shares	% to post Buyback Equity Share capital
Promoter and Promoter Group	4,00,19,50,248	72.91	3,82,93,94,043	73.37
Foreign Investors (Including ADRs, Non- Resident Indians, FIIs, FPIs, Foreign Nationals, and Overseas Corporate Bodies)	53,29,23,477	9.71	1,38,97,85,029	26.63
Financial Institutions/Banks, NBFCs & Mutual Funds	41,88,20,862	7.63
Others (Public, Bodies Corporate, Clearing Members, Trusts and HUF)	53,51,47,406	9.75

Total	5,48,88,41,993	100.00	5,21,91,79,072	100.00

Note:

1.	Assuming response to the Buyback is to the extent of 100% (full Acceptance) from all the Equity Shareholders of the Equity Shares up to their Buyback Entitlement.

14.6.	Please refer to paragraph 10.2 and 14.5 of this Letter of Offer for details regarding shareholding (pre and post Buyback) of the Promoter/Promoter Group in the Company.

14.7.

Aggregate shares purchased or sold by the Promoter and Promoter Group, persons in control, Directors of companies which are a part of the Promoter and Promoter Group of the Company during a period of twelve months preceding the date of Public Announcement, i.e., June 02, 2023 and the public announcement was published on June 05, 2023:

14.7.1.	Aggregate of shares purchased or sold by the Promoter and Promoter Group and persons who are in control: None

14.7.2.

Aggregate shares purchased or sold by the Directors of companies which are part of the Promoter and Promoter Group: Except as disclosed below, no Equity Shares have been purchased or sold by any of the Directors of Companies which are part of the Promoter and Promoter Group:

Name	Name of the Promoter Company	Aggregate number of shares purchased/sold	Nature of transaction	Maximum Price per Share (₹)	Date of Maximum Price	Minimum Price per Share (₹)	Date of Minimum Price
Ayyagari Lakshmanarao	TARISH INVESTMENT AND TRADING COMPANY PRIVATE LIMTED	659	Purchase	446.40	13-06-2022	446.40	13-06-2022

Name	Name of the Promoter Company	Aggregate number of shares purchased/sold	Nature of transaction	Maximum Price per Share (₹)	Date of Maximum Price	Minimum Price per Share (₹)	Date of Minimum Price
PRAZIM TRADING AND INVESTMENT COMPANY PRIVATE LIMITED

HASHAM INVESTMENT AND TRADING COMPANY PRIVATE LIMITED

15.	BRIEF INFORMATION OF THE COMPANY

15.1.	History of the Company

(i)

The Company was originally incorporated on December 29, 1945, and is a leading global information technology, consulting and business process services company. The Company has over 2,50,000 dedicated employees serving clients across six continents. The name of the Company was changed from Western India Vegetable Products Limited to Wipro Products Limited on June 7, 1977, and subsequently to Wipro Limited on April 28, 1984.

(ii)

The Company has its registered office situated at Doddakannelli, Sarjapur Road, Bengaluru-560 035, India. The Company shifted its registered office from the State of Maharashtra to the State of Karnataka on July 10, 1996.

(iii)

The Equity Shares of the Company were listed in the year 1995 on the NSE (Code: Wipro) and an application for listing of equity shares was filed with BSE in the year 1946-47 (Code: 507685). The ADRs of the Company were listed on NYSE (Code: WIT) in the year 2000. The ISIN Number of the Company is INE075A01022.

15.2.	Growth of Business

(i)

On standalone basis, for the financial years ended March 31, 2023, March 31, 2022 and March 31, 2021, the Company recorded total income ₹ 701,076 million, ₹ 642,805 million and ₹ 526,823 million respectively, and profit after tax of ₹ 91,767 million, ₹ 121,353 million, and ₹ 100,609 million respectively.

15.3.	The details of changes in the share capital of the Company since incorporation as certified by the Company is as follows:

Date of Allotment	Number of Equity Shares	Face Value (₹)	Issue Price (₹)	Nature of consideration	Cumulative Number of Equity Shares	Cumulative paid-up share capital (₹)
January 22, 1946	550	100	100	Cash	550	55,000
January 22, 1946	7,300	100	100	Cash	7,850	7,85,000

Date of Allotment	Number of Equity Shares	Face Value (₹)	Issue Price (₹)		Nature of consideration		Cumulative Number of Equity Shares	Cumulative paid-up share capital (₹)
April 12, 1946	9,150	100	100		Cash		17,000	17,00,000
March 31, 1971	5,667	100	NA		Bonus	(1)	22,667	22,66,700
July 4, 1980	22,667	100	NA		Bonus	(2)	45,334	45,33,400
March 12, 1985	1,500	100	100		Cash		46,834	46,83,400
May 7, 1985	45,334	100	NA		Bonus	(3)	92,168	92,16,800
March 24, 1987	—	10	NA		Stock Split	(4)	9,21,680	92,16,800
June 30, 1987	9,21,680	10	NA		Bonus	(5)	18,43,360	1,84,33,600
January 15, 1990	18,43,360	10	NA		Bonus	(6)	36,86,720	3,68,67,200
November 23, 1992	36,86,720	10	NA		Bonus	(7)	73,73,440	7,37,34,400
July 7, 1995	2,65,105	10	NA		Merger	(8)	76,38,545	7,63,85,450
July 7, 1995	76,38,545	10	NA		Bonus	(9)	1,52,77,090	15,27,70,900
December 4, 1997	3,05,54,180	10	NA		Bonus	(10)	4,58,31,270	45,83,12,700
October 14, 1999	—	2	NA		Stock Split	(11)	22,91,56,350	45,83,12,700
October 19, 2000	27,50,000	2	$41.375 per share	(12)	Cash	(13)	23,19,06,350	46,38,12,700
October 30, 2000	4,12,500						23,23,18,850	46,46,37,700
October 31, 2000 – March 31, 2001	1,14,169	2	2		Cash	(14)	23,24,33,019	46,48,66,038
April 1, 2001-March 31, 2002	32,670	2	2		Cash	(15)	23,24,65,689	46,49,31,378
April 1, 2002-March 31, 2003	98,303	2	2		Cash	(16)	23,25,63,992	46,51,27,984
April 1, 2003-March 31, 2004	1,95,160	2	2		Cash	(17)	23,27,59,152	46,55,18,304
April 1, 2004-June 28, 2004	56,478	2	2		Cash	(18)	23,28,15,630	46,56,31,260
June 29, 2004	46,56,31,260	2	NA		Bonus	(19)	69,84,46,890	1,39,68,93,780
June 30, 2004-March 31, 2005	51,23,632	2	2		Cash	(20)	70,35,70,522	1,40,71,41,044
April 1, 2005-August 23, 2005	23,23,052	2	2		Cash	(21)	70,58,93,574	1,41,17,87,148
August 24, 2005	70,58,93,574	2	NA		Bonus	(22)	1,41,17,87,148	2,82,35,74,296
August 25, 2005-March 31, 2006	1,39,67,119	2	2		Cash	(23)	1,42,57,54,267	2,85,15,08,534
April 1, 2006-March 31, 2007	3,32,45,383	2	2		Cash	(24)	1,45,89,99,650	2,91,79,99,300
April 1, 2007-March 31, 2008	24,53,670	2	2		Cash	(25)	1,46,14,53,320	2,92,29,06,640
April 1, 2008 to March 25, 2009	25,58,623	2	2		Cash	(26)	1,46,40,11,943	2,92,80,23,886
March 26, 2009	9,68,803	2	2		Cash	(27)	1,46,49,80,746	2,92,99,61,492
April 1, 2009 to June 16, 2010	46,66,940	2	2		Cash	(28)	1,46,96,47,686	2,93,92,95,372
June 17, 2010	97,97,65,124	2	NA		Bonus	(29)	2,44,94,12,810	4,89,88,25,620
June 18, 2010 to March 31, 2011	49,96,335	2	2		Cash	(30)	2,45,44,09,145	4,90,88,18,290
April 1, 2011 to March 31, 2012	43,47,083	2	2		Cash	(31)	2,45,87,56,228	4,91,75,12,456
April 1, 2012 to March 31, 2013	41,78,502	2	2		Cash	(32)	2,46,29,34,730	4,92,58,69,460
April 1, 2013 to March 31, 2014	33,82,543	2	2		Cash	(33)	2,46,63,17,273	4,93,26,34,546
April 1, 2014 to March 31, 2015	27,25,765	2	2		Cash	(34)	2,46,90,43,038	4,93,80,86,076

Date of Allotment	Number of Equity Shares	Face Value (₹)	Issue Price (₹)	Nature of consideration		Cumulative Number of Equity Shares	Cumulative paid-up share capital (₹)
April 1, 2015 to July 6, 2016	16,70,252	2	2	Cash	(35)	2,47,07,13,290	4,94,14,26,580
July 7, 2016	(4,00,00,000)	2	NA	Buyback	(36)	2,43,07,13,290	4,86,14,26,580
July 8, 2016 to March 31, 2017	1,87,275	2	2	Cash	(37)	2,43,09,00,565	4,86,18,01,130
April 1, 2017 to June 14, 2017	21,73,762	2	2	Cash	(38)	2,43,30,74,327	4,86,61,48,654
June 15, 2017	2,43,30,74,327	2	NA	Bonus	(39)	4,86,61,48,654	9,73,22,97,308
June 16, 2017 to December 18, 2017	5,42,117	2	2	Cash	(40)	4,86,66,90,771	9,73,33,81,542
December 19, 2017	(34,37,50,000)	2	NA	Buyback	(41)	4,52,29,40,771	9,04,58,81,542
December 20, 2017 to March 31, 2018	843,720	2	2	Cash	(42)	4,52,37,84,491	9,04,75,68,982
April 1, 2018 to March 7, 2019	16,23,050	2	2	Cash	(43)	4,52,54,07,541	9,05,08,15,082
March 8, 2019	1,508,469,180	2	NA	Bonus	(44)	6,03,38,76,721	12,06,77,53,442
March 9, 2019 to March 31, 2019	58,667	2	2	Cash	(45)	6,03,39,35,388	12,06,78,70,776
April 1, 2019 to September 8, 2019	14,24,187	2	2	Cash	(46)	6,03,53,59,575	12,07,07,19,150
September 9, 2019	(32,30,76,923)	2	NA	Buyback	(47)	5,71,22,82,652	11,42,45,65,304
September 10, 2019 to March 31, 2020	10,74,738	2	2	Cash	(48)	5,71,33,57,390	11,42,67,14,780
April 1, 2020 to January 18, 2021	19,80,699	2	2	Cash	(49)	5,71,53,38,089	11,43,06,76,178
January 19, 2021	(23,75,00,000)	2	NA	Buyback	(50)	5,71,22,82,652	10,95,56,76,178
January 20, 2021 to March 31, 2021	13,00,466	2	2	Cash	(51)	5,47,91,38,555	10,95,82,77,110
April 1, 2021 to March 31, 2022	29,31,560	2	2	Cash	(52)	5,48,20,70,115	10,96,41,40,230
April 1, 2022 to March 31, 2023	58,47,626	2	2	Cash	(53)	5,48,79,17,741	10,97,58,35,482
April 1, 2023 to June 1, 2023	9,24,252	2	2	Cash	(54)	5,48,88,41,993	10,97,76,83,986

Notes:

(1)

Bonus issue in the ratio 1:3 authorised by the shareholders through a special resolution passed in annual general meeting of the shareholders of the Company held on September 30, 1970. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(2)

Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed at the extra ordinary general meeting of the shareholders of the Company held on January 22, 1980. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(3)

Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on December 28, 1984. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(4)

Upon subdivision of equity shares of face value of ₹ 100 (Rupees One Hundred only) each to ₹ 10 (Rupees Ten only) approved by shareholders at the annual general meeting of the Company dated December 29, 1986.

(5)

Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the extraordinary general meeting of the shareholders of the Company held on April 29, 1987. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(6)

Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on August 29, 1989. Bonus issue was undertaken through capitalisation of the general Reserves of the Company.

(7)

Bonus issue in the ratio 1:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on July 16, 1992. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(8)

2,65,105 Equity Shares were allotted to the existing shareholders of Wipro Infotech Ltd. and Wipro Systems Ltd. pursuant to the scheme of amalgamation between these Companies, and Wipro Limited, and their respective shareholders (the “Scheme of Amalgamation”) which was approved by The High Court of Judicature at Bombay vide their order dated June 15, 1995.

(9)

Bonus issue in the ratio 1:1 authorised by the shareholders through a resolution passed in the extraordinary general meeting of the shareholders of the Company held on January 27, 1995. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(10)

Bonus issue in the ratio 2:1 authorised by the shareholders through a special resolution passed in the annual general meeting of the shareholders of the Company held on September 4, 1997. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(11)	Upon subdivision of equity shares of face value of ₹ 10 (Rupees Ten only) each to ₹ 2 (Rupees Two only) each approved by shareholders at the annual general meeting of the Company dated July 29, 1999.
(12)	The conversion rate of 1 US$ being ₹ 46.45 (Rupees Forty Six and Fort Five Paisa only) as per the ADR prospectus.
(13)

ADRs were issued in year 2000 at issue price of $41.375/ share with a face value of ₹ 2 (Rupees Two only) (converted to $). ₹ 57,964 lakhs (Rupees Five Hundred and Seventy Nine Crores and Sixty Four Lakhs only) was credited to share premium account of the Company.

(14)

1,14,169 (One Lakh Fourteen Thousand One Hundred and Sixty Nine) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(15)

32,670 (Thirty Two Thousand Six Hundred and Seventy) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(16)

98,303 (Ninety Eight Thousand Three Hundred and Three) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(17)

1,95,160 (One Lakh Ninety Five Thousand One Hundred and Sixty) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(18)

56,478 (Fifty Six Thousand Four Hundred and Seventy Eight) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(19)

Bonus issue in the ratio 2:1 authorised by the shareholders of the Company through a special resolution passed in the annual general meeting of the shareholders of the Company held on June 11, 2004. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(20)

51,23,632 (Fifty One Lakhs Twenty Three Thousand Six Hundred and Thirty Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(21)

23,23,052 (Twenty Three Lakhs Twenty Three Thousand and Fifty Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(22)

Bonus issue in the ratio 1:1 authorised by the shareholders of the Company through a special resolution passed in the annual general meeting of the shareholders of the Company held on July 21, 2005. Bonus issue was undertaken through capitalisation of the capital redemption reserve and part of the share premium of the Company.

(23)

1,39,67,119 (One Crore Thirty Nine Lakhs Sixty Seven Thousand One Hundred and Nineteen) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(24)

3,32,45,383 (Three Crores Thirty Two Lakhs Forty Five Thousand Three Hundred and Eighty Three) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(25)

24,53,670 (Twenty Four Lakhs Fifty Three Thousand Six Hundred and Seventy) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(26)

25,58,623 (Twenty Five Lakhs Fifty Eight Thousand Six Hundred and Twenty Three) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(27)

9,68,803 (Nine Lakhs Sixty Eight Thousand Eight Hundred and Three) Equity Shares were allotted to the shareholders of MPact Technology Services Pvt. Ltd., MPower Software Services (India) Pvt Ltd. and CMango India Pvt. Ltd. pursuant to the scheme of amalgamation between these companies, Wipro Limited, and their respective shareholders, which was approved by the High Court of Karnataka vide order dated January 10, 2008 and High Court of Judicature at Bombay vide order dated March 14,2008.

(28)

46,66,940 (Forty Six Lakhs Sixty Six Thousand Nine Hundred and Forty) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(29)

Bonus issue in the ratio 2:3 authorised by the shareholders of the Company through postal ballot on June 4, 2010. Bonus issue was undertaken through capitalisation of the securities premium of the Company.

(30)

49,96,335 (Forty Nine Lakhs Ninety Six Thousand Three Hundred and Thirty Five) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(31)

43,47,083 (Forty Three Lakhs Forty Seven Thousand and Eighty Three) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(32)

41,78,502 (Forty One Lakhs Seventy Eight Thousand Five Hundred and Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(33)

33,82,543 (Thirty Three Lakhs Eighty Two Thousand Five Hundred and Forty Three) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(34)

27,25,765 (Twenty Seven Lakhs Twenty Five Thousand Seven Hundred and Sixty Five) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(35)

During the period April 1, 2015 to March 31, 2016, 16,70,252 (Sixteen Lakhs Seventy Thousand Two Hundred and Fifty Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share. There were no allotments of equity shares during the period April 1, 2016 to July 6, 2016.

(36)	4,00,00,000 (Four Crores) Equity Shares were bought back by the Company from its shareholders through the Tender Offer route at a price of ₹ 625 (Six Hundred and Twenty Five Only)/ share.
(37)

1,87,275 (One Lakh Eighty Seven Thousand Two Hundred and Seventy Five) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(38)

21,73,762 (Twenty One Lakhs Seventy Three Thousand Seven Hundred and Sixty Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(39)	Bonus issue in the ratio 1:1 authorised by the shareholders through postal ballot on June 3, 2017. Bonus issue was undertaken through capitalisation of the general reserves of the Company.

(40)

5,42,117 (Five Lakhs Forty Two Thousand One Hundred and Seventeen) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/share.

(41)

34,37,50,000 (Thirty Four Crores Thirty Seven Lakhs and Fifty Thousand) Equity Shares were bought back by the Company from its shareholders through the Tender Offer route at a price of ₹ 320/- (Three Hundred and Twenty only)/ share.

(42)

8,43,720 (Eight Lakhs Forty Three Thousand Seven Hundred and Twenty) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(43)

16,23,050 (Sixteen Lakhs Twenty Three Thousand and Fifty) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(44)

Bonus issue in the ratio 1:3 authorised by the shareholders through postal ballot on February 22, 2019. Bonus issue was undertaken through capitalisation of free reserves, securities premium account and capital redemption reserve of the Company.

(45)

58,667 (Fifty Eight Thousand Six Hundred and Sixty Seven) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(46)

14,24,187 (Fourteen Lakhs Twenty Four Thousand One Hundred and Eighty Seven) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(47)

32,30,76,923 (Thirty Two Crores Thirty Lakhs Seventy Six Thousand Nine Hundred and Twenty Three) Equity Shares were bought back by the Company from its shareholders through the Tender Offer route at a price of ₹ 325/- (Three Hundred and Twenty Five only)/ share.

(48)

10,74,738 (Ten Lakhs Seventy Four Thousand Seven Hundred and Thirty Eight) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(49)

19,80,699 (Nineteen Lakhs Eighty Thousand Six Hundred and Ninety Nine) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(50)

23,75,00,000 (Twenty Three Crores Seventy Five Lakhs) Equity Shares were bought back by the Company from its shareholders through the Tender Offer route at a price of ₹ 400/- (Four Hundred only)/ share.

(51)

13,00,466 (Thirteen Lakhs Four Hundred and Sixty Six) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(52)

29,31,560 (Twenty Nine Lakhs Thirty one thousand Five Hundred and Sixty) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(53)

58,47,626 (Fifty Eight Lakhs Forty Seven thousand Six Hundred and Twenty Six) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

(54)

9,24,252 (Nine Lakhs Twenty Four thousand Two Hundred and Fifty Two) Equity Shares of the Company allotted to various employees of the Company pursuant to various stock option plans of the Company at an exercise price of ₹ 2 (Rupees Two only)/ share.

15.4.	The details of the Board of Directors as on date of Public Announcement, i.e., June 02, 2023 are as follows:

Name and Age of the Director	Designation	Qualifications	Date of Appointment/ Reappointment	Directorships in Other Companies and Bodies Corporate
Mr. Azim Hasham Premji Age: 77	Non-Executive, Non-Independent Director (designated as “Founder Chairman”)	Graduate degree in Electrical Engineering, Stanford University	September 1, 1968

•   Wipro Enterprises Private Limited

•   Wipro GE Healthcare Private Limited

•   Azim Premji Philanthropic Initiatives Private Limited

•   Azim Premji Safe Deposit Company Private Limited

•   Azim Premji Custodial and Management Services Private Limited

•   Azim Premji Trust Services Private Limited

•   Azim Premji Trustee Company Private Limited

•   Azim Premji Foundation for Development

•   Azim Premji Foundation

Mr. Rishad A Premji Age: 46	Chairman	BA in Economics, from Wesleyan University and MBA from Harvard Business School	May 1, 2015	• Wipro Enterprises Private Limited • Azim Premji Foundation • Wipro GE Healthcare Private Limited • Azim Premji Philanthropic Initiatives Private Limited

Name and Age of the Director	Designation	Qualifications	Date of Appointment/ Reappointment	Directorships in Other Companies and Bodies Corporate
• Azim Premji Trust Services Private Limited • Azim Premji Trustee Company Private Limited

Mr. Thierry Delaporte Age: 56	CEO and Managing Director	Bachelor’s degree in Economy and Finance from Sciences Po Paris, Master of Laws from Sorbonne University	July 6, 2020	• Life Project 4 Youth • Compagnie de Saint- Gobain

Ms. Tulsi Naidu Age: 49	Independent Director	Post Graduate Diploma in Management from Indian Institute of Management, Ahmedabad and Bachelor’s degree in Mathematics, Economics and Statistics from Nizam College, Hyderabad.	July 1, 2021	• Zurich Australia Limited

Ms. Päivi Rekonen Age: 54	Independent Director	Masters degrees in Social Sciences, and Economics and Business Administration from the University of Jyväskylä, Finland	October 1, 2022	• Konecranes Plc • WithSecure Plc • SEBA Bank AG

Ms. Ireena Vittal Age: 54	Independent Director	Graduate Degree in Electronics from Osmania University and Master’s in Business Administration from the Indian Institute of Management, Calcutta	October 1, 2013

•   Vidhi Centre For Legal Policy

•   Godrej Consumer Products Limited

•   Housing Development Finance Corporation Limited

•   Compass Plc

•   Foundation to Educate Girls Globally

•   Jal Seva Charitable Foundation

•   Diageo PLC

•   Urbanclap Technologies India Private Limited

Dr. Patrick John Ennis Age: 59	Independent Director	PhD and M.S. in Physics from Yale, an M.B.A. from Wharton and a B.S. in Math and Physics from the College of William & Mary	April 1, 2016	• Chavant Capital Acquisition Corp. • Yoodli, Inc.

Mr. Patrick Dupuis Age: 60	Independent Director	Graduated from the Ecole de Management de Lyon, France	April 1, 2016	—

Name and Age of the Director	Designation	Qualifications	Date of Appointment/ Reappointment	Directorships in Other Companies and Bodies Corporate
Mr. Deepak M Satwalekar Age: 74	Independent Director	Bachelor’s Degree of Technology in Mechanical Engineering from Indian Institute of Technology, Bombay and Masters in Business Administration from The American University, Washington D.C., USA.	July 1, 2020	• Asian Paints Limited • Home First Finance Company India Limited • Germinait Solutions Private Limited

15.5.	The details of changes in the Board of Directors during the three years preceding the date of the Public Announcement, i.e., June 02, 2023 are as follows:

Name of the Director	Appointment/ Resignation	Effective Date	Reasons
Mr. Abidali Z Neemuchwala	Resignation	June 1, 2020	—

Mrs. Arundhati Bhattacharya	Resignation	June 30, 2020	—

Mr. Deepak M. Satwalekar	Appointment	July 1, 2020	Appointment as Independent Director

Mr. Thierry Delaporte	Appointment	July 6, 2020	Appointment as the Chief Executive

Officer and Managing Director

Mr. M. K. Sharma	Retired	June 30,2021	—

Ms. Tulsi Naidu	Appointment	July 1, 2021	Appointment as Independent Director

Mr. William A. Owens	Retired	July 31, 2022	—

Ms. Paivi Rekonen	Appointment	October 1, 2022	Appointment as Independent Director

15.6.

The Buyback will not result in any benefit to the Promoter and Promoter Group or any Directors and Key Managerial Personnel of the Company except to the extent of the cash consideration received by them from the Company pursuant to their respective participation in the Buyback in their capacity as Equity Shareholders of the Company, and the change in their shareholding as per the response received in the Buyback, as a result of the extinguishment of Equity Shares, which will lead to reduction in the equity share capital of the Company post the Buyback.

16.	FINANCIAL INFORMATION ABOUT THE COMPANY

16.1.	The salient financial information of the Company as extracted from the standalone audited results for last three years being March 31, 2023, March 31, 2022 and March 31, 2021 are as under:

	(₹ in millions unless stated otherwise)
	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Total Income	7,01,076	6,42,805	5,26,823
Total Expenses (Excluding Interest and Depreciation)	5,56,177	4,71,632	3,82,456
Interest	6,289	3,674	4,026

	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Depreciation	15,921	14,857	13,493
Profit before tax	1,22,689	1,52,642	1,26,848
Provision for tax (including Deferred Tax)	30,922	31,289	26,239
Profit/ (Loss) after tax	91,767	1,21,353	1,00,609
Equity Share Capital	10,976	10,964	10,958
Reserves & Surplus*	6,16,647	5,32,543	4,41,458
Networth*	6,27,623	5,43,507	4,52,416
Debt (excluding working capital loans and including current maturities of long-term debt)	—	57	141
Total Debt (including working capital loans and current maturities of long-term debt)	51,807	76,791	58,152

*	Excluding revaluation reserves and miscellaneous expenditure to the extent not written off

Key Financial Ratios

	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Key Ratios
Earnings per Share – Basic (₹)	16.75	22.20	17.81
Earnings per Share – Diluted (₹)	16.72	22.14	17.77
Book Value Per Share (₹)	114.36	99.14	82.57
Return on Net worth (%)	14.62%	22.33%	22.24%
Debt-Equity Ratio (in times)	0.08	0.14	0.13
Total Debt/ Net worth	0.08	0.14	0.13

Below are the formulae used for computation of the above ratios:

(1)	Earnings per Share = Profit After Tax attributable to equity holders of the company /Weighted Average Number of Shares outstanding for the period
(2)	Book value per Share = Net Worth (excluding Revaluation Reserves)/ Number of Shares at the end of the period
(3)	Return on Net Worth = Profit After Tax attributable to equity holders of the company / Net Worth (excluding revaluation reserves).
(4)	Debt-Equity Ratio = Total Debt/ Net Worth (excluding revaluation reserves)
(5)	Total Debt/ Net Worth = Total Debt/ Net Worth (excluding revaluation reserves)

16.2.	The financial information of the Company as extracted from the consolidated audited results for last three years being March 31, 2023, March 31, 2022 and March 31, 2021 are as under:

	(₹ in millions unless stated otherwise)
	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Total Income	9,27,533	8,13,732	6,43,256
Total Expenses	7,36,340	6,26,278	4,71,635
Interest	10,077	5,325	5,088
Depreciation	33,402	30,778	27,634
Share of net profit/ (loss) of associates accounted for using the equity method	(57)	57	130

	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Profit before tax	1,47,657	1,51,408	1,39,029
Provision for tax (including Deferred Tax)	33,992	28,974	30,349
Profit after tax	1,13,665	1,22,434	1,08,680
Profit attributable to equity holders of the Company	1,13,500	1,22,296	1,07,964
Profit attributable to Non-controlling interest	165	138	716
Equity Share Capital	10,976	10,964	10,958
Reserves & Surplus*	7,65,703	6,43,066	5,38,052
Net worth*	7,76,679	6,54,030	5,49,010
Debt (excluding working capital loans and including current maturities of long-term debt)	61,272	56,463	7,458
Total Debt (including working capital loans and current maturities of long-term debt)	1,50,093	1,51,696	83,332

*	Excluding revaluation reserves and miscellaneous expenditure to the extent not written off

Key Financial Ratios

	Year Ended
Particulars	March 31, 2023 (Audited)	March 31, 2022 (Audited)	March 31, 2021 (Audited)
Key Ratios
Earnings per Share – Basic (₹)(1)	20.73	22.37	19.11
Earnings per Share – Diluted (₹)	20.68	22.31	19.07
Book Value Per Share (₹)(2)	141.53	119.30	100.20
Return on Net worth (%)(3)	14.61%	18.70%	19.67%
Debt-Equity Ratio (in times)(4)	0.19	0.23	0.15
Total Debt/ Net worth(5)	0.19	0.23	0.15

Below are the formulae used for computation of the above ratios:

(1)	Earnings per Share = Profit After Tax attributable to equity holders of the Company /Weighted Average Number of Shares outstanding for the period

(2)	Book value per Share = Net Worth (excluding Revaluation Reserves)/ Number of Shares at the end of the period

(3)	Return on Net Worth = Profit After Tax attributable to equity holders of the Company / Net Worth (excluding revaluation reserves).

(4)	Debt-Equity Ratio = Total Debt/ Net Worth (excluding revaluation reserves) (5) Total Debt/ Net Worth = Total Debt/ Net Worth (excluding revaluation reserves)

16.3.

The Company hereby declares that it will comply with the SEBI (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, wherever and if applicable. The Company hereby declares that it has complied with Sections 68, 69 and 70 of the Companies Act and the SCD Rules.

17.	STOCK MARKET DATA

17.1.	The Equity Shares are currently listed and traded only on the BSE and the NSE.

17.2.

The high, low and average market prices in preceding three calendar years and the monthly high, low and average market prices for the six months preceding the date of the Public Announcement, i.e., June 02, 2023 and the corresponding volumes on the NSE (stock exchange where the Company’s shares are most frequently traded) are as follows:

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
PRECEDING 3 YEARS
April 1, 2022 – March 31,2023	609.50	05-April-22 (64,31,244)	355.00	29-Mar-23 (44,11,920)	421.74	1,52,47,34,068
April 1, 2021 – March 31,2022	739.85	14-Oct-21 (5,91,88,803)	412.60	13-Apr-21 (2,04,20,320)	596.31	2,25,51,35,928
April 1, 2020 to March 31, 2021	467.45	13-Jan-21 (2,91,90,193)	173.80	21-Apr-20 (90,43,319)	313.47	3,50,23,26,613
PRECEDING 6 MONTHS
May 2023	406.00	29-May-23 (39,79,654)	379.00	05-May-23 (39,51,097)	389.52	8,21,19,227
April 2023	388.00	28-April-23 (1,38,54,703)	352.00	17-April-23 (68,01,645)	370.40	7,44,91,298
March 2023	396.65	06-Mar-23 (33,63,861)	355.00	44,11,920 (29-Mar-23)	375.71	7,05,87,118
February 2023	413.25	16-Feb-23 (55,94,681)	385.45	27-Feb-23 (27,77,355)	402.23	6,77,68,070
January 2023	410.20	47,76,320 (24-Jan-23)	381.40	42,42,377 (06-Jan-23)	396.90	10,32,41,385
December 2022	416.35	79,26,492 (01-Dec-22)	376.30	36,30,574 (26-Dec-22)	395.69	10,98,28,778

Source: www.nseindia.com

Note: High and Low price for the period are based on intra-day prices and Average Price is based on average of closing price.

17.3.

The high, low and average market prices in preceding three calendar years and the monthly high, low and average market prices for the six months preceding the date of the Public Announcement, i.e., June 02, 2023 and the corresponding volumes on BSE are as follows:

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
PRECEDING 3 YEARS
April 1, 2022 – March 31,2023	609.40	05-Apr-22 (1,68,907)	355.00	29-Mar-23 (5,04,371)	421.74	12,29,23,865
April 1, 2021 – March 31,2022	739.80	14-Oct-21 (18,83,326)	412.75	13-Apr-21 (8,82,242)	596.25	13,58,79,316
April 1, 2020 to March 31, 2021	467.20	13-Jan-21 (15,46,584)	174.00	21-Apr-20 (2,13,153)	313.44	15,47,22,112
PRECEDING 6 MONTHS
May 2023	405.95	29-May-23 (1,71,761)	379.00	05-May-23 (2,51,613)	389.50	56,17,330
April 2023	388.00	28-Apr-23 (5,10,237)	351.85	17-Apr-23 (2,22,607)	370.38	38,45,074
March 2023	396.50	06-Mar-23 (4,52,244)	355.00	29-Mar-23 (5,04,371)	375.75	61,36,460
February 2023	413.00	16-Feb-23 (4,94,694)	385.40	27-Feb-23 (3,92,243)	402.19	46,96,194

Period	High Price (Rs)	Date of High Price & Number of shares traded on that date	Low Price (Rs)	Date of Low Price & Number of shares traded on that date	Average Price (Rs)	Total Volume Traded in the period (No. of shares)
January 2023	410.35	24-Jan-23 (2,71,598)	381.50	06-Jan-23 (3,92,397)	396.85	68,91,933
December 2022	416.35	01-Dec-22 (8,69,426)	376.30	26-Dec-22 (4,22,499)	395.67	71,12,357

Source: www.bseindia.com

Note: High and Low price for the period are based on intra-day prices and Average Price is based on average of closing price.

17.4.	The Company’s ADSs, as evidenced by ADRs, are traded in the U.S. on the NYSE under the ticker symbol “WIT”.

17.5.

Notice of the Board Meeting convened to consider the proposal of the Buyback was given to the NSE and BSE on April 23, 2023. The proposal for the Buyback was approved at the Board Meeting and the intimation was sent to NSE, BSE and NYSE on the same day, i.e., April 27, 2023. The closing market price of the Equity Shares on NSE, BSE and NYSE, during this period, are summarised below.

Event	Date	NSE (In INR)	BSE (In INR)	ADS (In USD)
Notice of the Board Meeting convened to consider the proposal of the Buyback[1]	April 23, 2023	368.05	368.00	4.41
(One) Trading Day Post-Notice of Board Meeting	April 24, 2023	377.95	377.90	4.57
(One) Trading Day Prior to Board Meeting	April 26, 2023	374.55	374.50	4.51
Board Meeting Date	April 27, 2023	374.40	374.35	4.69
(One) Trading Day Post-Board Meeting	April 28, 2023	385.00	385.15	4.70
Date of the Public Announcement	June 02,2023	404.95	404.80	4.95
Date of publication of the Public Announcement	June 05,2023	404.20	404.30	4.82

Note:

(1) Since the date on which the notice of the Board Meeting convened to consider the proposal of the Buyback was a non-trading day, i.e., April 23, 2023, the closing market price of the Equity Shares as on the trading day prior to the date of intimation of the Board Meeting is considered, i.e., April 21, 2023.

17.6.

The Buyback Price is at a premium of 16.49% over the volume weighted average price of an ADS on the NYSE for the 60 trading days preceding the date of the notice to the NSE and BSE of the Board Meeting to consider the proposal of the Buyback; i.e., April 23, 2023. The Buyback Price is at a premium of 23.18% over the volume weighted average market price of an ADS on the NYSE for 10 trading days preceding April 23, 2023. The Buyback Price will be paid in Indian rupees. These amounts are based on the exchange rate of ₹ 82.06 (Rupees Eighty-Two and Six Paisa Only) per USD as published by the Federal Reserve Board of Governors on April 21, 2023. Fluctuations in the exchange rate between the Indian rupee and the U.S. dollar will affect the U.S. dollar equivalent of the Buyback. Shareholders are urged to obtain current exchange rate information before making any decision with respect to the Buyback.

18.	DETAILS OF THE STATUTORY APPROVALS

18.1.

The Buyback is subject to approvals, if any, required under the provisions of the Companies Act, the Buyback Regulations, and applicable rules and regulations as specified by RBI under FEMA and/or such other applicable rules and regulations for the time being in force. As on date, there are no other statutory or regulatory approvals required to implement the Buyback other than those indicated above.

18.2.

Buyback of Equity Shares from Non-Resident Shareholders will be subject to approvals, if any, of the appropriate authorities as applicable. Non-Resident Shareholders must obtain all approvals if required to tender the Equity Shares held by them in this Buyback (including without limitation the approval from the RBI). It is the obligation of such Non-Resident Shareholders, NRI, OCB shareholders, to obtain such approvals (if required) and submit such approvals along with the Tender Form, so as to enable them to tender Equity Shares in the Buyback and for the Company to purchase such Equity Shares, tendered. The Company will have the right to make payment to such Eligible Shareholders in respect of whom no prior RBI approval is required and not Accept Equity Shares from the Eligible Shareholders in respect of whom prior RBI approval is required in the event copies of such approvals are not submitted.

18.3.

By participating in the Buyback, each Eligible Shareholder (including the Non-Resident Shareholder) undertakes to complete all relevant regulatory/statutory filings and compliances to be made by it under applicable law, including filing of Form FC-TRS. Further, by agreeing to participate in the Buyback, each Eligible Shareholder hereby: (a) authorises the Company to take all necessary action, solely to the extent required, and if necessary, to be undertaken by the Company, for making any regulatory/statutory filings and compliances on behalf of each shareholder; and (b) undertakes to provide the requisite assistance to the Company for making any such regulatory/statutory filings and compliances.

18.4.

As of date of this Letter of Offer, there are no statutory or regulatory approvals required to implement the Buyback, other than as indicated above. If any statutory or regulatory approvals become applicable subsequently, the Buyback will be subject to such statutory or regulatory approvals. In the event that the receipt of any statutory/regulatory approvals are delayed, changes to the proposed timetable of the Buyback, if any, shall be intimated to BSE, NSE and the NYSE.

18.5.	As of the date of the Letter of Offer and pursuant to the Buyback, the Company has not breached any covenant with lenders and therefore, no prior approval needs to be obtained from the lenders.

19.	DETAILS OF THE REGISTRAR TO THE BUYBACK AND COLLECTION CENTRES

19.1.

Eligible Shareholders who wish to tender their Equity Shares in the Buyback can send by registered post/speed post or hand deliver the Tender Form, TRS generated by the exchange bidding system along with all the relevant documents by super-scribing the envelope as “Wipro Buyback Offer 2023”, to the Registrar at its office set out below so that the same are received not later than the Buyback Closing Date i.e. Thursday, June 29, 2023 by 5 p.m. (IST):

KFIN Technologies Limited

Selenium Building, Tower- B, Plot No 31 & 32,

Financial district, Nanakramguda, Serilingampally,

Hyderabad Rangareddy, Telangana - 500032, India.

Tel No: +91 40 6716 2222

Contact person: Mr. M. Murali Krishna

Fax No.: +91 40 6716 1563

Toll free No.: 18003094001

Email: wipro.buyback2023@kfintech.com

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Regn. No.: INR000000221

Corporate Identification Number: L72400TG2017PLC117649

ELIGIBLE SHAREHOLDERS HOLDING AND TENDERING EQUITY SHARES IN DEMAT FORM ARE NOT REQUIRED TO SUBMIT THE TENDER FORM AND THE TRS.

THE TENDER FORM AND OTHER RELEVANT DOCUMENTS SHOULD NOT BE SENT TO THE COMPANY OR TO THE MANAGER TO THE BUYBACK.

20.	PROCESS AND METHODOLOGY FOR THE BUYBACK

20.1.

The Company proposes to Buyback up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) fully paid-up Equity Shares from the Eligible Shareholders as on the Record Date, on a proportionate basis, through the Tender Offer route at the Buyback Price, i.e., ₹ 445/- (Rupees Four Hundred and Forty Five only) per Equity Share, payable in cash for an aggregate amount of ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only), excluding transaction costs. The maximum number of Equity Shares proposed to be bought back represents 4.91% of the total number of Equity Shares in the paid-up Equity Share capital of the Company as at March 31, 2023. The Buyback is in accordance with Article 8.2 of the Articles, Sections 68, 69 and 70 and all other applicable provisions of the Companies Act, the SCD Rules, the Management Rules and the Buyback Regulations and subject to such conditions and modifications, if any, as may be prescribed or imposed by the appropriate authorities while granting such approvals, permissions and sanctions, which may be agreed by the Board. The Buyback Size is 20.95% and 17.86% of the aggregate of the fully paid-up equity share capital and free reserves as per the latest audited standalone and consolidated financial statements, respectively, as at March 31, 2023. The Equity Shareholders of the Company approved the Buyback, by way of a special resolution, through postal ballot through remote e-voting, the results of which were announced on June 02, 2023.

20.2.

The aggregate shareholding of the Promoter and Promoter Group as at the date of the Public Announcement is 4,00,19,50,248 Equity Shares which represents 72.91% of the existing equity share capital of the Company. In terms of the Buyback Regulations, under the Tender Offer route, the Promoters and Promoter Group have the option to participate in the Buyback. In this regard, the Promoter and Promoter Group have expressed their intention vide their letters dated April 27, 2023 to participate in the Buyback and may tender up to an aggregate maximum number of 3,91,74,17,716 Equity Shares or such lower number of shares in accordance with the provisions of the Buyback Regulations/terms of the Buyback. Please refer to paragraph 7.3 on page 23 of this Letter of Offer for details on participation by the Promoter and Promoter Group.

20.3.

Assuming Acceptance of all Equity Shares tendered in the Buyback from the Eligible Shareholders up to their respective Buyback Entitlement, the shareholding of the Promoter and Promoter Group after the completion of the Buyback may increase from 72.91% to 73.37% of the post-Buyback total paid-up equity share capital of the Company. Also, if none of the public shareholders participate and only the Promoter and Promoter Group participate to the extent of the Buyback Entitlement, their shareholding may reduce from 72.91% to 72.03% of the total equity share capital of the Company.

20.4.

The Company expresses no opinion as to whether Eligible Shareholders should participate in the Buyback or not and, accordingly, Eligible Shareholders are advised to consult their own advisors to consider participation in the Buyback.

20.5.	Record Date and Ratio of Buyback as per the Buyback Entitlement in each Category:

20.5.1.

As required under the Buyback Regulations, the Company has fixed June 16, 2023 as the Record Date for the purpose of determining the entitlement and the names of the shareholders holding Equity Shares of the Company who will be Eligible Shareholders to participate in the Buyback.

20.5.2.

Holders of ADSs will not be eligible to tender ADSs in the Buyback. In order for such holders to participate in the Buyback, they must become direct holders of Equity Shares as of the Record Date. They, therefore, needed to (i) establish an account with a bank, broker or other nominee in India sufficiently in advance of the Record Date to receive the withdrawn Equity Shares in DR type electronic dematerialized form (a “Brokerage Account”) prior to the Record Date, (ii) submit the desired number of ADSs to JPMorgan Chase Bank, N.A., as the ADR depositary (the “Depositary”) for cancellation and withdraw the underlying Equity Shares no later than three (3) New York business days prior to the Record Date (an “Equity Share Withdrawal”) and (iii) after receiving the Equity Shares in the Brokerage Account, tender into the Buyback any or all such withdrawn Equity Shares when the offering period for the Buyback commences. If a holder of ADSs did not establish a Brokerage Account and effect an Equity Share Withdrawal in sufficient time prior to the Record Date, such holder is not eligible to participate in the Buyback.

20.5.3.

A registered holder of ADSs must have surrendered such ADS to the Depository for cancellation along with requisite fees and a written order directing the Depository to cause the Equity Shares represented by the ADSs to be withdrawn and delivered to, or upon the written order of, any person designated in such order prior to the Record Date. Persons holding their ADSs through a bank, broker or other nominee must have requested such bank, broker or other nominee to surrender the ADSs to be cancelled, have payed the requisite fees to the Depositary and provided the Depositary with the Withdrawal Order prior to the Record Date.

20.5.4.

The Depositary will have charged such holder a fee of U.S. $0.05 for each ADS surrendered for cancellation. These fees are payable whether or not the withdrawn Equity Shares are accepted for tender in the Buyback. The Depositary will, on a best efforts basis, endeavor to deliver the Equity Shares to Brokerage Account in India. If the Depository is not able to do so for whatever reason, they will not be liable for any losses that may result to the holders of ADSs.

20.5.5.

Prior to the Record Date, holders of ADSs previously received notice of the Buyback and information regarding surrendering the ADSs to the Depositary for cancellation and withdrawing the underlying Equity Shares through the Postal Ballot Notice such that they could become holders of Equity Shares as of the Record Date and be eligible to participate in the Buyback. Equity Shares trade on the Stock Exchanges and cannot be traded on the NYSE. Due to uncertainties under Indian law and the terms of the deposit agreement, upon withdrawal of the Equity Shares underlying the ADSs, an equity holder currently cannot re-deposit the Equity Shares into the ADR program to receive ADSs. There is no guarantee that any ADS holder that submitted its ADSs for cancellation and withdrawal of the underlying Equity Shares will be able to tender successfully into the Buyback any or all of such Equity Shares. Equity Shares that are not accepted in the Buyback will remain outstanding, and the rights and obligations of any holder of such Equity Shares will not be affected.

20.5.6.

Participation in the Buyback will trigger Buyback Tax to be discharged by the Company. However, income received pursuant to such Buyback shall be exempt from income tax in India. ADS holders are advised to consult their own legal, financial and tax advisors prior to participating in the Buyback and requesting that the Depositary effect an Equity Share Withdrawal, including advice related to any related regulatory approvals and U.S., Indian and other tax considerations. In addition, prior to submitting any ADSs for withdrawal, ADS holders are advised to confirm that they have a Brokerage Account in India that can take delivery of the Equity Shares.

20.5.7.	The Equity Shares to be bought back as a part of this Buyback are divided into two categories:

20.5.7.1.	Reserved category for Small Shareholders (the “Reserved Category”); and

20.5.7.2.	General Category for all other Eligible Shareholders (the “General Category”).

20.5.8.

As defined in Regulation 2(i)(n) of the Buyback Regulations, a “small shareholder” is a shareholder, who holds equity shares having market value, on the basis of closing price on the stock exchange having highest trading volume, as on Record Date, of not more than ₹ 2,00,000/- (Rupees Two Lakh only). As on the Record Date, the closing price on NSE was ₹ 381.30/- (Rupees Three Hundred and Eight One and Thirty Paisa only). Accordingly, all Eligible Shareholders holding not more than 524 Equity Shares as on the Record Date are classified as ‘Small Shareholders’ for the purpose of the Buyback.

20.5.9.

Based on the above definition, there are 27,47,511 Small Shareholders in the Company with aggregate shareholding of 17,28,87,648 (Seventeen Crores Twenty Eight Lakhs Eighty Seven Thousand Six Hundred and Forty Eight) Equity Shares as on the Record Date, which constitutes 3.15% of the outstanding number of Equity Shares of the Company and 64.11% of the maximum number of Equity Shares which the Company proposes to buy back as a part of this Buyback.

20.5.10.	In compliance with Regulation 6 of the Buyback Regulations, the reservation for the Small Shareholders, will be the higher of:

20.5.10.1.

Fifteen percent of the number of Equity Shares which the Company proposes to Buyback, i.e., 15% of 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One) Equity Shares which is 4,04,49,439 (Four Crore Four Lakh Forty Nine Thousand Four Hundred and Thirty Nine only) Equity Shares; or

20.5.10.2.

The number of Equity Shares entitled as per their shareholding as on the Record Date, [i.e., (1,72,887,648 / 54,88,841,993) x 26,96,62,921] which is 84,93,848 (Eighty Four Lakhs Ninety Three Thousand Eight Hundred and Forty Eight) Equity Shares.

20.5.10.2.1.

All the outstanding fully paid-up Equity Shares have been used for computing the Buyback Entitlement of Small Shareholders since the Promoter and Promoter Group also intend to offer Equity Shares held by them in the Buyback.

20.5.10.2.2.

Based on the above and in accordance with Regulation 6 of the Buyback Regulations, 4,04,49,439 (rounded off) fully paid-up Equity Shares have been reserved for Small Shareholders. Accordingly, General Category for all other Eligible Shareholders shall consist of 229,213,482 Equity Shares.

20.5.11.	Based on the aforementioned, the entitlement ratio of Buyback for both categories is as follows:

Category of Shareholders	Ratio of Buyback
Reserved Category for Small Shareholders	62 Equity Shares out of every 265 fully paid-up Equity Shares held on the Record Date.

General category for all other Eligible Shareholders	26 Equity Shares out of every 603 fully paid-up Equity Shares held on the Record Date.

Note: The above ratio of Buyback is approximate and provides indicative Buyback Entitlement. Any computation of the Buyback Entitlement using the above Buyback ratio may provide a slightly different number than the actual entitlement due to rounding-off. The actual Buyback Entitlement factor for Small Shareholders under the Reserved Category is 23.3963730017312% and for other shareholders under the General Category is 4.31180305781953%. Also, the numbers arrived at using the actual Buyback Entitlement may not conform exactly to the Buyback Entitlement printed in the Tender Form due to rounding-off of the factor.

20.6.	Fractional Entitlements:

20.6.1.

If the Buyback Entitlement under Buyback, after applying the above mentioned ratios to the Equity Shares held on Record Date, is not a round number (i.e. not in the multiple of 1 Equity Share), then the fractional entitlement shall be ignored for computation of Buyback Entitlement to tender Equity Shares in the Buyback for both categories of Eligible Shareholders.

20.6.2.

On account of ignoring the fractional entitlement, those Small Shareholders who hold 4 (Four) or less Equity Shares as on Record Date will be dispatched a Tender Form with zero entitlement. Such Small Shareholders are entitled to tender Additional Equity Shares as part of the Buyback and will be given preference in the Acceptance of one Equity Share, if such Small Shareholders have tendered Additional Equity Shares.

20.7.	Basis of Acceptance of Equity Shares validly tendered in the Reserved Category for Small Shareholders:

20.7.1.

Subject to the provisions contained in this Letter of Offer, the Company will Accept Equity Shares tendered in the Buyback by Small Shareholders in the Reserved Category in the following order of priority:

20.7.1.1.

Acceptance of 100% Equity Shares from Small Shareholders in the Reserved Category, who have validly tendered their Equity Shares to the extent of their Buyback Entitlement or the number of Equity Shares tendered by them, whichever is less; and

20.7.1.2.

Post the Acceptance as described in paragraph 20.7.1.1 above, in case there are any Equity Shares left to be bought back from Small Shareholders in the Reserved Category, the Small Shareholders who were entitled to tender zero Equity Shares (on account of ignoring the fractional entitlement), and have tendered Additional Equity Shares as part of the Buyback, shall be given preference and one share each from the Additional Equity Shares applied by these Small Shareholders shall be bought back in the Reserved Category.

20.7.1.3.

Post the Acceptance as described in paragraph 20.7.1.1 and 20.7.1.2 above, in case there are any Equity Shares left to be bought back in the Reserved Category, the Additional Equity Shares tendered by the Small Shareholders over and above their Buyback Entitlement, shall be Accepted in proportion of the Additional Equity Shares tendered by them and the Acceptances per Small Shareholder shall be made in accordance with the Buyback Regulations, i.e. valid Acceptances per Small Shareholder shall be equal to the Additional Equity Shares validly tendered by the Small Shareholder divided by the total Additional Equity Shares validly tendered in the Reserved Category and multiplied by the total pending number of Equity Shares to be Accepted in the Reserved Category. For the purpose of this calculation, the Additional Equity Shares taken into account for such Small Shareholders, from whom one Equity Share has been Accepted in accordance with paragraph 20.7.1.2 above, shall be reduced by one.

20.7.1.4.	Adjustment for fractional results in case of proportionate Acceptance, as described in paragraph 20.7.1.3 above:

20.7.1.4.1.

For any Small Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, the fraction would be rounded off to the next higher integer.

20.7.1.4.2.

For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, the fraction shall be ignored.

20.8.	Basis of Acceptance of Shares validly tendered in the General Category:

20.8.1.

Subject to the provisions contained in this Letter of Offer, the Company will Accept the Equity Shares tendered in the Buyback by all other Eligible Shareholders in the General Category in the following order of priority:

20.8.1.1.

Acceptance of 100% Equity Shares from other Eligible Shareholders in the General Category who have validly tendered their Equity Shares, to the extent of their Buyback Entitlement, or the number of Equity Shares tendered by them, whichever is less.

20.8.1.2.

Post the Acceptance as described in paragraph 20.8.1.1, in case there are any Equity Shares left to be bought back in the General Category, the Additional Equity Shares tendered by the other Eligible Shareholders over and above their Buyback Entitlement shall be Accepted in proportion of the Additional Equity Shares tendered by them and the Acceptances per shareholder shall be made in accordance with the Buyback Regulations, i.e. valid Acceptances per shareholder shall be equal to the Additional Equity Shares validly tendered by the Eligible Shareholder divided by the total Additional Equity Shares validly tendered in the General Category and multiplied by the total pending number of Equity Shares to be Accepted in the General Category.

20.8.1.3.	Adjustment for fractional results in case of proportionate Acceptance as described in paragraph 20.8.1.2 above:

20.8.1.3.1.

For any Eligible Shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, the fraction would be rounded off to the next higher integer.

20.8.1.3.2.

For any Eligible Shareholder if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, the fraction shall be ignored.

20.9.	Basis of Acceptance of Equity Shares between Categories

20.9.1.

In case there are any Equity Shares left to be bought back in one category (“Partially Filled Category”) after Acceptance in accordance with the above described methodology for both the categories, and there are additional unaccepted validly tendered Equity Shares in the second category, the Additional Equity Shares in the second category shall be Accepted proportionately, i.e. valid Acceptances per Eligible Shareholder shall be equal to the additional outstanding Equity Shares validly tendered by an Eligible Shareholder in the second category divided by the total additional outstanding Equity Shares validly tendered in the second category and multiplied by the total pending number of Equity Shares to be bought back in the Partially Filled Category.

20.9.2.

If the Partially Filled Category is the General Category, and the second category is the Reserved Category, for the purpose of this calculation, the Additional Equity Shares tendered by such Small Shareholders, from whom one Equity Share has been Accepted in accordance with paragraph 20.7.1.2 shall be reduced by one.

20.9.3.	Adjustment for fractional results in case of proportionate Acceptance, as defined in paragraphs 20.9.1 and 20.9.2 above:

20.9.3.1.

For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is greater than or equal to 0.50, the fraction would be rounded off to the next higher integer.

20.9.3.2.

For any shareholder, if the number of Additional Equity Shares to be Accepted, calculated on a proportionate basis is not in the multiple of 1 and the fractional Acceptance is less than 0.50, the fraction shall be ignored.

20.10.	For avoidance of doubt, it is clarified that:

20.10.1.	the Eligible Shareholders are advised to tender Equity Shares from their respective demat accounts/ folios in which they are holding the Equity Shares as on the Record Date;

20.10.2.

the Equity Shares Accepted under the Buyback from each Eligible Shareholder, in accordance with paragraphs above, shall not exceed the number of Equity Shares tendered by the respective Eligible Shareholder;

20.10.3.

the Equity Shares Accepted under the Buyback from each Eligible Shareholder, in accordance with paragraphs above, shall not exceed the number of Equity Shares held by respective Eligible Shareholders as on the Record Date; and

20.10.4.

the Equity Shares tendered by any Eligible Shareholders over and above the number of Equity Shares held by such Eligible Shareholders as on the Record Date shall not be considered for the purpose of Acceptance in accordance with the paragraphs above.

20.10.4.1.

The Equity Shares accepted under the Buyback, shall not exceed 26,96,62,921 (Twenty Six Crores Ninety Six Lakhs Sixty Two Thousand Nine Hundred and Twenty One) Equity Shares OR ₹ 120,00,00,00,000/- (Rupees Twelve Thousand Crores only), whichever is lower.

20.10.4.2.

In case of any practical issues, resulting out of rounding-off of Equity Shares or otherwise, the Board or Buyback Committee authorized by the Board will have the authority to decide such final allocation with respect to such rounding-off or any excess of Equity Shares or any shortage of Equity Shares after allocation of Equity Shares as set out in the process described in Paragraph 20.7, 20.8, 20.9 and 20.10.

20.11.	Clubbing of Entitlement

In accordance with Regulation 9(ix) of the Buyback Regulations, in order to ensure that the same shareholders with multiple demat accounts/folios do not receive a higher entitlement under the Small Shareholder category, the Company will club together the Equity Shares held by such shareholders with a common PAN for determining the category (Small Shareholder or general) and entitlement under the Buyback. In case of joint shareholding, the Company will club together the Equity Shares held in cases where the sequence of the PANs of the joint shareholders is identical. In case of physical shareholders, where the sequence of PANs is identical, the Company will club together the Equity Shares held in such cases. Similarly, in case of physical shareholders where PAN is not available, the Company will check the sequence of names of the joint holders and club together the Equity Shares held in such cases where the sequence of name of joint shareholders is identical. The shareholding of institutional investors like mutual funds, pension funds/trusts, insurance companies etc., with common PAN will not be clubbed together for determining the category and will be considered separately, where these Equity Shares are held for different schemes and have a different demat account nomenclature based on information prepared by the Registrar as per the shareholder records received from the Depositories.

21.	PROCEDURE FOR TENDER OFFER AND SETTLEMENT

21.1.

The Buyback is open to all Eligible Shareholders (including holders of ADSs who submit the desired number of ADSs to the Depositary for cancellation and withdraw the underlying Equity Shares from the ADR program no later than 12:00 noon New York City time on June 13, 2023), holding Equity Shares either in dematerialized form or physical form on the Record Date.

21.2.

The Company proposes to effect the Buyback through the Tender Offer route, on a proportionate basis. The Letter of Offer and Tender Form, outlining the terms of the Buyback as well as the detailed disclosures as specified in the Buyback Regulations, will be sent through electronic means to Eligible Shareholders who have registered their email IDs with the Depositories/the Company. The Eligible Shareholders who have not registered their email IDs with the Depositories/ the Company, this Letter of Offer shall be dispatched through physical mode by registered post / speed post/ courier, only on request. In case of non-receipt of Letter of Offer and the Tender Form, please follow the procedure mentioned in this Section.

21.3.

The Company will not Accept any Equity Shares offered for Buyback which are under any restraint order of a court/ any other competent authority for transfer/sale and/or title in respect of which is otherwise under dispute or where loss of share certificate has been notified to the Company and the duplicate share certificate have not been issued either due to such request being under process as per the provision of law or otherwise.

21.4.

The Company shall comply with Regulation 24(v) of the Buyback Regulations which states that the Company shall not buyback locked-in Equity Shares and non-transferable Equity Shares till the pendency of the lock-in or till such Equity Shares become transferable. The Company shall accept all the Equity Shares validly tendered for the Buyback by Eligible Shareholders, on the basis of their Buyback Entitlement as on the Record Date.

21.5.

Eligible Shareholders will have to transfer the Equity Shares from the same demat account in which they were holding the Equity Shares as on the Record Date and in case of multiple demat accounts, Eligible Shareholders are required to tender the applications separately from each demat account. In case of any changes in the demat account in which the Equity Shares were held as on Record Date, such Eligible Shareholders should provide sufficient proof of the same to the Registrar to the Buyback and such tendered Equity Shares may be Accepted subject to appropriate verification and validation by the Registrar to the Buyback. The Board or Buyback Committee authorized by the Board will have the authority to decide such final allocation in case of non-receipt of sufficient proof by such Eligible Shareholder.

21.6.

Eligible Shareholders’ participation in Buyback is voluntary. Eligible Shareholders holding Equity Shares of the Company can choose to participate and get cash in lieu of shares to be Accepted under the Buyback or they may choose not to participate. Eligible Shareholders holding Equity Shares of the Company may also accept a part of their entitlement. Eligible Shareholders holding Equity Shares of the Company also have the option of tendering Additional Equity Shares (over and above their entitlement) and participate in the shortfall created due to non-participation of some other Eligible Shareholders, if any. If the Buyback Entitlement for any Eligible Shareholder is not a round number, the fractional entitlement shall be ignored for computation of entitlement to tender Equity Shares in the Buyback. The Acceptance of any Equity Shares tendered in excess of the Buyback Entitlement by the Eligible Shareholder shall be in terms of the procedure outlined herein.

21.7.

The maximum tender under the Buyback by any Eligible Shareholder cannot exceed the number of Equity Shares held by the Eligible Shareholder as on the Record Date. In case the Eligible Shareholder holds Equity Shares through multiple demat accounts, the tender through a demat account cannot exceed the number of Equity Shares held in that demat account.

21.8.

As elaborated under paragraph 20.5.7 above, the Equity Shares proposed to be bought as a part of the Buyback are divided into two categories; (a) Reserved Category for Small Shareholders and (b) the General Category for all other Eligible Shareholders. The Buyback Entitlement of Eligible Shareholders in each category shall be calculated accordingly.

21.9.

Post Acceptance of the Equity Shares tendered on the basis of Buyback Entitlement, Equity Shares left to be bought as a part of the Buyback, if any, in one category shall first be Accepted, in proportion to the Equity Shares tendered, over and above their Buyback Entitlement, by Eligible Shareholders in that category, and thereafter, from Eligible Shareholders who have tendered over and above their Buyback Entitlement, in the other category.

21.10.

The Buyback shall be implemented using the “Mechanism for acquisition of shares through Stock Exchange” notified by SEBI Circulars and following the procedure prescribed in the Companies Act, the SCD Rules and the Buyback Regulations and as may be determined by the Board and on such terms and conditions as may be permitted by law from time to time.

21.11.

For implementation of the Buyback, the Company has appointed JM Financial Services Limited as the registered broker to the Company to facilitate the process of tendering of Equity Shares through the stock exchange mechanism for the Buyback through whom the purchases and settlements on account of the Buyback would be made by the Company. The contact details of the Company’s Broker are as follows:

JM Financial Services Limited
Address: 5th Floor, Cnergy,
Appasaheb Marathe Marg, Prabhadevi, Mumbai - 400 025
Tel: +91 22 6704 3000
Fax: +91 22 6761 7222
Contact Person: Divyesh Kapadia; Tel.: +91 22 6704 3503
Email: Divyesh.Kapadia@jmfl.com
Website: www.jmfinancialservices.in
SEBI Registration Number: INB-INF011054831 (BSE); INB/INE/INF231054835 (NSE)
Corporate Identification Number: U67120MH1998PLC115415

21.12.

The Company will request both Stock Exchanges to provide a separate acquisition window to facilitate placing of sell orders by Eligible Shareholders who wish to tender Equity Shares in the Buyback. BSE is the Designated Stock Exchange for the purpose of this Buyback. The details of the acquisition window will be specified by the Stock Exchanges from time to time.

21.13.	All Eligible Shareholders, through their respective Stock Broker(s), will be eligible to place and be responsible for placing orders in the acquisition window.

21.14.

During the Tendering Period, the order for selling the Equity Shares will be placed in the acquisition window by Eligible Shareholders through their respective Stock Brokers during normal trading hours of the secondary market. Stock Brokers can enter orders for both Equity Shares in demat and physical form.

21.15.

Modification/cancellation of orders and multiple bids from a single Eligible Shareholder will only be allowed during the Tendering Period of the Buyback. Multiple bids made by single shareholders for selling the Equity Shares shall be clubbed and considered as ‘one’ bid for the purposes of Acceptance.

21.16.

The cumulative quantity tendered shall be made available on websites of the Stock Exchanges at www.bseindia.com and www.nseindia.com, throughout the trading session and will be updated at specific intervals during the Tendering Period.

21.17.	All documents sent by the Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to safeguard adequately their interests in this regard.

21.18.	Procedure to be followed by Equity Shareholders holding Equity Shares in the dematerialized form

21.18.1.

Eligible Shareholders who desire to tender their Equity Shares in dematerialized form under the Buyback would have to do so through their respective Stock Broker by indicating to their Stock Broker the details of Equity Shares they intend to tender under the Buyback.

21.18.2.	The Stock Broker would be required to place an order/bid on behalf of the Eligible Shareholders who wish to tender Equity Shares in the Buyback using the acquisition window of the Stock Exchanges.

21.18.3.

The lien shall be marked by the Stock Broker in the demat account of the Eligible Shareholder for the shares tendered in Tender Offer. Details of shares marked as lien in the demat account of the Eligible Shareholder shall be provided by the depositories to Clearing Corporation. In case, the shareholders demat account is held with one depository and clearing member pool and Clearing Corporation account is held with other depository, shares shall be blocked in the shareholders demat account at source depository during the Tendering Period. Inter depository tender offer (the “IDT”) instructions shall be initialled by the shareholders at source depository to clearing member/ Clearing Corporation account at target depository. Source depository shall block the shareholder’s securities (i.e., transfers from free balance to blocked balance) and send IDT message to target depository for confirming creation of lien. Details of shares blocked in the shareholders demat account shall be provided by the target depository to the Clearing Corporation.

21.18.4.

For custodian participant orders for demat Equity Shares, early pay-in is mandatory prior to confirmation of order/bid by custodian. The custodian participant shall either confirm or reject the orders not later than the closing of trading hours (i.e., 3:30 p.m.) on the last day of the Tendering Period. Thereafter, all unconfirmed orders shall be deemed to be rejected. For all confirmed custodian participant orders, order modification shall revoke the custodian confirmation and the revised order shall be sent to the custodian again for confirmation.

21.18.5.

Upon placing the bid, the Stock Broker shall provide a TRS generated by the exchange bidding system to the Eligible Shareholder. The TRS will contain the details of order submitted like bid ID number, application number, DP ID, client ID, number of Equity Shares tendered, etc. In case of non-receipt of the completed Tender Form and other documents, but lien marked on Equity Shares and a valid bid in the exchange bidding system, the bid by such Eligible Shareholder shall be deemed to have been accepted.

21.18.6.

Eligible Shareholders who have tendered their demat shares in the Buyback shall also provide all relevant documents, which are necessary to ensure transferability of the demat shares in respect of the Tender Form to be sent. Such documents may include (but not be limited to):

21.18.6.1.	Duly attested power of attorney, if any person other than the Eligible Shareholder has signed the Tender Form;

21.18.6.2.	Duly attested death certificate and succession certificate/legal heirship certificate, in case any Eligible Shareholder has expired; and

21.18.6.3.	In case of companies, the necessary certified corporate authorizations (including board and/or general meeting resolutions).

21.18.7.

IN CASE OF DEMAT EQUITY SHARES, SUBMISSION OF TENDER FORM AND TRS IS NOT REQUIRED. After the receipt of the demat Equity Shares by the Clearing Corporation and a valid bid in the exchange bidding system, the Buyback shall be deemed to have been accepted for Eligible Shareholders holding Equity Shares in demat form.

21.18.8.

The Eligible Shareholders will have to ensure that they keep the DP account active and unblocked. Further, Eligible Shareholders will have to ensure that they keep the bank account attached with the DP account active and updated to receive credit remittance due to Acceptance of Buyback of shares by the Company. In the event if any Equity Shares are tendered to Clearing Corporation, excess dematerialized Equity Shares or unaccepted dematerialized Equity Shares, if any, tendered by the Eligible Shareholders would be returned to them by Clearing Corporation. If the security transfer instruction is rejected in the depository system, due to any issue then such securities will be transferred to the shareholder broker’s depository pool account for onward transfer to the Eligible Shareholder. In case of custodian participant orders, excess dematerialized shares or unaccepted dematerialized shares, if any, will be refunded to the respective custodian depository pool account.

21.19.	Procedure to be followed by Equity Shareholders holding Equity Shares in the physical form:

While shareholders holding equity shares in physical form are eligible to participate in the Buyback, they are urged to have their shares dematerialized so as to be able to freely transfer them and participate in corporate actions in a convenient and effective manner.

The procedure to be followed by Equity Shareholders holding Equity Shares in the physical form is as below:

21.19.1.

Eligible Shareholders who are holding physical Equity Shares and intend to participate in the Buyback will be required to approach their respective Stock Brokers along with the complete set of documents for verification procedures to be carried out including the (i) the Tender Form duly signed by all Eligible Shareholders (in case shares are in joint names, in the same order in which they hold the shares), (ii) original share certificate(s), (iii) valid share transfer form(s) duly filled and signed by the transferors (i.e. by all registered Eligible Shareholders in same order and as per the specimen signatures registered with the Company) and duly witnessed at the appropriate place authorizing the transfer in favour of the Company, (iv) self-attested copy of the Eligible Shareholder’s PAN Card, and (v) any other relevant documents such as power of attorney, corporate authorization (including board resolution/ specimen signature), notarized copy of death certificate and succession certificate or probated will, if the original shareholder has deceased, etc., as applicable. In addition, if the address of an Eligible Shareholder has undergone a change from the address registered in the Register of Members of the Company, the Eligible Shareholder would be required to submit a self-attested copy of address proof consisting of any one of the following documents: valid Aadhaar Card, Voter Identity Card or Passport.

21.19.2.

Based on the documents mentioned in paragraph 21.19.1 above, the Stock Broker shall place the bid on behalf of the Eligible Shareholder holding Equity Shares in physical form who wishes to tender Equity Shares in the Buyback using the acquisition window of the Stock Exchanges. Upon placing the bid, the Stock Broker shall provide a TRS generated by the Stock Exchanges’ bidding system to the Eligible Shareholder. The TRS will contain the details of the order submitted like Folio No., Certificate No., Distinctive No., No. of Equity Shares tendered, etc.

21.19.3.

The Stock Broker has to deliver the original share certificate(s) and documents (as mentioned in paragraph 21.19.1 above) along with TRS either by registered post or courier or hand delivery to the Registrar (at the address mentioned at paragraph 19.1 above or the collection centres of the Registrar details of which will be included in this Letter of Offer) on or before the Buy-back Closing Date by the Stock Broker. The envelope should be super scribed as “Wipro Buyback Offer 2023”. One copy of the TRS will be retained by Registrar and it will provide acknowledgement of the same to the Stock Broker/ Eligible Shareholder.

21.19.4.

An Eligible Shareholder holding physical Equity Shares should note that physical Equity Shares will not be Accepted unless the complete set of documents are submitted. Acceptance of the physical Equity Shares for the Buyback shall be subject to verification as per the Buyback Regulations and any further directions issued in this regard. The Registrar will verify such bids based on the documents submitted on a daily basis and till such time the Stock Exchanges shall display such bids as ‘unconfirmed physical bids’. Once the Registrar confirms the bids, it will be treated as ‘confirmed bids’.

21.19.5.

All documents as mentioned above, shall be enclosed with the valid Tender Form, otherwise the Equity Shares tendered will be liable for rejection. The Equity Shares shall be liable for rejection on the following grounds amongst others: (i) if there is any other company’s equity share certificate(s) enclosed with the Tender Form instead of the Equity Share certificate(s) of the Company; (ii) if the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders; (iii) if the Eligible Shareholders tender Equity Shares but the Registrar to the Buyback does not receive the Equity Share certificate(s) or other relevant documents; or (iv) in case the signature on the Tender Form and Form SH-4 does not match as per the specimen signature recorded with Company/Registrar of the Company.

21.19.6.

In case any Eligible Shareholder has submitted Equity Shares in physical form for dematerialization, such Equity Shareholders should ensure that the process of getting the Equity Shares dematerialized is completed well in time so that they can participate in the Buyback before the closure of the Tendering Period of the Buyback.

21.20.	For Equity Shares held by Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (Read with paragraph 18 “DETAILS OF THE STATUTORY APPROVALS”):

21.20.1.

While tendering their Equity Shares under the Buyback, all Eligible Shareholders, being Non-Resident Shareholders of Equity Shares (excluding FPIs/FIIs) shall also enclose a copy of the permission received by them from RBI, if applicable, to acquire the Equity Shares held by them.

21.20.2.	Eligible Shareholders who are FIIs/FPIs should also enclose a copy of their SEBI registration certificate.

21.20.3.

In case the Equity Shares are held on repatriation basis, the Non-Resident Eligible Shareholder shall obtain and enclose a letter from its authorized dealer/bank confirming that at the time of acquiring the said Equity Shares, payment for the same was made by the Non-Resident Eligible Shareholder from the appropriate account (e.g. NRE a/c.) as specified by RBI in its approval. In case the Non-Resident Eligible Shareholder is not in a position to produce the said certificate, the Equity Shares would be deemed to have been acquired on non-repatriation basis and in that case the Non-Resident Eligible Shareholder shall submit a consent letter addressed to the Company allowing the Company to make the payment on a non-repatriation basis in respect of the valid Equity Shares Accepted under the Buyback.

21.20.4.	If any of the above stated documents, as applicable, are not enclosed along with the Tender Form, the Equity Shares tendered under the Buyback are liable to be rejected.

THE NON RECEIPT OF THE LETTER OF OFFER BY, OR ACCIDENTAL OMMISSION TO DISPATCH THE LETTER OF OFFER TO ANY PERSON WHO IS ELIGIBLE TO RECEIVE THE SAME TO PARTICIPATE IN THE BUYBACK, SHALL NOT INVALIDATE THE BUYBACK OFFER IN ANY WAY.

21.21.	In case of non-receipt of the Letter of Offer and the Tender Form:

21.21.1.

In case the Equity Shares are in dematerialized form: If Eligible Shareholder(s) who have been sent the Letter of Offer and the Tender Form through electronic means wish to obtain a physical copy of the Letter of Offer, they may send a request in writing to the Company or Registrar at the address or email id mentioned at the cover page of the Letter of Offer stating name, address, number of Equity Shares held on Record Date, client ID number, DP name/ID, beneficiary account number, and upon receipt of such request, a physical copy of the Letter of Offer shall be provided to such Eligible Shareholder. An Eligible Shareholder may participate in the Buyback by downloading the Tender Form from the websites of the Company, the Registrar to the Buyback, the Stock Exchanges and the Manager to the Buyback at https://www.wipro.com/investors/buy-back/, https://karisma.kfintech.com, www.bseindia.com, www.nseindia.com and www.jmfl.com, respectively, or by providing their application in writing on plain paper, signed by all Equity Shareholders, stating name and address of shareholder(s), number of Equity Shares held as on the Record Date, Client ID number, DP Name/ID, beneficiary account number and number of Equity Shares tendered for the Buyback.

21.21.2.

In case the Equity Shares are in physical form: Eligible Shareholder(s) have been sent the Letter of Offer and the Tender Form through electronic means. An Eligible Shareholder may participate in the Buyback by providing their application in writing on plain paper signed by all Equity Shareholders stating name, address, folio number, number of Equity Shares held, share certificate number, number of Equity Shares tendered for the Buyback and the distinctive numbers thereof, enclosing the original share certificate(s), copy of Equity Shareholders’ PAN card(s) and executed share transfer form in favour of the Company. The Letter of Offer, Tender Form and share transfer form SH-4 can be downloaded from the websites of the Company, the Registrar to the Buyback, the Stock Exchanges and the Manager to the Buyback at https://www.wipro.com/investors/buy-back/, https://karisma.kfintech.com, www.bseindia.com, www.nseindia.com and www.jmfl.com, respectively. Equity Shareholders must ensure that the Tender Form, along with the TRS and requisite, reach the Registrar not later than Buyback Closing Date i.e., June 29, 2023 (by 5:00 PM). If the signature(s) of the Eligible Shareholders provided in the plain paper application differs from the specimen signature(s) recorded with the Registrar of the Company or are not in the same order (although attested), such applications are liable to be rejected under this Buyback.

Please note that Eligible Shareholder(s) who intend to participate in the Buyback will be required to approach their respective Stock Broker (along with the complete set of documents for verification procedures) and have to ensure that their bid is entered by their respective Stock Broker or broker in the electronic platform to be made available by the Stock Exchange before the Buyback Closing Date.

The Company shall Accept Equity Shares validly tendered by Eligible Shareholder(s) in the Buyback on the basis of their shareholding as on the Record Date and the Buyback Entitlement. Eligible Shareholder(s) who intend to participate in the Buyback using the ‘plain paper’ option as mentioned in this paragraph are advised to confirm their entitlement from the Registrar to the Buyback, before participating in the Buyback.

21.22.

The participation of the Eligible Shareholders in the Buyback is entirely at the discretion of the Equity Shareholders. The Company does not accept any responsibility for the decision of any Equity Shareholder to either participate or to not participate in the Buyback. The Company will not be responsible in any manner for any loss of Share certificate(s) and other documents during transit and the Equity Shareholders are advised to adequately safeguard their interest in this regard.

21.23.	Method of Settlement

Upon finalization of the basis of Acceptance as per Buyback Regulations:

21.23.1.	The settlement of trades shall be carried out in the manner similar to settlement of trades in the secondary market.

21.23.2.

The Company will pay the consideration to the Company’s Broker who will transfer the funds pertaining to the Buyback to the Clearing Corporation’s bank accounts as per the prescribed schedule. The settlement of fund obligation for dematerialized shares shall be affected as per the SEBI Circulars and as prescribed by Stock Exchanges and Clearing Corporation from time to time. For Equity Shares Accepted under the Buyback, the Clearing Corporation will make direct funds payout to respective Eligible Shareholders. If Eligible Shareholders’ bank account details are not available or if the funds transfer instruction is rejected by RBI/an Eligible Shareholder’s Bank, due to any reason, such funds will be transferred to the concerned Stock Broker’s settlement bank account for onward transfer to such Eligible Shareholders.

21.23.3.

In case of certain client types viz. NRI and foreign clients etc. (where there are specific RBI and other regulatory requirements pertaining to funds pay-out) who do not opt to settle through custodians, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account. For this purpose, the client type details would be collected from the Depositories, whereas funds payout pertaining to the bids settled through custodians will be transferred to the settlement bank account of the custodian, each in accordance with the applicable mechanism prescribed by the BSE and the Clearing Corporation from time to time.

21.23.4.

The Equity Shares bought back in demat form would be transferred directly to the Company Demat Account provided it is indicated by the Company’s Broker or it will be transferred by the Company’s Broker to the Company Demat Account on receipt of the Equity Shares from the clearing and settlement mechanism of the Stock Exchanges.

21.23.5.

For the Eligible Shareholders holding Equity Shares in physical form, the funds pay-out would be given to their respective Stock Broker’s settlement accounts for releasing the same to the respective Eligible Shareholder’s account.

21.23.6.

Details in respect of shareholder’s entitlement for Tender Offer process will be provided to the Clearing Corporation by the Company or Registrar to the Buyback. On receipt of the same, Clearing Corporations will cancel the excess or unaccepted blocked shares in the demat account of the shareholder. On settlement date, all blocked shares mentioned in the accepted bid will be transferred to the Clearing Corporations.

21.23.7.

In the case of inter depository, Clearing Corporations will cancel the excess or unaccepted shares in target depository. Source depository will not be able to release the lien without a release of IDT message from target depository. Further, release of IDT message shall be sent by target depository either based on cancellation request received from Clearing Corporations or automatically generated after matching with bid accepted detail as received from the Company or the Registrar to the Buyback. Post receiving the IDT message from target depository, source Depository will cancel/release excess or unaccepted block shares in the demat account of the shareholder. Post completion of Tendering Period and receiving the requisite details viz., demat account details and accepted bid quantity, source depository shall debit the securities as per the communication/message received from target depository to the extent of accepted bid shares from shareholder’s demat account and credit it to Clearing Corporation settlement account in target depository on settlement date.

21.23.8.

Any excess physical Equity Shares pursuant to proportionate Acceptance/rejection will be returned back to the Eligible Shareholders directly by the Registrar. The Company is authorized to split the share certificate and issue new consolidated share certificate for the unaccepted Equity Shares, in case the Equity Shares Accepted by the Company are less than the Equity Shares tendered in the Buyback by Equity Shareholders holding Equity Shares in the physical form.

21.23.9.

The lien marked against unaccepted Equity Shares will be released, if any, or would be returned by registered post or by ordinary post or courier (in case of physical shares) at the Eligible Shareholders’ sole risk. Eligible Shareholders should ensure that their depository account is maintained till all formalities pertaining to the Buyback are completed.

21.23.10.	The Company’s Broker would also issue a contract note to the Company for the Equity Shares Accepted under the Buyback.

21.23.11.

Eligible Shareholders who intend to participate in the Buyback should consult their respective Stock Broker(s) for any cost, applicable taxes, charges and expenses (including brokerage), stamp duty, etc., that may be levied by the Stock Broker(s) upon the Eligible Shareholders for tendering Equity Shares in the Buyback (secondary market transaction). The Buyback consideration received by the Eligible Shareholders, in respect of Accepted Equity Shares, could be net of such costs, applicable taxes, charges and expenses (including brokerage) and the Company accepts no responsibility to bear or pay such additional cost, charges and expenses (including brokerage and/or stamp duty) incurred solely by the Eligible Shareholders.

21.23.12.

The Equity Shares lying to the credit of the Company Demat Account and the Equity Shares bought back and Accepted in physical form will be extinguished in the manner and following the procedure prescribed in the Buyback Regulations.

21.24.	The Equity Shares tendered by Eligible Shareholders would be liable to be rejected on the following grounds:

21.24.1.1.	the Equity Shareholder is not an Eligible Shareholder of the Company as on the Record Date;

21.24.1.2.	there is a name mismatch in the dematerialized account of the Eligible Shareholder;

21.24.1.3.

there exists any restraint order of a court/any other competent authority for transfer/disposal/ sale or where loss of share certificates has been notified to the Company or where the title to the Equity Shares is under dispute or otherwise not clear or where any other restraint subsists;

21.24.1.4.

the documents mentioned in the Tender Form for Eligible Shareholders holding Equity Shares in physical form are not received by the Registrar on or before the close of business hours of June 29, 2023 (by 5 p.m. IST);

21.24.1.5.	if there is any other company share certificate enclosed with the Tender Form instead of the share certificate of the Company;

21.24.1.6.	if the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders;

21.24.1.7.	if the Eligible Shareholders bid the Equity Shares but the Registrar does not receive the physical Equity Share certificate or other relevant documents; or

21.24.1.8.	in the event the signature in the Tender Form and Form SH-4 do not match as per the specimen signature recorded with Company or Registrar.

22.	NOTE ON TAXATION

A.	INDIAN TAXATION

THE SUMMARY OF THE TAX CONSIDERATIONS RELATING TO THE BUYBACK OF EQUITY SHARES AS LISTED ON THE STOCK EXCHANGE SET OUT IN THIS SECTION ARE BASED ON THE CURRENT PROVISIONS OF THE TAX LAWS OF INDIA AND THE REGULATIONS THEREUNDER, THE JUDICIAL AND THE ADMINISTRATIVE INTERPRETATIONS THEREOF, WHICH ARE SUBJECT TO CHANGE OR MODIFICATION BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD HAVE DIFFERENT TAX IMPLICATIONS.

IN VIEW OF THE PARTICULARIZED NATURE OF TAX CONSEQUENCES OF A BUYBACK TRANSACTION, ELIGIBLE SHAREHOLDERS ARE REQUIRED TO CONSULT THEIR TAX ADVISORS FOR THE APPLICABLE TAX PROVISIONS INCLUDING THE TREATMENT THAT MAY BE GIVEN BY THEIR RESPECTIVE TAX OFFICERS IN THEIR CASE, AND THE APPROPRIATE COURSE OF ACTION THAT THEY SHOULD TAKE.

THE COMPANY DOES NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR OTHERWISE OF THIS TAX SUMMARY AND THERE CAN BE NO LIABILITY ON THE COMPANY IF ANY ACTION IS TAKEN BY THE SHAREHOLDER SOLELY BASED ON THIS TAX SUMMARY.

THEREFORE, SHAREHOLDERS CANNOT RELY ON THIS ADVICE AND THE SUMMARY TAX IMPLICATIONS RELATING TO THE TREATMENT OF INCOME TAX IN THE CASE OF BUYBACK OF EQUITY SHARES LISTED ON THE STOCK EXCHANGE SET OUT BELOW SHOULD BE TREATED AS INDICATIVE AND FOR GUIDANCE PURPOSES ONLY.

1.	GENERAL

The basis of charge of Indian income-tax depends upon the residential status of the taxpayer during a tax year. The Indian tax year runs from April 1 until March 31. A person who is an Indian tax resident is liable to taxation in India on his worldwide income, subject to certain tax exemptions, which are provided under the Income Tax Act.

A person who qualifies as a non-resident for Indian income-tax purposes is generally subject to tax in India only on such person’s India-sourced income or income received by such person in India. In case of shares of a company, the source of income from shares would depend on the “situs” of such shares. As per judicial precedents, generally the “situs” of the shares is where a company is “incorporated” and where its shares can be transferred. Accordingly, since the Company is incorporated in India, the Company’s shares would be “situated” in India and any gains arising to a non-resident on transfer of such shares should be taxable in India under the Income Tax Act. Further, the non-resident can avail themselves of the beneficial provisions of the Double Taxation Avoidance Agreement between India and the respective jurisdiction of the shareholder subject to meeting relevant conditions of eligibility and otherwise and providing and maintaining necessary information and documents as prescribed under the Income Tax Act.

The summary of tax implications on the buyback of equity shares listed on the stock exchanges in India is set out below. All references to equity shares in this note refer to equity shares listed on the stock exchanges in India unless stated otherwise.

2.	Income tax provisions in respect of buyback of equity shares listed on the recognized stock exchange

a.

Section 115QA of the Income Tax Act, introduced with effect from June 1, 2013, contains provisions for taxation of a domestic company in respect of buy-back of shares. The Section provides for the levy of additional income tax at the rate of twenty per cent (as increased by surcharge and Health and Education cess, as applicable) of the distributed income on account of buyback of shares of all domestic Indian companies including listed companies, i.e., companies whose shares are listed on a recognized stock exchange.

b.

The tax is chargeable on distributed income which is defined under section 115QA to mean the consideration paid by the company on buyback of shares as reduced by the amount which was received by the company for issue of such shares (determined in the manner as prescribed under the Income-tax Rules, 1962). Such tax on distributed income is to be discharged by the company as per the procedure laid down in section 115QA read with any applicable rules framed thereunder. Buyback Tax does not form part of the Buyback Size and will be appropriated out of free reserves of the company.

c.

The tax on the distributed income by the company shall be treated as the final payment of tax in respect of the said income and no further credit therefor is allowable to the company or to any other person in respect of the amount of tax so paid.

d.

No deduction under any other provision of the Income Tax Act shall be allowed to the company or a shareholder in respect of the income which has been charged to tax on the distributed income under section 115QA or the tax thereon.

e.

As additional income-tax has been levied on the company under Section 115QA of the Income Tax Act, the consequential income arising in the hands of shareholders has been exempted from tax under section 10(34A) of the Income Tax Act. Accordingly, any income arising in the hands of shareholder (whether resident or non-resident) on account of buyback of shares shall be exempt from any subsequent tax in India irrespective of the characterisation of the shares, i.e. whether long term or short term or held as investment or stock-in-trade.

3.	Taxation for American Depository Shares (‘ADS’) holders (‘Holder’)

A non-resident Holder may participate in the Buyback by submitting their ADSs to the Depositary for cancellation and withdrawing the underlying Equity Shares and then tendering those Equity Shares back to the Company for buyback through the stock exchange in India.

There can be no assurance that the Equity Shares offered by a Holder in the Buyback will be accepted. Holders are advised to consult their legal, financial and tax advisors for advice prior to participating in the Buyback, including advice related to any regulatory approvals and tax issues.

The following is a brief summary of capital gains taxation in respect of ADSs (as defined in Explanation to Section 115AC read with 115ACA of the Income Tax Act) issued to non-resident holders against the issue of ordinary equity shares of the Company:

a.

There are no specific tax provisions enumerating India tax consequences on redemption of ADSs into Equity Shares. If ADSs are treated as a title receipt to underlying shares of an Indian company, there are good arguments to support that Equity Shares received by non-resident Holders upon redemption of ADSs may not be considered as transfer and hence not subject to capital gains tax in India at the point of redemption. While there are arguments in favor of the position that redemption of ADSs into equity shares should not be subject to capital gains tax, the law is not clear on this and there are no relevant tax rulings. As a result, this view is not free from doubt.

b.	Refer to the India tax implications as provided above in connection with the buyback of shares post conversion of ADSs.

4.	RATE OF SURCHARGE AND CESS

The applicable Surcharge and Health and Education Cess leviable on a Buyback transaction in all circumstances would be 12% and 4% respectively.

THE ABOVE NOTE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES. THIS NOTE IS NEITHER BINDING ON ANY REGULATORS NOR CAN THERE BE ANY ASSURANCE THAT THEY WILL NOT TAKE A POSITION CONTRARY TO THE COMMENTS MENTIONED HEREIN. HENCE, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS FOR THE TAX PROVISIONS APPLICABLE TO YOUR PARTICULAR CIRCUMSTANCES.

The summary of the tax considerations as above is based on the current provisions of the tax laws of India, which are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions.

B.	CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income tax consequences that may be relevant with respect to a participation in the Buyback of Equity Shares to U.S. holders (as defined below) (or the exchange of ADSs for Equity Shares and subsequent participation in the Buyback) and is for general information only. For purposes of this discussion, “U.S. holders” are individuals who are citizens or residents of the United States, corporations (or other entities treated as corporations for U.S. federal income tax purposes) created in or under the laws of the United States or any political subdivision thereof or therein, estates, the income of which is subject to U.S. federal income taxation regardless of its source and trusts having a valid election to be treated as U.S. persons in effect under U.S. Treasury Regulations or for which a U.S. court exercises primary supervision and a U.S. person has the authority to control all substantial decisions.

This summary is limited to U.S. holders who hold Equity Shares or ADSs as capital assets. In addition, this summary is limited to U.S. holders who are not residents in India for purposes of the Convention between the Government of the United States of America and the Government of the Republic of India for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Treaty”). If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds the Equity Shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding Equity Shares or ADSs should consult its own tax advisor.

This summary does not address any tax considerations arising under the laws of any U.S. state or local or non-U.S. jurisdiction, potential application of the Medicare contribution tax on net investment income, or tax considerations under any U.S. non-income tax laws. In addition, this summary does not address tax considerations applicable to holders that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, financial institutions, dealers in securities or currencies, tax-exempt entities, persons liable for alternative minimum tax, persons that hold Equity Shares or ADSs as a position in a “straddle” or as part of a “hedging” or “conversion” transaction for tax purposes, persons holding ADSs or Equity Shares through partnerships or other pass-through entities, persons that have a “functional currency” other than the U.S. dollar, persons who are subject to special tax accounting rules under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or holders of 10% or more, by voting power or value, of the shares of the Company. This summary is based on the tax laws of the United States as in effect on the date of this document and on U.S. Treasury Regulations in effect or, in some cases, proposed, as of the date of this document, as well as judicial and administrative interpretations thereof available on or before such date and is based in part on the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.

EACH ELIGIBLE SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE BUYBACK.

1.	OWNERSHIP OF ADSs

For U.S. federal income tax purposes, holders of ADSs (the “Holders”) generally will be treated as the owners of Equity Shares represented by such ADSs. Accordingly, the conversion of ADSs into Equity Shares to participate in the Buyback generally will not be subject to U.S. federal income tax.

2.	TAX TREATMENT OF BUYBACK

An exchange of Equity Shares for cash by a U.S. holder pursuant to the Buyback will be a taxable transaction for U.S. federal income tax purposes. In such case, depending on the applicable U.S. holder’s particular circumstances, such tendering U.S. holder will be treated either as recognizing gain or loss from the disposition of the Equity Shares or as receiving a distribution from the Company.

Under Section 302 of the Code, a tendering U.S. holder will recognize gain or loss on the exchange of Equity Shares for cash if the exchange:

•	results in a “complete termination” of the holder’s interest in the Company;

•	results in a “substantially disproportionate” redemption with respect to such U.S. holder; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder.

The receipt of cash by a U.S. holder in the exchange of Equity Shares will be deemed to result in a “complete termination” of the holder’s interest in the Company if either (i) all the shares actually and constructively owned by the holder (including shares which he or she has the right to acquire by exercise of an option) are sold pursuant to the Buyback and such holder does not thereafter own any shares of the Company either actually or constructively or (ii) all the shares of Equity Shares actually owned by a holder are sold pursuant to the Buyback, the holder is eligible to waive and effectively waives constructive ownership of shares owned by family members under procedures described in Section 302 of the Code, and the holder does not actually or constructively own any other shares of the Company (after giving effect to such waiver of family attribution). Any holder intending to waive family attribution for purposes of satisfying the requirement set forth in the preceding clause (ii) should consult with his or her own tax advisor.

An exchange of Equity Shares for cash generally will be a substantially disproportionate redemption with respect to a U.S. holder if the percentage of the voting stock owned by such U.S. holder immediately after the exchange is less than 80% of the percentage of the voting stock owned by such U.S. holder immediately before the exchange and after the exchange the U.S. holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote.

If an exchange of Equity Shares for cash fails to satisfy the “substantially disproportionate” test, the U.S. holder may nonetheless satisfy the “not essentially equivalent to a dividend” test. An exchange of Equity Shares for cash will satisfy the “not essentially equivalent to a dividend” test if it results in a “meaningful reduction” of the U.S. holder’s equity interest in the Company given such U.S. holder’s particular facts and circumstances. The Internal Revenue Service (the “IRS”) has indicated in published rulings that a relatively minor reduction of the proportionate equity interest of a U.S. holder whose relative equity interest is minimal and who does not exercise any control over or participate in the management of corporate affairs should be treated as “not essentially equivalent to a dividend.”

In applying the Section 302 tests, each U.S. holder must take into account Equity Shares and ADSs that such U.S. holder constructively owns under certain attribution rules, pursuant to which a U.S. holder will be treated as owning any Equity Shares and ADSs owned by certain family members (which family attribution, in certain circumstances, may be waived) and related entities, and Equity Shares and ADSs that the U.S. holder has the right to acquire by exercise of an option. Because the Section 302 tests are applied on a stockholder by stockholder basis, the Buyback may be a sale or exchange for certain U.S. holders and a distribution for others. Each U.S. holder should consult its tax advisors regarding the application of the rules of Section 302 in its particular circumstances.

Sale or Exchange. Subject to the “passive foreign investment company” (the “PFIC”) rules described below, if a U.S. holder is treated under the Section 302 tests as recognizing gain or loss for U.S. federal income tax purposes from the disposition of Equity Shares for cash, such gain or loss will be equal to the difference between the U.S. dollar value of the amount realized and the U.S. holder’s tax basis, determined in U.S. dollars, in the Equity Shares. Gain or loss recognized will be long-term capital gain or loss with respect to Equity Shares held for more than 12 months at the time of the disposition and any gain recognized generally will be income from sources within the United States for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. Capital gains realized by a U.S. holder upon sale of Equity Shares may be subject to tax in India, including withholding tax. See “Certain Tax Consequences of the Buyback for Non-Resident Shareholders – Indian Taxation.” Due to limitations on foreign tax credits, however, a U.S. holder may not be able to utilize any such taxes as a credit against the U.S. holder’s federal income tax liability. U.S. holders should consult their own tax advisors regarding the tax treatment to them if the Buyback is treated as a sale or exchange.

Distribution. If a U.S. holder is not treated under the Section 302 tests as recognizing gain or loss on a disposition of Equity Shares for cash, such U.S. holder will be treated as having received a distribution from the Company. The gross amount of the distribution will generally be treated as dividend income to the extent made from the current or accumulated earnings and profits (as determined under U.S. federal income tax principles) of the Company. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. holders in respect of dividends received from other domestic corporations. To the extent, if any, that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits as determined under U.S. federal income tax principles, such excess will be treated first as a tax-free return of the U.S. holder’s tax basis in the Equity Shares and thereafter as capital gain.

The Company does not intend to calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, notwithstanding the discussion in the preceding paragraphs, if the Buyback is treated as a distribution on the Company’s Equity Shares, such distribution will generally be taxed to the U.S. holder as a dividend for U.S. tax purposes. In addition, as discussed above, a U.S. holder may not be able to utilize any Indian taxes (if applicable) as a credit against the U.S. holder’s federal income tax liability with respect to such distribution.

Subject to certain conditions and limitations, including the PFIC rules described below, dividends paid to non-corporate U.S. holders, including individuals, may be eligible for a reduced rate of taxation if the Company is deemed to be a “qualified foreign corporation” for U.S. federal income tax purposes. A qualified foreign corporation includes a foreign corporation (1) with respect to any dividend it pays on its shares that are readily tradable on an established securities market in the United States, or (2) if it is eligible for the benefits under a comprehensive income tax treaty with the United States that the U.S. Treasury Secretary determines is satisfactory and that includes an exchange of information program. In addition, a corporation is not a qualified foreign corporation if it is a PFIC in the current taxable year or the prior taxable year (as discussed below). Based on existing guidance, it is not clear whether a dividend on an Equity Share will be treated as a qualified dividend. Although the Equity Shares are not themselves listed on a U.S. exchange, the Company may be eligible for benefits under the Treaty, which the U.S. Treasury Secretary has determined is satisfactory for this purpose and which includes an exchange of information program.

EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TREATMENT OF DIVIDENDS AND SUCH HOLDER’S ELIGIBILITY FOR REDUCED RATE OF TAXATION UNDER THE LAW IN EFFECT FOR THE YEAR OF THE DIVIDEND AND WHETHER ANY FOREIGN TAX CREDITS ARE AVAILABLE TO IT IN RESPECT OF INDIAN WITHHOLDING TAX, IF ANY.

3.	PASSIVE FOREIGN INVESTMENT COMPANY

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either:

•	75% or more of its gross income for the taxable year is passive income; or

•	50% or more of its average quarterly assets during the taxable year is attributable to assets that produce or are held for the production of passive income.

The Company does not believe that it satisfies either of the tests for PFIC status for the fiscal year ended March 31, 2023, and the Company does not expect to satisfy either of the tests for the fiscal year ending March 31, 2024. However, because this determination is made on an annual basis and depends on a variety of factors (including the Company’s market capitalization), no assurance can be given that the Company was not considered a PFIC for the fiscal year ended March 31, 2023, or that the Company will not be considered a PFIC for the current taxable year and/or future taxable years. If the Company were to be a PFIC for any taxable year in which a U.S. holder owns Equity Shares or ADSs, U.S. holders would be required to pay an interest charge together with tax calculated at an ordinary income rates on “excess distributions,” as the term is defined in relevant provisions of U.S. tax laws, and on any gain on a sale or other disposition of Equity Shares (including as a result of the Buyback), unless a U.S. holder makes a “QEF election” or a “mark-to-market” election, as described below. In addition, individual U.S. holders will not be eligible for the reduced rates of dividend taxation described above if the Company is a PFIC for the fiscal year of the dividend payment or the preceding taxable year.

If the Company is a PFIC in any year, so long as the Equity Shares or ADSs are and remain “marketable,” a U.S. holder may be able to avoid the excess distribution rules described above by having made a timely so-called “mark-to-market” election with respect to such U.S. holder’s Equity Shares or ADSs. The Equity Shares or ADSs will be “marketable” as long as they remain regularly traded on a national securities exchange, such as the New York Stock Exchange, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located. However, because a mark-to-market election cannot be made for any lower-tier PFICs that the Company may own, a U.S. holder may continue to be subject to the PFIC rules with respect to any indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including the Company’s subsidiaries. U.S. holders should consult their own tax advisors with respect to making a mark-to-market election and the tax consequences of the Buyback if such an election is in effect.

In addition, if the Company is a PFIC in any year, a U.S. holder might be able to avoid the excess distribution rules described above by making a timely so-called “qualified electing fund,” or QEF, election to be taxed currently on such holder’s pro rata portion of the Company’s income and gain. However, the Company has not provided, and does not plan to provide, the information necessary for the QEF election, so such election would not have been available to U.S. holders.

In addition, certain information reporting obligations on IRS Form 8621 may apply to U.S. holders if the Company is determined to be a PFIC, including in the year of a sale or disposition.

4.	BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

Any dividends on, or proceeds from a sale of, Equity Shares paid to a U.S. holder may be subject to U.S. information reporting, and backup withholding at the applicable statutory rate (currently, 24%), may apply unless such holder is an exempt recipient or provides a U.S. taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with any applicable backup withholding requirements. Any amount withheld under the backup withholding rules will generally be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

THE ABOVE SUMMARY IS NOT INTENDED TO BE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO PARTICIPATION IN THE BUYBACK. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY ADDITIONAL TAX CONSEQUENCES RESULTING FROM PARTICIPATION IN THE BUYBACK, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND ANY ESTATE, GIFT AND INHERITANCE LAWS.

23.	DECLARATION BY THE BOARD OF DIRECTORS

Declaration as required under clause (ix) and clause (x) of Schedule I to the Buyback Regulations:

23.1.

The Board of Directors confirms that there are no defaults subsisting in repayment of deposits or interest payment thereon, redemption of debentures or interest payment thereon or redemption of preference shares or payment of dividend due to any shareholder, or repayment of any term loans or interest payment thereon to any financial institutions or banking company in the last three years.

23.2.	The Board hereby confirms that it has made a full enquiry into the affairs and prospects of the Company and has formed the opinion:

a.

that immediately following the date on which the Board Meeting is convened, i.e., April 27, 2023 or following the date on which the result of shareholders’ resolution was declared (the “Postal Ballot Resolution”), approving the Buyback, or the date of the Letter of Offer, there will be no grounds on which the Company could be found unable to pay its debts;

b.

that as regards the Company’s prospects for the year immediately following the date of the Board Meeting, i.e., April 27, 2023 or the Postal Ballot Resolution or the date of the Letter of Offer that, having regard to the Board’s intention with respect to the management of Company’s business during that year and to the amount and character of the financial resources which will, in the Board’s view, be available to the Company during that year, the Company will be able to meet its liabilities as and when they fall due and will not be rendered insolvent within a period of one year from the date of the Board Meeting, i.e., April 27, 2023 or the Postal Ballot Resolution or the date of the Letter of Offer; and

c.

that in forming an opinion for the above purposes, the Board has taken into account the liabilities as if the Company was being wound up under the provisions of the Companies Act 1956, Companies Act, 2013 or the Insolvency and Bankruptcy Code, 2016 (including prospective and contingent liabilities).

This declaration is made and issued under the authority of the Board in terms of the resolution passed at the meeting held on April 27, 2023.

For and on behalf of the Board of Directors of Wipro Limited,

Sd/-	Sd/-
Rishad A Premji Chairman (Director Identification Number (DIN): 02983899)	Thierry Delaporte Chief Executive Officer and Managing Director (DIN: 08107242)

24.	AUDITORS CERTIFICATE

The text of the Report dated April 27, 2023 of Deloitte Haskins & Sells LLP, the Statutory Auditors of the Company, addressed to the Board is reproduced below:

To,

The Board of Directors

Wipro Limited

Doddakannelli, Sarjapur Road,

Bangalore - 560035

Dear Sirs/Madam,

Subject: Statutory Auditor’s report in respect of proposed buyback of equity shares by Wipro Limited (‘the Company’) in terms of clause (xi) of Schedule I of Securities and Exchange Board of India (Buy Back of Securities) Regulations, 2018, as amended (“Buyback Regulations”).

1.	This Report is issued in accordance with the terms of our engagement letter dated July 20, 2022.

2.

The Board of Directors of Wipro Limited (the “Company”) have approved a proposal for buy-back of equity shares by the Company (subject to the approval of its shareholders) at its meeting held on April 27, 2023 in pursuance of the provisions of Section 68, 69 and 70 of the Companies Act, 2013 as amended (“the Act”) and the Buyback Regulations.

3.

We have been requested by the Management of the Company to provide a report on the accompanying statement of permissible capital payment (including premium) (“Annexure A”) as at March 31, 2023 (hereinafter referred to as the “Statement”) prepared by the management of the Company, which we have initialed for identification purposes only.

Management’s Responsibility for the Statement

4.

The preparation of the statement in accordance with Section 68(2)(c) of the Act, Regulation 4(i) of the Buyback Regulations and in compliance with the Buyback Regulations, is the responsibility of the management of the Company, including the computation of the amount of the permissible capital payment (including premium), the preparation and maintenance of all accounting and other relevant supporting records and documents. This responsibility includes the design, implementation and maintenance of internal control relevant to the preparation and presentation of the Statement and applying an appropriate basis of preparation; and making estimates that are reasonable in the circumstances.

Auditors Responsibility

5.	Pursuant to the requirements of the Buyback Regulations, it is our responsibility to provide a reasonable assurance that:

i.

we have inquired into the state of affairs of the Company in relation to the audited interim condensed standalone and consolidated financial statements as at and for the three months and year ended March 31, 2023.

ii.

the amount of permissible capital payment for the proposed buyback of equity shares as stated in Annexure A, has been properly determined considering the audited interim condensed standalone and consolidated financial statements as at and for the three months and year ended March 31, 2023 in accordance with Section 68(2) of the Act and Regulation 4(i) of the Buyback Regulations; and

iii.

the Board of Directors of the Company, in their meeting held on April 27, 2023 have formed the opinion as specified in Clause (x) of Schedule I to the SEBI Buyback Regulations, on reasonable grounds and that the Company will not, having regard to its state of affairs, be rendered insolvent within a period of one year from the aforesaid date and from the date on which the results of the shareholders’ resolution with regard to the proposed buyback is passed.

6.

The audited interim condensed standalone and consolidated financial statements referred to in paragraph 5 above have been audited by us, on which we have issued an unmodified audit opinion vide our report dated April 27, 2023. We conducted our audit of the interim condensed standalone and consolidated financial statements in accordance with the Standards on Auditing specified under Section 143(10) of the Act (“the Standards”) and other applicable authoritative pronouncements issued by the Institute of Chartered Accountants of India (the “ICAI”). Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

7.

We conducted our examination of the Statement in accordance with the Guidance note on Audit Reports and Certificates for Special Purposes (Revised 2016), issued by the ICAI (“Guidance Note”) and standards of auditing specified under section 143(10) of the Act, in so far as applicable for the purpose of this certificate. The Guidance Note requires that we comply with the ethical requirements of the Code of Ethics issued by the ICAI.

8.

We have complied with the relevant applicable requirements of the Standard on Quality Control (SQC) 1, Quality Control for Firms that Perform Audits and Reviews of Historical Financial Information, and Other Assurance and Related Services engagements.

Opinion

9.	Based on enquiries conducted and our examination as above, we report that:

i)

We have enquired into the state of affairs of the Company in relation to its audited standalone and consolidated financial statements as at and for three months and year ended March 31, 2023 which has been approved by the Board of Directors of the Company on April 27, 2023.

ii)

The amount of permissible capital payment (including premium) towards the proposed buy back of equity shares as computed in the Statement attached herewith as Annexure A, in our view has been properly determined in accordance with Section 68(2)(c) of the Act and Regulation 4(i) of the Buyback Regulations. The amounts of share capital and free reserves have been extracted from the audited interim condensed standalone and consolidated financial statements of the Company as at and for three months and year ended March 31, 2023.

iii)

The Board of Directors of the Company, in their meeting held on April 27, 2023 have formed their opinion as specified in clause (x) of Schedule I to the Buyback Regulations, on reasonable grounds and that the Company having regard to its state of affairs, will not be rendered insolvent within a period of one year from the date of passing the Board Meeting resolution dated April 27, 2023 and from the date on which the results of the shareholders’ resolution with regard to the proposed buyback are declared.

Restriction on Use

10.

This report has been issued at the request of the Company solely for use of the Company (i) in connection with the proposed Buyback of equity shares of the Company in pursuance to the provisions of Sections 68 and other applicable provisions of the Act, and the Buyback Regulations, (ii) to enable the Board of Directors of the Company to include in the explanatory statement to the notice for special resolution, public announcement, and other documents pertaining to buy-back to be sent to the shareholders of the Company or filed with (a) the Registrar of Companies, Securities and Exchange Board of India, stock exchanges, public shareholders and any other regulatory authority as per applicable law and (b) the Central Depository Services (India) Limited, National Securities Depository Limited and (iii) for providing to JM Financial Limited (“the managers”), each for the purpose of buyback of equity shares of the Company in pursuance to the provisions of Sections 68 and other applicable provisions of the Act and the Buyback Regulations, and may not be suitable for any other purpose. This report should not be used for any other purpose without our prior written consent. Accordingly, we do not accept or assume any liability or any duty of care for any other purpose or to any other person to whom this certificate is shown or into whose hands it may come without our prior consent in writing.

For Deloitte Haskins & Sells LLP

Chartered Accountants

Firm Registration No. 117366W/W-100018

Sd/-

Anand Subramanium

Partner

Membership No. 110815

Place: Bengaluru

Date: April 27, 2023

UDIN: 23110815BGXVKM1094

Annexure A

Computation of amount of permissible capital payment towards buyback of Equity Shares in accordance with section 68(2) of the Act and the Buyback Regulations based on audited interim condensed standalone and consolidated financial statements as at and for three months and year ended March 31, 2023:

Particulars	Amount (In Rs. Lakhs) Standalone	Amount (In Rs. Lakhs) Consolidated
Paid-up Equity Share Capital as at March 31, 2023 (A)	109,758	109,758

Free Reserves as at March 31, 2023
• Retained Earnings	5,585,889	6,571,797
• Securities Premium Reserve	33,014	37,596
Total Free Reserves (B)	5,618,903	6,609,393

Total (A + B)	5,728,661	6,719,151

Maximum amount permissible for the buyback i.e. lower of 25% of total paid-up equity capital and free reserves of standalone and consolidated financial statements		1,432,165

25.	DOCUMENTS FOR INSPECTION

The copies of the following documents referred to hereunder are available for inspection by shareholders of the Company at the registered office at Doddakannelli, Sarjapur Road, Bengaluru – 560035, India from 10:00a.m. to 5:00p.m. on any Working Day and on the website of the Company at https://www.wipro.com/investors/buy-back/ during the Tending Period:

(i)	The Certificate of Incorporation of the Company.

(ii)	The Memorandum and Articles of Association of the Company.

(iii)	The annual reports of the Company available for the last three financial years and audited financials for the period ended March 31, 2023.

(iv)	A copy of the resolutions passed by the Board of Directors at the Board Meeting held on April 27, 2023 approving the proposal of the Buyback.

(v)	The certificate dated April 27, 2023 received from Deloitte Haskins & Sells LLP, the Statutory Auditors of the Company, in terms of clause (xi) of Schedule I of the Buyback Regulations.

(vi)	A copy of the special resolution of the Equity Shareholders approving the Buyback, passed by way of postal ballot through remote e-voting, the results of which were announced on June 02, 2023.

(vii)	A copy of the Public Announcement dated June 02, 2023 published in the newspapers on June 05, 2023 regarding the Buyback.

(viii)	A copy of the Declaration of Solvency and an affidavit verifying the same as per Form SH-9 of the SCD Rules.

(ix)

The certificate from M/s. D. Prasanna & Co. , Chartered Accountants, dated June 01, 2023 certifying that the Company has made firm financing arrangements for fulfilling the obligations under the Buyback, in accordance with the Regulations.

(x)	A copy of the Escrow Agreement dated June 05, 2023 between Wipro Limited, HDFC Bank Limited and JM Financial Limited.

(xi)	The confirmation letter by the Escrow Bank dated June 06, 2023 that the Escrow Account has been opened.

26.	DETAILS OF THE COMPLIANCE OFFICER

Mr. M. Sanaulla Khan,

Company Secretary,

Wipro Limited

Doddakannelli, Sarjapur Road,

Bengaluru-560035

Tel. No.: +91 80 2844 0011; Fax: +91 80 2844 0054;

E-mail: sanaulla.khan@wipro.com

Investors may contact the Compliance Officer for any clarification or to address their grievances, if any, during office hours i.e. from 10.00 a.m. to 5.00 p.m. IST on all Working Days except Saturday, Sunday and public holidays.

27.	DETAILS OF THE REMEDIES AVAILABLE TO THE EQUITY SHAREHOLDERS/ BENEFICIAL OWNERS

27.1.

In case of any grievances relating to the Buyback (e.g., non-receipt of the Buyback consideration, demat credit, etc.), the investor can approach the Compliance Officer of the Manager to the Buyback and/or Registrar to the Buyback and/or Compliance Officer of the Company for redressal.

27.2.

If the Company makes any default in complying with the provisions of Section 68 of the Companies Act or any rules made thereunder, for the purposes of clause (f) of sub-section (2) of Section 68 of the Companies Act, the Company or any officer of the Company who is in default shall be punishable with imprisonment for a term and its limit, or with a fine and its limit or with both in terms of the Companies Act, as the case may be.

27.3.	The address of the concerned office of the Registrar of Companies is as follows:

The Registrar of Companies, Karnataka, Bengaluru

‘E’ Wing, 2nd Floor

Kendriya Sadan

Koramangala, Bengaluru-560034, India.

28.	DETAILS OF INVESTOR SERVICE CENTRE

In case of any query, the Equity Shareholders may contact the Registrar of the Company or the Investor Relations team of the Company, on any day except Saturday, Sunday and Public holidays between 10.00 a.m. and 5.00 p.m. at the following address:

KFIN Technologies Limited

Selenium Building, Tower- B, Plot No 31 & 32,

Financial district, Nanakramguda, Serilingampally,

Hyderabad Rangareddy, Telangana - 500032, India.

Tel No: +91 40 6716 2222

Contact person: Mr. M. Murali Krishna

Fax No.: +91 40 6716 1563

Toll free No.: 18003094001

Email: wipro.buyback2023@kfintech.com

Investor Grievance Email: einward.ris@kfintech.com

Website: www.kfintech.com

SEBI Regn. No.: INR000000221

Corporate Identification Number: L72400TG2017PLC117649

Company Investor Relations:

Wipro Limited

Doddakannelli, Sarjapur Road,

Bengaluru- 560 035, India.

Tel: +91 80 2844 0011

Contact person: Dipak Kumar Bohra

Email: dipak.bohra@wipro.com

Website: www.wipro.com

29.	DETAILS OF THE MANAGER TO THE BUYBACK

The Company has appointed the following as Manager to the Buyback.

JM Financial Limited

7th Floor, Cnergy, Appasaheb Marathe Marg, Prabhadevi, Mumbai – 400025, India

Tel.: +91 22 6630 3030; +91 22 6630 3262

Fax: +91 22 6630 3330

Contact Person: Ms. Prachee Dhuri

Email: wipro.buyback2023@jmfl.com

Website: www.jmfl.com

SEBI Regn. No.: INM000010361

Corporate Identification Number: L67120MH1986PLC038784

30.	DECLARATION BY THE DIRECTORS REGARDING AUTHENTICITY OF THE INFORMATION IN THIS LETTER OF OFFER.

As per Regulation 24(i)(a) of the Buyback Regulations, the Board accepts responsibility for the information contained in this Letter of Offer and confirms that such document contains true, factual and material information and does not contain any misleading information. This Letter of Offer is issued under the authority of the Board and in terms of the resolution passed by the Board on April 27, 2023.

For and on behalf of the Board of Directors of Wipro Limited

Sd/-	Sd/-	Sd/-	Sd/-
Rishad A Premji	Thierry Delaporte	Jatin P Dalal	M Sanaulla Khan
Chairman	Chief Executive Officer	Chief Financial Officer	Company Secretary
(Director Identification Number (DIN): 02983899)	and Managing Director (DIN): 08107242		Membership Number: F4129

Place: Bengaluru

Date: June 20, 2023

31.	OFFER FORM

TENDER FORM FOR ELIGIBLE SHAREHOLDERS FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT (FOR EQUITY SHAREHOLDERS HOLDING SHARES IN DEMAT FORM) Bid Number: Date: BUYBACK OPENS ON: June 22, 2023 BUYBACK CLOSES ON: June 29, 2023 For Registrar / collection centre use Inward No. Date Stamp Status (Please tick appropriate box) Individual FII Insurance Co. Foreign Co. NRI/OCB FVCI Body Corporate Bank / FI Pension / PF VCF Partnership/LLP Others (specify) India Tax Residency Status: (Please tick appropriate box) Resident in India Non-Resident in India Resident of (Shareholder to fill the country of residence) To, The Board of Directors Wipro Limited Doddakannelli, Sarjapur Road, Bengaluru- 560035 Tel. No.: +91 80 2844 0011; Dear Sir/Madam, Sub: Letter of Offer dated June 20, 2023 to Buyback up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) Equity Shares of Wipro Limited (the “Company”) at a price of 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share (“Buyback Price”), payable in cash 1. I / We (having read and understood the Letter of Offer dated June 20, 2023) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer. 2. I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares. 3. I / We hereby warrant that the Equity Shares comprised in this tender / offer are offered for Buyback by me / us free from all liens, equitable interest, charges and encumbrance. 4. I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for Buyback and that I / we am / are legally entitled to tender the Equity Shares for Buyback. 5. I / We agree that the Company will pay the Buyback Price only after due verification of the validity of the documents and that the consideration will be paid as per secondary market mechanism. 6. I /We agree that we will have to ensure to keep the DP Account active and unblocked to receive credit in case of return of Eq uity Shares due to rejection or due to prorated Buyback decided by the Company. Further, I / We will have to ensure to keep the bank account attached with the DP account active and updated to receive credit remittance due to acceptance of Buyback of shares by the Company. 7. I / We undertake to return to the Company any Buyback consideration that may be wrongfully received by me / us. 8. I/ We acknowledge that the responsibility to discharge the tax due on any gains arising on buyback is on me / us to the extent Buyback Tax is not applicable on such income. I / We agree to compute appropriate gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately. 9. I/ We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on buyback of shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on buyback of shares by the Company, copy of tax return filed in India, evidence of the tax paid etc., whenever called for. 10. I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, the Buyback Regulations, and the extant applicable foreign exchange regulations. 11. Applicable for all non-resident shareholders: I/We, being a Non-Resident Shareholder, agree to obtain and submit all necessary approvals, if any and to the extent required from the concerned authorities including approvals from the RBI under FEMA and any other the rules and regulations, for tendering Equity Shares in the Buyback, and also undertake to comply with the reporting requirements, if applicable, and any other rules, regulations and guidelines, in regard to remittance of funds outside India. 12. Details of Equity Shares held and tendered / offered for Buyback: Particulars In Figures In Words Number of Equity Shares held as on Record Date (June 16, 2023) Number of Equity Shares Entitled for Buyback (Buyback Entitlement) Number of Equity Shares offered for Buyback Note: An Equity Shareholder may tender Equity Shares over and above his / her / its Buyback Entitlement. Number of Equity Shares validly tendered by any Eligible Shareholder up to the Buyback Entitlement of such Eligible Shareholder shall be accepted to the full extent. The Equity Shares tendered by any Equity Shareholder over and above the Buyback Entitlement of such Equity Shareholder shall be accepted in accordance with paragraph 20.7, 20.8, 20.9 and 20.10 of the Letter of Offer. Equity Shares tendered by any Equity Shareholder over and above the number of Equity Shares held by such Equity Shareholder as on the Record Date shall not be considered for the purpose of Acceptance. Tear along this line Acknowledgement Slip: WIPRO BUYBACK OFFER 2023 (to be filled by the Equity Shareholder) (subject to verification) DP ID Client ID Received from Mr./Ms./Mrs./M/s Form of Acceptance-cum-Acknowledgement, Original TRS along with: No. of Equity Shares offered for Buyback (In Figures) (in words) Please quote Client ID No. &DP ID No. for all future correspondence Stamp of Broker

13. Details of Account with Depository Participant (DP): Name of the Depository (tick whichever is applicable) NSDL CDSL Name of the Depository Participant DP ID Client ID with the DP 14. Equity Shareholders Details: Particulars First/Sole Equity Shareholder Joint Equity Shareholder 1 Joint Equity Shareholder 2 Joint Equity Shareholder 3 Full Name(s) Of The Equity Shareholder Signature(s)* PAN Address of the Sole/First Equity Shareholder Telephone No. / Email ID *Corporate shareholder must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted. 15. Applicable for all Non-resident shareholders I/We, being a Non-Resident Shareholder, agree to obtain and submit all necessary approvals, if any and to the extent required from the concerned authorities including approvals from the Reserve Bank of India (“RBI”) under Foreign Exchange Management Act, 1999, (the “FEMA Regulations”) and the rules and regulations framed there under, for tendering Equity Shares in the Buy-back, and also undertake to comply with the reporting requirements, if applicable, under the FEMA Regulations and any other rules, regulations and guidelines, in regard to remittance of funds outside India / We undertake to return to the Company any consideration in respect of the Buy-back that may be wrongfully received by me / us. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form. INSTRUCTIONS 1. The Buyback will open on June 22, 2023 and close on June 29, 2023. 2. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form. 3. In case of Eligible shareholders holding and tendering equity shares in demat form, submission of Tender Form and TRS is not required, Eligible Shareholders who desire to tender their Equity Shares in the dematerialized form under the Buyback would have to do so through their respective Stock Broker by indicating the details of Equity Shares they intend to tender under the Buyback. For Further details, please follow the procedure as mentioned in paragraph 21.18 of the Letter of Offer. 4. The Equity Shares tendered in the Buyback shall be liable to be rejected if (i) the shareholder is not a shareholder of the Company as on the Record Date, (ii) if there is a name mismatch in the demat account of the shareholder, (iii) in case of receipt of the completed Tender Form and other documents but non-receipt of Equity Shares in the special account of the Clearing Corporation, or (iv) a non-receipt of valid bid in the exchange bidding system. 5. The Eligible Shareholders will have to ensure that they keep the DP Account active and unblocked to receive credit in case of return of Equity Shares due to rejection or due to the Buyback being on a proportionate basis in terms of the ratio of Buyback, in accordance with the Buyback Regulations. 6. In case of non-receipt of the Letter of Offer, Eligible Shareholders holding Equity Shares may participate in the Buyback by providing their application in plain paper in writing signed by all Eligible Shareholders (in case of joint holding), stating name and address of the Eligible Shareholder(s), number of Equity Shares held as on the Record Date, Client ID number, DP Name, DP ID, beneficiary account number and number of Equity Shares tendered for the Buyback. 7. Eligible Shareholders to whom the Buyback offer is made are free to tender Equity Shares to the extent of their Buyback Entitlement in wh ole or in part or in excess of their Buyback Entitlement, but not exceeding their holding as on the Record Date. 8. For the procedure to be followed by Equity Shareholders for tendering in the Buyback, please refer to section 21 of the Letter of Offer. 9. All documents sent by Eligible Shareholders will be at their own risk. Eligible Shareholders are advised to safeguard adequately their interests in this regard. 10. By agreeing to participate in the Buyback, the non-resident shareholders give the Company the authority to make, sign, execute, deliver, acknowledge and perform all applications to file regulatory reporting, if required, and undertake to provide assistance to the Company for such regulatory reporting, if required by the Company. 11. . All capitalised items shall have the meaning ascribed to them in the Letter of Offer. Tear along this ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK AT THE FOLLOWING ADDRESS QUOTING YOUR CLIENT ID AND DP ID: Investor Service Centre: WIPRO BUYBACK OFFER 2023 KFIN Technologies Limited Selenium Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India. Tel: +91 40 67162222/ 18003094001; Fax: +91 40 6716 1563; Email: wipro.buyback2023@kfintech.com Website: www.kfintech.com Contact Person: Mr. M. Murali Krishna Investor Grievance Id: einward.ris@kfintech.com SEBI Registration Number: INR000000221 Corporate Identification Number: L72400TG2017PLC117649

TENDER FORM FOR ELIGIBLE SHAREHOLDERS FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT (FOR EQUITY SHAREHOLDERS HOLDING SHARES IN PHYSICAL FORM) Bid Number: Date: BUYBACK OPENS ON: June 22, 2023 BUYBACK CLOSES ON: June 29, 2023 For Registrar / collection centre use Inward No. Date Stamp Status (Please tick appropriate box) Individual FII Insurance Co. Foreign Co. NRI/OCB FVCI Body Corporate Bank / FI Pension / PF VCF Partnership/LLP Others (specify) India Tax Residency Status: (Please tick appropriate box) Resident in India Non-Resident in India Resident of (Shareholder to fill the country of residence) To, The Board of Directors Wipro Limited Doddakannelli, Sarjapur Road, Bengaluru- 560035 Tel. No.: +91 80 2844 0011; Dear Sir/Madam, Sub: Letter of Offer dated June 20, 2023 to Buyback up to 26,96,62,921 (Twenty Six Crore Ninety Six Lakh Sixty Two Thousand Nine Hundred and Twenty One only) Equity Shares of Wipro Limited (the “Company”) at a price of Rs. 445/- (Rupees Four Hundred and Forty-Five only) per Equity Share (“Buyback Price”), payable in cash 1. I / We (having read and understood the Letter of Offer dated June 20, 2023) hereby tender / offer my / our Equity Shares in response to the Buyback on the terms and conditions set out below and in the Letter of Offer. 2. I / We authorise the Company to Buyback the Equity Shares offered (as mentioned below) and to issue instruction(s) to the Registrar to the Buyback to extinguish the Equity Shares. 3. I / We hereby affirm that the Equity Shares comprised in this tender / offer are offered for Buyback by me / us free from all liens, equitable interest, charges and encumbrance. 4. I / We declare that there are no restraints / injunctions or other order(s) of any nature which limits / restricts in any manner my / our right to tender Equity Shares for Buyback Offer and that I / we am / are legally entitled to tender the Equity Shares for Buyback. 5. I / We agree that the Company is not obliged to accept any Equity Shares offered for Buyback where loss of share certificates has been notified to the Company. 6. I / We agree that the Company will pay the Buyback Price only after due verification of the validity of the documents and that the consideration may be paid to the first named Eligible Shareholder. 7. I / We undertake to return to the Company any Buyback consideration that may be wrongfully received by me / us. 8. I / We authorize the Company to split the Share Certificate and issue new consolidated Share Certificate for the unaccepted Equity shares in case the Equity Shares accepted by the Company are less than the Equity Shares tendered in the Buyback. 9. I/ We acknowledge that the responsibility to discharge the tax due on any gains arising on buyback is on me / us to the extent Buyback Tax is not applicable on such income. I / We agree to compute appropriate gains on this transaction and immediately pay applicable taxes in India (whether by deduction of tax at source, or otherwise) and file tax return in consultation with our custodians/ authorized dealers/ tax advisors appropriately. 10. I/ We undertake to indemnify the Company if any tax demand is raised on the Company on account of gains arising to me / us on buyback of shares. I / We also undertake to provide the Company, the relevant details in respect of the taxability / non-taxability of the proceeds arising on buyback of shares by the Company, copy of tax return filed in India, evidence of the tax paid etc., whenever called for. 11. I / We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my / our tender / offer and agree to abide by any decision that may be taken by the Company to effect the Buyback in accordance with the Companies Act, the Buyback Regulations, and the extant applicable foreign exchange regulations. 12. Details of Equity Shares held and tendered / offered for Buyback In Figures In Words Number of Equity Shares held as on Record Date (June 16, 2023) Number of Equity Shares Entitled for Buyback (Buyback Entitlement) Number of Equity Shares offered for Buyback Note: An Equity Shareholder may tender Equity Shares over and above his / her / its Buyback Entitlement. Number of Equity Shares validly tendered by any Eligible Shareholder up to the Buyback Entitlement of such Eligible Shareholder shall be accepted to the full extent. The Equity Shares tendered by any Equity Shareholder over and above the Buyback Entitlement of such Equity Shareholder shall be accepted in accordance with paragraph 20.7, 20.8, 20.9 and 20.10 of the Letter of Offer. Equity Shares tendered by any Equity Shareholder over and above the number of Equity Shares held by such Equity Shareholder as on the Record Date shall not be considered for the purpose of Acceptance. Tear along this line Acknowledgement Slip: WIPRO BUYBACK OFFER 2023 (to be filled by the Equity Shareholder) (subject to verification) Ledger Folio No.: Received from Mr./Ms./Mrs. M/s. Form of Acceptance-cum-Acknowledgement, Original TRS along with: No. of Equity Shares offered for Buyback (In Figures) (In Words) STAMP OF BROKER Please quote Ledger Folio No. for all future correspondence

13. Details of Share Certificate(s) enclosed : Total No. of Share Certificates Submitted: Sr. No. Folio No. Share Certificate No. Distinctive No(s) From To No. of Shares 1 2 3 4 Total In case the number of folios and share certificates enclosed exceed 4 nos., please attach a separate sheet giving details in the same format as above. 14. Details of the bank account of the sole or first Shareholder to be incorporated in the consideration warrant (to be mandatorily filled): Name of the Bank Branch and City Account Number (indicate type of account) 15. Details of other Documents (Please ✓ as appropriate, if applicable) enclosed: Power of Attorney Succession Certificate Permanent Account Number (PAN Card) Others (please specify): Corporate authorisation Death Certificate TRS 16. Equity Shareholders Details: First/Sole Equity Shareholder Joint Equity Shareholder 1 Joint Equity Shareholder 2 Joint Equity Shareholder 3 Full Name(s) Of The Equity Shareholder Signature(s)* PAN Address of the Sole/First Equity Shareholder Telephone No. / Email ID *Corporate shareholder must affix rubber stamp and sign under valid authority. The relevant corporate authorisation should be enclosed with the application form submitted. 17. Applicable for all Non-resident shareholders - I/We, being a Non-Resident Shareholder, agree to obtain and submit all necessary approvals, if any and to the extent required from the concerned authorities including approvals from the Reserve Bank of India (“RBI”) under Foreign Exchange Management Act, 1999, (the “FEMA Regulations”) and the rules and regulations framed there under, for tendering Equity Shares in the Buy-back, and also undertake to comply with the reporting requirements, if applicable, under the FEMA Regulations and any other rules, regulations and guidelines, in regard to remittance of funds outside India / We undertake to return to the Company any consideration in respect of the Buy-back that may be wrongfully received by me / usI/ We undertake to pay applicable income taxes in India (whether by deduction of tax at source, or otherwise) on any income arising on such Buyback and taxable in accordance with the prevailing income tax laws in India within 7th day of the succeeding month in which the shares are bought back by the Company. I/ We also undertake to indemnify the Company against any income tax liability on any income earned on such Buyback of shares by me/ us to the extent the same is taxable in India. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form INSTRUCTIONS 1. The Buyback will open June 22, 2023 and close on June 29, 2023. 2. This Tender Form has to be read along with the Letter of Offer and is subject to the terms and conditions mentioned in the Letter of Offer and this Tender Form. 3. Eligible Shareholders who wish to tender their Equity Shares in response to this Buyback should deliver the following documents so as to reach before the close of business hours to the Registrar (as mentioned in the Letter of Offer) on or before June 29, 2023 by 5 PM IST: (i) The relevant Tender Form duly signed (by all Eligible Shareholders in case shares are in joint names) in the same order in which they hold the Equity Shares; (ii) Original Equity Share certificates; (iii) Self attested copy of the Permanent Account Number (PAN) Card; (iv) Share Transfer deed (Form SH 4) duly signed (by all Eligible Shareholders in case Equity Shares are held jointly) in the same order in which they hold the Equity Shares. 4. Eligible Shareholders should also provide all relevant documents in addition to the above documents, which include but are not limited to: (i) Duly attested power of attorney registered with the Registrar, if any person other than the Eligible Seller has signed the relevant Tender Form; (ii ) Duly attested death certificate / succession certificate in case any Eligible Seller is deceased; and (iii) Necessary corporate authorisations, such as board resolutions etc., in case of companies. 5. Eligible Shareholders to whom the Buyback offer is being made are free to tender Equity Shares to the extent of their entitlement in whole or in part or in excess of their entitlement. 6. All documents sent by the Stock Broker/ custodian will be at their own risk and the Stock Broker/ custodian is advised to adequately safeguard their interests in this regard. 7. For the procedure to be followed by Equity Shareholders for tendering in the Buyback Offer, please refer to Section 21 of the Letter of Offer. 8. All documents as mentioned above, shall be enclosed with the valid Tender Form, otherwise the Equity Shares tendered will be liable for rejection. The Equity Shares shall be liable for rejection on the following grounds amongst others: (i) If there is any other company’s equity share certificate enclosed with the Tender Form instead of the Equity Share certificate of the Company; (ii) If the transmission of Equity Shares is not completed, and the Equity Shares are not in the name of the Eligible Shareholders; (iii) If the Eligible Shareholders tender Equity Shares but the Registrar does not receive the Equity Share certificate or other relevant documents; (iv) In case the signature on the Tender Form and Form SH 4 does not match as per the specimen signature recorded with Company/Registrar. All capitalised items shall have the meaning ascribed to them in the Letter of Offer. Tear along this line ALL FUTURE CORRESPONDENCE IN CONNECTION WITH THIS BUYBACK, IF ANY, SHOULD BE ADDRESSED TO REGISTRAR TO THE BUYBACK AT THE FOLLOWING ADDRESS QUOTING YOUR LEDGER FOLIO NO.: Investor Service Centre: WIPRO BUY BACK OFFER 2023 KFIN Technologies Limited Selenium Tower- B, Plot No 31 & 32., Financial district, Nanakramguda, Gachibowli, Hyderabad, Telangana State, 500032, India. Tel: +91 40 67162222/ 18003094001; Fax: +91 40 6716 1563; Email: wipro.buyback2023@kfintech.com Website: www.kfintech.com Contact Person: Mr. M. Murali Krishna Investor Grievance Id: einward.ris@kfintech.com SEBI Registration Number: INR000000221 Corporate Identification Number: L72400TG2017PLC117649

Form No. SH-4 - Securities Transfer Form [Pursuant to Section 56 of the Companies Act, 2013 and Sub-Rule (1) of Rule 11 of the Companies (Share Capital and Debentures) Rules 2014] Date of execution: // FOR THE CONSIDERATION stated below the “Transferor(s)” named do hereby transfer to the “Transferee(s)” named the securities specified below subject to the conditions on which the said securities are now held by the Transferor(s) and the Transferee(s) do hereby agree to accept and hold the said securities subject to the conditions aforesaid. CIN: L 3 2 1 0 2 K A 1 9 4 5 P L C 0 2 0 8 0 0 Name of the company (in full): Wipro Limited Name of the Stock Exchange where the company is listed, (if any): BSE Limited and National Stock Exchange of India Limited DESCRIPTION OF SECURITIES: Kind/ Class of securities (1) Nominal value of each unit of security (2) Amount called up per unit of security (3) Amount paid up per unit of security (4) Equity Shares Rs. 2.00 Rs. 2.00 Rs. 2.00 No. of Securities being Transferred Consideration received (Rs.) In figures In words In words In figures Distinctive Number From To Corresponding Certificate Nos. Transferor’s Particulars Registered Folio Number: Name(s) in full Signature(s) 1. 2. 3. I, hereby confirm that the transferor has signed before me. Signature of the Witness: Name of the Witness: Address of the Witness: Pincode:

Transferee’s Particulars Name in full (1) Father’s/ Mother’s / Spouse’s Name (2) Address & E-mail ID (3) 1. 2. 3. 1. 2. 3. Pin code Occupation (4) Existing Folio No., if any (5) Signature (6) 1. 2. 3. 1. 2. 3. Folio No. of Transferee Value of Stamp affixed: Specimen Signature of Transferee(s) 1. 2. 3. Enclosures: 1. Certificate of shares or debentures or other securities 2. If no certificate is issued, Letter of allotment 3. Copy of PAN Card of all the Transferees (For all listed Cos.) 4. Others, Specify, For Office Use Only Checked by Signature Tallied by Entered in the Register of Transfer on vide Transfer no Approval Date Power of attorney / Probate / Death certificate / Letter of Administration Registered on at No Stamps Name of Transferor Name of Transferee No. of Shares Date of Transfer Signature of authorised signatory